Exhibit 10.1

Execution Version

Published CUSIP Number: 264148AJ6

Revolving Facility CUSIP Number: 264143AK3

Term B Facility CUSIP Number: 264148AL1

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 21, 2018

among

DUCOMMUN INCORPORATED,

as Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swingline Lender and an L/C Issuer,

SUNTRUST BANK

and

ROYAL BANK OF CANADA,

as Co-Syndication Agents,

and

THE LENDERS PARTY HERETO

BANK OF AMERICA, N.A.,

SUNTRUST ROBINSON HUMPHREY, INC.,

and

RBC CAPITAL MARKETS,1

as Joint Lead Arrangers and Joint Bookrunners

[1]	RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

i

5.03	Governmental Authorization; Other Consents	108
5.04	Binding Effect	108
5.05	Financial Statements; No Material Adverse Effect	108
5.06	Litigation	109
5.07	No Default	109
5.08	Ownership of Property	109
5.09	Environmental Compliance	110
5.10	Insurance	110
5.11	Taxes	111
5.12	ERISA Compliance	111
5.13	Margin Regulations; Investment Company Act	112
5.14	Disclosure	112
5.15	Compliance with Laws	112
5.16	Solvency	113
5.17	[Reserved]	113
5.18	Sanctions Concerns; Anti-Corruption Laws; PATRIOT Act	113
5.19	[Reserved]	113
5.20	Equity Interests	113
5.21	Collateral Documents	113
5.22	Regulation H	114
5.23	Designation as Senior Indebtedness	114
5.24	Labor Matters	114
5.25	EEA Financial Institutions	114

ARTICLE VI AFFIRMATIVE COVENANTS		114

6.01	Financial Statements	114
6.02	Certificates; Other Information	115
6.03	Notices	118
6.04	Payment of Obligations	118
6.05	Preservation of Existence, Etc.	119
6.06	Maintenance of Properties	119
6.07	Maintenance of Insurance	119
6.08	Compliance with Laws	119
6.09	Books and Records	120
6.10	Inspection Rights	120
6.11	Use of Proceeds	120
6.12	Material Contracts	120
6.13	Covenant to Guarantee Obligations	120
6.14	Covenant to Give Security	121
6.15	Further Assurances	122
6.16	Anti-Corruption Laws	122
6.17	Maintenance of Ratings	122
6.18	Post-Closing Obligations	122

ARTICLE VII NEGATIVE COVENANTS		122

7.01	Liens	123
7.02	Indebtedness	126
7.03	Investments	128
7.04	Fundamental Changes	130
7.05	Dispositions	130
7.06	Restricted Payments	131

7.07	Change in Nature of Business	132
7.08	Transactions with Affiliates	132
7.09	Burdensome Agreements	133
7.10	Use of Proceeds	134
7.11	Financial Covenant	134
7.12	Amendments of Organization Documents; Fiscal Year; Legal Name, State of Organization; Form of Entity and Accounting Changes	134
7.13	[Reserved]	135
7.14	Junior Debt Payments	135
7.15	Amendments, Etc. of Indebtedness	135
7.16	[Reserved]	135
7.17	Sanctions	135
7.18	Anti-Corruption Laws	135

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		136

8.01	Events of Default	136
8.02	Remedies upon Event of Default	138
8.03	Application of Funds	139

ARTICLE IX ADMINISTRATIVE AGENT		140

9.01	Appointment and Authority	140
9.02	Rights as a Lender	141
9.03	Exculpatory Provisions	141
9.04	Reliance by Administrative Agent	142
9.05	Delegation of Duties	142
9.06	Resignation of Administrative Agent	143
9.07	Non-Reliance on Administrative Agent and Other Lenders	144
9.08	No Other Duties, Etc.	144
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	145
9.10	Collateral and Guaranty Matters	146
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	147
9.12	ERISA Matters	147

ARTICLE X CONTINUING GUARANTY		148

10.01	Guaranty	148
10.02	Rights of Lenders	149
10.03	Certain Waivers	149
10.04	Obligations Independent	149
10.05	Subrogation	149
10.06	Termination; Reinstatement	150
10.07	Stay of Acceleration	150
10.08	Condition of Borrower	150
10.09	Appointment of Borrower	150
10.10	Right of Contribution	151
10.11	Keepwell	151
10.12	Additional Guarantor Waivers and Agreements	151

ARTICLE XI MISCELLANEOUS		152

11.01	Amendments, Etc.	152
11.02	Notices; Effectiveness; Electronic Communications	155
11.03	No Waiver; Cumulative Remedies; Enforcement	157

11.04	Expenses; Indemnity; Damage Waiver	158
11.05	Payments Set Aside	160
11.06	Successors and Assigns	160
11.07	Treatment of Certain Information; Confidentiality	166
11.08	Right of Setoff	167
11.09	Interest Rate Limitation	168
11.10	Counterparts; Integration; Effectiveness	168
11.11	Survival of Representations and Warranties	168
11.12	Severability	168
11.13	Replacement of Lenders	169
11.14	Governing Law; Jurisdiction; Etc.	169
11.15	Waiver of Jury Trial	170
11.16	Subordination	171
11.17	No Advisory or Fiduciary Responsibility	171
11.18	Electronic Execution	172
11.19	USA PATRIOT Act Notice	172
11.20	ENTIRE AGREEMENT	172
11.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	172
11.22	Amendment and Restatement	173

SCHEDULES

Schedule 1.01(a)	Certain Addresses for Notices
Schedule 1.01(b)	Initial Commitments and Applicable Percentages
Schedule 1.01(c)	Existing Letters of Credit
Schedule 5.10	Insurance
Schedule 5.12(c)	ERISA
Schedule 6.18	Post-Closing Obligations
Schedule 7.01	Existing Liens
Schedule 7.02	Existing Indebtedness
Schedule 7.03	Existing Investments
Schedule 7.08	Transactions with Affiliates

EXHIBITS

Exhibit A-1	Form of Assignment and Assumption
Exhibit A-2	Form of Affiliated Assignment and Assumption
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Discounted Prepayment Option Notice
Exhibit D	Form of Discounted Voluntary Prepayment Notice
Exhibit E	Form of Incremental Term Loan Lender Joinder Agreement
Exhibit F	Form of Incremental Term Note
Exhibit G	Form of Joinder Agreement
Exhibit H	Form of Lender Participation Notice
Exhibit I	Form of Letter of Credit Report
Exhibit J	Form of Loan Notice
Exhibit K	Form of Notice of Additional L/C Issuer
Exhibit L	Form of Notice of Loan Prepayment
Exhibit M	Form of Revolving Note
Exhibit N	Form of Secured Party Designation Notice
Exhibit O	Form of Solvency Certificate
Exhibit P	Form of Swingline Loan Notice
Exhibit Q	Form of Term B Note
Exhibit R	Forms of U.S. Tax Compliance Certificates

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of November 21, 2018, among DUCOMMUN INCORPORATED, a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (each such term, defined herein).

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, swingline lender and a letter of credit issuer, have entered into that certain Credit Agreement, dated as of June 26, 2015 (as amended or modified from time to time prior to the Closing Date, the “Existing Credit Agreement”); and

WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement to (a) provide for loans and other financial accommodations to the Loan Parties as set forth herein and (b) make certain other amendments and modifications to the Existing Credit Agreement, subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Price” shall have the meaning set forth in Section 2.16(c).

“Acceptance Date” shall have the meaning set forth in Section 2.16(b).

“Accounts Receivable Program” means (a) the accounts receivable discount sales program solely with respect to the accounts receivable of “the Buyer” (as identified therein as of the date hereof) established pursuant to the Supplier Agreement between LaBarge, Inc. and Citibank, N.A. dated as of June 9, 2005, as amended on February 1, 2010 and on June 24, 2011, and as further amended, supplemented or otherwise modified from time to time to the extent permitted hereunder, (b) the accounts receivable discount sales program solely with respect to the accounts receivable of “the Buyer” (as identified therein as of the date hereof) established pursuant to the Supplier Agreement between Ducommun Aerostructures New York, Inc. and Citibank, N.A. dated as of November 20, 2009, as amended on June 24, 2011 and as further amended, supplemented or otherwise modified from time to time to the extent permitted hereunder, (c) the accounts receivable discount sales program solely with respect to the accounts receivable of “the Buyer” (as identified therein as of the date hereof) established pursuant to the Supplier Agreement between CMP Display Systems, Inc. and Citibank, N.A. dated as of December 21, 2010, as amended on June 24, 2011, and as further amended, supplemented or otherwise modified from time to time to the extent permitted hereunder, (d) the accounts receivable discount sales program solely with respect to the accounts receivable of “the Buyer” (as identified therein as of the date hereof) established pursuant to the Supplier Agreement between Ducommun AeroStructures, Inc. and Citibank, N.A. dated as of March 11, 2005, as amended on August 31, 2010 and on June 24, 2011, and as further amended, supplemented or otherwise modified from time to time to the extent permitted hereunder, and (e) any accounts receivable discount sales program (i) that contains terms and is pursuant to an agreement in form and substance substantially similar to those set forth in clauses (a), (b), (c) or (d) established in the good faith business judgment of the Borrower, or (ii) that is reasonably satisfactory to the Administrative Agent, in each case as such agreements may be amended, supplemented or otherwise modified from time to time to the extent permitted hereunder.

“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

“Acquisition Consideration” means the purchase consideration for any Permitted Acquisition and all other payments by any Loan Party in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests (other than Qualified Capital Stock of the Borrower (to the extent not constituting a Change of Control)) or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, deferred purchase price, Earn Out Obligations and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person, and excluding, for the avoidance of doubt, any transaction costs. For purposes of determining the aggregate consideration paid for an Acquisition at the time of such Acquisition, the amount of any Earn Out Obligations shall be deemed to be the maximum amount of the earn-out payments in respect thereof as specified in the documents relating to such Acquisition.

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for any Extended Term Loans and/or Extended Revolving Commitments pursuant to Section 2.17, which shall be consistent with the applicable provisions of this Agreement and otherwise satisfactory to the parties thereto. Each Additional Credit Extension Amendment shall be executed by the Administrative Agent, the L/C Issuers, and/or the Swingline Lender (to the extent Section 2.17 would require the consent of the L/C Issuers and/or the Swingline Lender, respectively, for the amendments effected in such Additional Credit Extension Amendment), the applicable Loan Parties and the other parties specified in Section 2.17 (but not any other Lender). Any Additional Credit Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 4.01, all to the extent reasonably requested by the Administrative Agent or the other parties to such Additional Credit Extension Amendment.

“Additional Second Lien Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary secured by Liens on the Collateral junior to those created under the Collateral Documents; provided, that, (a) no Event of Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom, (b) such Indebtedness has a maturity date that is at least ninety-one (91) days after the Latest Maturity Date (and the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is ninety-one (91) days after the Latest Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default)), (c) such Indebtedness is subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, (d) if such Indebtedness is subordinated, such Indebtedness shall be subordinated to the Secured Obligations on terms and conditions reasonably acceptable to the Administrative Agent, (e) none of the security for such Indebtedness shall consist of assets that are not Collateral, (f) none of the obligors or guarantors with respect to such Indebtedness shall be a Person that is not a Loan Party, (g) the terms and conditions (excluding pricing, fees, rate floors, discounts, premiums and optional prepayment or redemption terms) of such Indebtedness, taken as a whole, shall not be materially less favorable to the Loan Parties than the Loan Documents, except for covenants or other provisions applicable only to periods after the Latest Maturity Date (and, in any event, such Indebtedness shall (x) include only a cross-acceleration provision to the Secured Obligations (and not, for the avoidance of doubt, a cross-default provision to the Secured Obligations (other than a cross-payment default provision)) and (y) contain customary setbacks to the financial and negative covenant levels set forth in this Agreement), and (h) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to the incurrence of such Indebtedness (and assuming for such purposes that such Indebtedness is fully drawn), the Consolidated Total Net Adjusted Leverage Ratio is at least 0.25 to 1.0 less than the ratio required to be maintained at such time by Section 7.11 (it being understood and agreed that for purposes of calculating such Consolidated Total Net Adjusted Leverage Ratio, the identifiable proceeds of any such Indebtedness that is incurred at such time shall not qualify as “unrestricted cash and Cash Equivalents of the Loan Parties” for the purposes of clause (a)(ii) of the definition of Consolidated Total Net Adjusted Leverage Ratio).

“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements, and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that, Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“Additional Unsecured Indebtedness” means unsecured senior Indebtedness or unsecured subordinated Indebtedness, in each case, of the Borrower or any Restricted Subsidiary; provided, that, (a) no Event of Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom, (b) such Indebtedness has a maturity date that is at least ninety-one (91) days after the Latest Maturity Date (and the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is ninety-one (91) days after the Latest Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default)), (c) if such Indebtedness is subordinated, such Indebtedness shall be subordinated to the Secured Obligations on terms and conditions acceptable to the Administrative Agent, (d) none of the obligors or guarantors with respect to such Indebtedness shall be a person that is not a Loan Party, (e) the terms and conditions (excluding pricing, fees, rate floors, discounts, premiums and optional prepayment or redemption terms) of such Indebtedness, taken as a whole, shall not be materially less favorable to the Loan Parties than the Loan Documents, except for covenants or other provisions applicable only to periods after the Latest Maturity Date, and (f) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to the incurrence of such Indebtedness (and assuming for such purposes that such Indebtedness is fully drawn), the Consolidated Total Net Adjusted Leverage Ratio is at least 0.25 to 1.0 less than the ratio required to be maintained at such time by Section 7.11 (it being understood and agreed that for purposes of calculating such Consolidated Total Net Adjusted Leverage Ratio, the identifiable proceeds of any such Indebtedness that is incurred at such time shall not qualify as “unrestricted cash and Cash Equivalents of the Loan Parties” for the purposes of clause(a)(ii) of the definition of Consolidated Total Net Adjusted Leverage Ratio).

“Administrative Agent” means Bank of America in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A-2 or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“All-In-Yield” means, with respect to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, an interest rate floor, or otherwise, in each case, incurred or payable by the Borrower generally to all the lenders of such Indebtedness; provided, that, OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees and similar fees (regardless of whether paid in whole or in part to any or all lenders) or other fees not paid generally to all lenders of such Indebtedness.

“Applicable Discount” has the meaning set forth in Section 2.16(c).

“Applicable Percentage” means (a) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by the outstanding principal amount of such Term B Lender’s Term B Loans at such time, (b) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15 and (c) in respect of an Incremental Term Facility, (i) with respect to any Incremental Term Lender at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Facility represented by the outstanding principal amount of such Incremental Term Lender’s Incremental Term Loans with respect to such Incremental Term Facility at such time or (ii) in the event that such Incremental Term Facility is structured as a delayed draw facility (A) at any time during the availability period in respect of such

Incremental Term Facility, the sum of (x) such Incremental Term Lender’s unused Incremental Term Commitment at such time plus (y) the outstanding principal amount of such Incremental Term Lender’s Incremental Term Loans at such time and (B) at any time thereafter, the outstanding principal amount of such Incremental Term Lender’s Incremental Term Loans at such time. If the Commitments of all of the Lenders to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 1.01(b), in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.02(g), as applicable.

“Applicable Prepayment Percentage” means, for any Excess Cash Flow Period, (a) fifty percent (50%), if the Consolidated Senior Secured Net Leverage Ratio as at the end of such Excess Cash Flow Period is greater than 3.25 to 1.0, (b) twenty-five percent (25%), if the Consolidated Senior Secured Net Leverage Ratio as of the end of such Excess Cash Flow Period is less than or equal to 3.25 to 1.0 but greater than 2.50 to 1.0 and (c) zero percent (0%), if the Consolidated Senior Secured Net Leverage Ratio as of the end of such Excess Cash Flow Period is less than or equal to 2.50 to 1.0.

“Applicable Rate” means:

(a) with respect to the Incremental Term Loans made pursuant to any Incremental Term Loan Lender Joinder Agreement, the percentage(s) per annum set forth in such Incremental Term Loan Lender Joinder Agreement.

(b) with respect to the Term B Loans, a percentage per annum equal to: (i) until delivery of the first Compliance Certificate after the Closing Date, (x) 4.00% with respect to Eurodollar Rate Loans, and (y) 3.00% with respect to Base Rate Loans (each of clauses (x) and (y), as applicable, the “Base Term B Rate”) and (ii) thereafter, (x) the Base Term B Rate or (y) so long as the Consolidated Total Net Adjusted Leverage Ratio is not greater than 2.50 to 1.0, (A) 3.75% with respect to Eurodollar Rate Loans and (B) 2.75% with respect to Base Rate Loans. Any increase or decrease in the Applicable Rate for the Term B Loans resulting from a change in the Consolidated Total Net Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) of the Credit Agreement; provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, the Base Term B Rate shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.02(b), whereupon the Applicable Rate for the Term B Loans shall be adjusted based upon the calculation of the Consolidated Total Net Adjusted Leverage Ratio contained in such Compliance Certificate.

(c) with respect to Revolving Loans, Swingline Loans, Letter of Credit Fees and the fees payable pursuant to Section 2.09(a), the following percentages per annum, based upon the Consolidated Total Net Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Tier	Consolidated Total Net Adjusted Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurodollar Rate Loans	Base Rate Loans
I	≥ 4.50 to 1.00	0.300%	2.75%	2.75%	1.75%
II	< 4.50 to 1.00 but ≥ 4.00 to 1.00	0.275%	2.50%	2.50%	1.50%
III	< 4.00 to 1.00 but ≥ 3.00 to 1.00	0.250%	2.25%	2.25%	1.25%
IV	< 3.00 to 1.00 but ≥ 2.00 to 1.00	0.225%	2.00%	2.00%	1.00%
V	< 2.00 to 1.00	0.200%	1.75%	1.75%	0.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Net Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Pro Rata Facilities Lenders, Pricing Tier I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Total Net Adjusted Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ending March 31, 2019 shall be determined based upon Pricing Tier III.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, the Revolving Lenders and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Revolving Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Bank of America, an affiliate of MLPFS, SunTrust Robinson Humphrey, Inc. and RBC Capital Markets,2 in their respective capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)),

[2]	RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

and accepted by the Administrative Agent, in substantially the form of Exhibit A-1 or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease, (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in respect of any Sale and Leaseback Transaction of any Person, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Facility Maturity Date, (b) the date of termination of the Revolving Commitments pursuant to, and in accordance with, Section 2.06, and (c) the date of termination of the Revolving Commitments of all Revolving Lenders and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to, and in accordance with, Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Loan, a Term B Loan or an Incremental Term Loan, in each case, that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership; (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Borrowing, a Swingline Borrowing, a Term B Borrowing or an Incremental Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditure” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset, but excluding (a) normal replacements and maintenance which are properly charged to current operations, (b) expenditures made in connection with the reinvestment of Disposition proceeds pursuant to Section 2.05(b)(ii) or in connection with the replacement, substitution or restoration of property in connection with an Involuntary Disposition, (c) any portion of such expenditures attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions and (d) leasehold improvement expenditures that are actually paid for by unaffiliated third party landlords in the ordinary course of business and which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur any consideration or obligation to such third party landlord. For purposes of this definition, the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets, the proceeds of a concurrent sale of used or surplus assets or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in, the proceeds of such concurrent sale or the amount of such insurance proceeds, as the case may be.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Captive Insurance Entity” means any Person (other than an individual) created solely for the purpose of purchasing or providing, or facilitating the provision of, insurance for products liability, workers compensation, property damage, professional indemnity, employee benefits, employer’s liability and motor and medical expenses, in each case, to the extent that such insurance may be so purchased, provided, or facilitated in accordance with applicable requirements of Law.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or Swingline Lender (as applicable) or the Revolving Lenders, as collateral for L/C Obligations, the Obligations in respect of Swingline Loans, or obligations of the Revolving Lenders to fund participations in respect of either thereof (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the applicable L/C Issuer, and/or (c) if the Administrative Agent and the applicable L/C Issuer or Swingline Lender shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and such L/C Issuer or Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof; provided, that, the full faith and credit of the United States is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $200,000,000 in each case with maturities of not more than three hundred sixty (360) days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than three hundred sixty (360) days from the date of acquisition thereof;

(d) repurchase obligations with a term of not more than thirty (30) days for the underlying securities described in clause (a) of this definition entered into with any Person meeting the qualifications described in clause (b) of this definition, which repurchase obligations are secured by a valid security interest in the underlying securities;

(e) Investments, classified in accordance with GAAP as current assets of the Borrower or any of the Restricted Subsidiaries, in money market investment programs of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition; and

(f) demand deposit accounts maintained in the ordinary course of business of the Borrower or any of the Restricted Subsidiaries.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender, or (b) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date, a Lender or an Affiliate of a Lender and a party to a Cash Management Agreement with a Loan Party; provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means (a) any direct or indirect Domestic Subsidiary all or substantially all of the assets of which consist of, directly or indirectly, the Equity Interests of one or more CFCs and/or CFC Indebtedness, and (b) any Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC (other than any Domestic Subsidiary that is treated as a C-corporation for U.S. federal income tax purposes or that is owned directly or indirectly by such a C-corporation and the income of which is treated for U.S. federal income tax purposes as income of such C-corporation).

“CFC Indebtedness” means any intercompany loans, indebtedness or accounts receivable owed (or treated as owed for tax purposes) by any CFC.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of the Borrower entitled to vote for members of the Board of Directors of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b) during any period of twenty-four (24) consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals (i) who were members of that Board of Directors on the first day of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents. Notwithstanding anything in the Loan Documents to the contrary, the term “Collateral” shall not include any Excluded Property.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Mortgages, any Mortgaged Property Support Documents, the Qualifying Control Agreements, each Joinder Agreement, each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term B Commitment, a Revolving Commitment or an Incremental Term Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated Capital Expenditures” means, for any period, for the Borrower and its Restricted Subsidiaries on a Consolidated basis, all Capital Expenditures.

“Consolidated Cash Taxes” means, for any period, for the Borrower and its Restricted Subsidiaries on a Consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

“Consolidated Current Assets” means, as at any date of determination, the total assets of the Borrower and its Restricted Subsidiaries which may properly be classified as current assets on a Consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP, excluding the following: cash and Cash Equivalents, deferred taxes, tax receivables and the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Borrower and its Restricted Subsidiaries which may properly be classified as current liabilities (other than the current portion of (a) any Loans or (b) any Indebtedness with a scheduled final maturity greater than one year at the time of incurrence) on a Consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition.

“Consolidated EBITDA” means, for any period, for the Borrower and its Restricted Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period (a) plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes paid or payable by the Borrower and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) any non-cash expenses, losses or charges for such period which do not represent a cash item in such period or any future period, (v) non-recurring cash expenses during such period resulting from restructuring charges, accruals, reserves and business optimization expenses, (vi) the amount of “run rate” net cost savings and operating expense reductions actually implemented by the Borrower and its Restricted Subsidiaries in such period; provided, that, the aggregate amount added back pursuant to this clause (a)(vi) for any period, when taken together with the aggregate amount added back pursuant to clause (a)(vii) below, shall not exceed 25% of Consolidated EBITDA (calculated without giving effect to the add backs permitted pursuant to this clause (a)(vi) and clause (a)(vii) below), and (vii) the amount of “run rate” net cost savings and operating expense reductions, other operating improvements and synergies (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of (A) actions taken in connection with any Acquisition, Investment, Disposition, restructuring or cost savings initiative or (B) actions which will be taken within twelve (12) months after the date of such Acquisition, Investment, Disposition, restructuring or cost savings initiative, in each case (1) that are projected by the Borrower in good faith to be realized as a result of such actions taken or to be taken and (2) net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided, that, (x) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent certifying that such net cost savings, operating expense reductions or synergies are reasonably identifiable and/or reasonably anticipated to be realized within twelve (12) months of such Acquisition, Investment, Disposition, restructuring or cost savings initiative and are factually supportable, and (y) the aggregate amount added back pursuant to this clause (a)(vii) for any period, when taken together with the aggregate amount added back pursuant to clause (a)(vi) above, shall not exceed 25% of Consolidated EBITDA (calculated without giving effect to the add backs permitted pursuant to this clause (a)(vii) and clause (a)(vi) above), (b) minus the following, without duplication, to the extent included in calculating such Consolidated Net Income: (i) all non-cash income or gains for such period, and (ii) federal, state, local and foreign income tax credits of the Borrower and its Restricted Subsidiaries during such period.

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated Funded Indebtedness that is secured by a first priority Lien on any property or asset of the Borrower or any Restricted Subsidiary as of such date minus (ii) unrestricted cash and Cash Equivalents of the Loan Parties as of such date in excess of $5,000,000 to (b) Consolidated EBITDA for the Measurement Period most recently ended.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Restricted Subsidiaries on a Consolidated basis determined in accordance with GAAP.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of, without duplication, (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) commissions, discounts and other fees and charges owed by the Borrower or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptances financing and receivables financings, in each case to the extent treated as interest in accordance with GAAP, plus (c) all interest paid or payable with respect to discontinued operations, plus (d) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Restricted Subsidiaries on a Consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a Consolidated basis for the most recently completed Measurement Period; provided, that, Consolidated Net Income shall exclude (a) the net income of any Restricted Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such Measurement Period, except that the Borrower’s equity in any net loss of any such Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (b) any income (or loss) for such Measurement Period of any Person if such Person is not a Restricted Subsidiary, except that the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (a) of this proviso), (c) any gain (or loss) together with any related provisions for taxes on any such gain (or the tax effect of any such loss) realized during such Measurement Period by the Borrower or any of its Restricted Subsidiaries upon any Disposition (other than any dispositions in the ordinary course of business), prepayment of Indebtedness, or from discontinued operations, (d) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such Measurement Period, (e) any non-cash impairment charge or asset write-off or write-down (other than write-offs or write-downs of current assets) in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, (f) unrealized gains and losses with respect to Swap Contracts for such Measurement Period, (g) any extraordinary, unusual or non-recurring gain (or loss) together with any related provisions for taxes on any such gain (or the tax effect of any such loss) realized during such Measurement Period by the Borrower or any of its Restricted Subsidiaries, (h) fees, costs and expenses of the Borrower and its Restricted Subsidiaries for such Measurement Period incurred in connection with the negotiation, execution and delivery of the Loan Documents and any amendments, modifications or refinancings thereof (in each case, whether or not consummated), (i) fees, costs and expenses of the Borrower and its Restricted Subsidiaries for such Measurement Period incurred in connection with any equity offering of the Borrower, any issuance of, refinancing of or modification to Indebtedness permitted hereunder, any Investment permitted hereunder (including, for the avoidance of doubt, any Permitted Acquisition), and any Permitted Transfer or other Disposition permitted hereunder, in each case, whether or not consummated and (j) non-cash gains or losses related to Earn Out Obligations or stock based compensation expense. Consolidated Net Income shall be calculated without regard to (i) the cumulative effect of a change in accounting principles during such period, and (ii) effects of adjustments pursuant to GAAP resulting from the application of purchase accounting in relation to any Permitted Acquisition or other Investment permitted hereunder.

“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated Funded Indebtedness that is secured by any Lien on any property or asset of the Borrower or its Restricted Subsidiaries (other than any such Consolidated Funded Indebtedness that is contractually subordinated in right of payment to the Secured Obligations) as of such date minus (ii) unrestricted cash and Cash Equivalents of the Loan Parties as of such date in excess of $5,000,000 to (b) Consolidated EBITDA for the Measurement Period most recently ended.

“Consolidated Total Assets” means the total assets of the Borrower and its Restricted Subsidiaries on a Consolidated basis.

“Consolidated Total Net Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated Funded Indebtedness as of such date minus (ii) unrestricted cash and Cash Equivalents of the Loan Parties as of such date in excess of $5,000,000 to (b) Consolidated EBITDA for the Measurement Period most recently ended.

“Consolidated Working Capital Adjustment” means, for any period on a Consolidated basis, the amount (which may be a negative number) by which Net Working Capital as of the beginning of such period exceeds (or is less than) Net Working Capital as of the end of such period. For purposes of calculating the Consolidated Working Capital Adjustment, (a) for any period in which a Permitted Acquisition occurs, the “consolidated current assets” and “consolidated current liabilities” acquired as of the date such Permitted Acquisition is consummated shall be added to Consolidated Current Assets or Consolidated Current Liabilities, as the case may be, as of the first day of the applicable Measurement Period, (b) for any period in which a Disposition occurs, the “consolidated current assets” and “consolidated current liabilities” transferred in such Disposition, as of the date such Disposition is consummated shall be deducted from Consolidated Current Assets or Consolidated Current Liabilities, as the case may be, as of the first day of the applicable Measurement Period and (c) any reclassification of Consolidated Current Assets and Consolidated Current Liabilities to, respectively, consolidated long-term assets or long-term liabilities on the Borrower’s Consolidated balance sheet in accordance with GAAP, and vice versa, shall be disregarded.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Convertible Bond Indebtedness” means Indebtedness having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into or by reference to Equity Interests of the Borrower.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Available Amount” means, as of any date of determination, an amount equal to (a) the sum of, without duplication, (i) $20,000,000, plus (ii) 50% of Consolidated Net Income for the period (taken as one accounting period) from December 1, 2018 to the end of the fiscal quarter most recently ended in respect of which a Compliance Certificate has been delivered pursuant to Section 6.02(b), plus (iii) 100% of the net cash proceeds received by the Borrower prior to the date of determination from issuances after the Closing Date of Qualified Capital Stock of the Borrower (solely to the extent such net cash proceeds are Not Otherwise Applied) (other than 100% of any such net cash proceeds from issuances or incurrences of Indebtedness after the Closing Date to a Person other than a Loan Party or a Restricted Subsidiary which has subsequently been exchanged for or converted into Qualified Capital Stock of the Borrower), plus (iv) the amount of any Investment made following the Closing Date in reliance on the Cumulative Available Amount to the extent that it is returned in cash prior to the date of determination from a partial or total sale of such Investment (other than any such sale to the Borrower or any Restricted Subsidiary), plus (v) the amount of returns, profits, dividends or interest received in cash prior to the date of determination with respect to any Investment made following the Closing Date in reliance on the Cumulative Available Amount (other than any such amounts received from the Borrower or any Restricted Subsidiary), plus (v) cash distributions from joint ventures (other than any Restricted Subsidiary) received by the Borrower or any of its Restricted Subsidiaries following the Closing Date but prior to the date of determination, minus (b) the sum of (i) the cumulative aggregate amount of all Investments made in reliance on the Cumulative Available Amount pursuant to Section 7.03(q), plus (ii) the cumulative aggregate amount of all Restricted Payments made in reliance on the Cumulative Available Amount pursuant to Section 7.06(d) plus (iii) the cumulative aggregate amount of all Junior Debt Payments made in reliance on the Cumulative Available Amount pursuant to Section 7.14(d).

“Debt Issuance” means the issuance by any Loan Party or any Restricted Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.02.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding

(each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Designated Non Cash Consideration” means, with respect to any Disposition, (a) the assumption of any liabilities of the Borrower or any Restricted Subsidiary with respect to, and the release of the Borrower or such Restricted Subsidiary from all liability in respect of, any Indebtedness of the Borrower or the Restricted Subsidiaries (in the amount of such Indebtedness), (b) securities received by the Borrower or any Restricted Subsidiary from the transferee with respect to such Disposition and (c) all other consideration received by the Borrower or any Restricted Subsidiary in connection with such Disposition (other than cash and Cash Equivalents).

“Discount Range” has the meaning set forth in Section 2.16(b).

“Discounted Prepayment Option Notice” means a notice in the form of Exhibit C or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be reasonably approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Discounted Voluntary Prepayment” has the meaning set forth in Section 2.16(a).

“Discounted Voluntary Prepayment Notice” means a notice in the form of Exhibit D or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be reasonably approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction and any transfer of assets by way of a division) of any property (including the Equity Interests in any Subsidiary) by any Loan Party or any Restricted Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith or any issuance by any Restricted Subsidiary of its Equity Interests, but excluding (a) sales, transfers, licenses, leases or other dispositions of inventory in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries, (b) sales, transfers, licenses, leases or other dispositions of used, damaged, worn out, obsolete or surplus property by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and the lapse or abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole, (c) any sales, transfers, licenses, leases or other dispositions of property by the Borrower or any Restricted Subsidiary to any Loan Party, (d) the granting, existence or creation of a Permitted Lien (but not the sale or other disposition of the property subject to such Lien), (e) non-recourse sales of accounts receivable of the Borrower or any Restricted Subsidiary pursuant to and in accordance with the terms of an Accounts Receivable Program, (f) sales of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale are promptly applied to the purchase price of such replacement property, (g) any Involuntary Disposition, (h) to the extent constituting Dispositions, Investments permitted under Section 7.03, fundamental changes permitted under Section 7.04, Restricted Payments permitted under Section 7.06 and Involuntary Dispositions, (i) the licensing, on a non-exclusive basis, of Intellectual Property, (j) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (k) leases or subleases of real property entered into in the ordinary course of business, (l) the sale or issuance of any Equity Interests of any Restricted Subsidiary to the Borrower or another Restricted Subsidiary, (m) the sale or disposition of any Equity Interests of any Unrestricted Subsidiary, (n) the surrender or waiver of contractual rights or the settlement, release or surrender of contract or tort claims, in each case, in the ordinary course of business, (o) dispositions of cash and Cash Equivalents, and (p) the sale, transfer, issuance or other disposition of a de minimis number of shares of the Equity Interests of a Foreign Subsidiary in order to qualify members of the governing body of such Subsidiary if required by applicable Law.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to the ninety-first (91st) day after the Latest Maturity Date, (b) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations or (c) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a) or clause (b) above, in each case at any time prior to the ninety-first (91st) day after the Latest Maturity Date; provided, that, any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the ninety-first (91st) day after the Latest Maturity Date shall not constitute Disqualified Capital Stock if such Equity

Interests provide that the issuer thereof will not redeem or repurchase any such Equity Interests pursuant to such provisions prior to the Facility Termination Date.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Restricted Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition. For purposes of determining the amount of any Earn Out Obligations to be included in the definition of Funded Indebtedness, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assets” means assets (other than current assets, except to the extent acquired in connection with a Permitted Acquisition or an Investment permitted pursuant to Section 7.03) that are used or useful in the same or a related line of business as the Borrower and its Restricted Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions having the force of law relating to pollution and the protection of the environment or the release of any hazardous materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law or any Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, but not limited to, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, that, Equity Interests shall not include Convertible Bond Indebtedness.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (h) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBO Rate”) at or about 11:00 a.m. (London time), two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBO Rate, at or about 11:00 a.m. (London time), two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;

provided, that, (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of the Borrower, an amount equal to the sum of (a) Consolidated EBITDA for such fiscal year, plus/minus (b) the Consolidated Working Capital Adjustment for such fiscal year, minus (c) the following, without duplication, (i) Consolidated Capital Expenditures for such fiscal year (to the extent made with Internally Generated Cash), (ii) the aggregate amount of all payments made on the Term B Facility and any Incremental Term Facility during such fiscal year pursuant to Section 2.07(a) or Section 2.07(c), as applicable, (iii) the aggregate amount of mandatory prepayments of the Term B Facility and any Incremental Term Facility made during such fiscal year with proceeds of Dispositions and Involuntary Dispositions to the extent that the Disposition or Involuntary Disposition giving rise to such prepayment resulted in an increase to Consolidated EBITDA (but not in excess of the amount of such increase), (iv) the aggregate amount of all other principal payments made during such fiscal year (to the extent made with Internally Generated Cash) that permanently reduce obligations in respect of Indebtedness (other than to the Obligations), (v) Consolidated Cash Taxes paid for such fiscal year to the extent added back to Consolidated Net Income in the calculation of Consolidated EBITDA for such period pursuant to clause (a)(ii) of the definition thereof, (vi) the aggregate amount of cash consideration paid (including the aggregate amount of any Earn Out Obligations paid in cash) in connection with Permitted Acquisitions and other Investments permitted pursuant to Section 7.03 (other than (A) Investments in cash or Cash Equivalents and (B) Investments among the Loan Parties and their Restricted Subsidiaries) during such fiscal year, in each case to the extent made with Internally Generated Cash, (vii) the aggregate amount of all Restricted Payments (other than Restricted Payments among the Loan Parties and their Restricted Subsidiaries) paid in cash during such fiscal year (in each case, to the extent made with Internally Generated Cash), (viii) without duplication of amounts deducted from Excess Cash Flow in prior Excess Cash Flow Periods, the aggregate consideration required to be paid from Internally Generated Cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such Excess Cash Flow Period relating to Permitted Acquisitions, Investments permitted pursuant to Section 7.03 (other than (A) Investments in cash or Cash Equivalents and (B) Investments among the Loan Parties and their Restricted Subsidiaries) or Capital Expenditures, in each case, to be consummated or made during the four consecutive fiscal quarters of the Borrower following the end of such Excess Cash Flow Period; provided, that, to the extent that the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions, Investments permitted pursuant to Section 7.03 or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and (ix) all other cash expenditures made during such period that were either excluded in determining Consolidated Net Income (to the extent such exclusion resulted in an increase of Consolidated Net Income) or added back in determining Consolidated EBITDA, in each case, to the extent made with Internally Generated Cash.

“Excess Cash Flow Payment Date” means the date five (5) Business Days after the date on which the Borrower’s annual audited financial statements are required to be delivered pursuant to Section 6.01(a) (commencing with the fiscal year of the Borrower ending on December 31, 2019).

“Excess Cash Flow Period” means, each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2019.

“Excluded Deposit and Securities Accounts” means (a) zero balance accounts, (b) payroll accounts, (c) withholding and trust accounts, (d) escrow accounts (to the extent maintained by the Borrower and its Restricted Subsidiaries for the purpose of establishing or maintaining escrow amounts for third parties), (e) employee benefit accounts (including 401(k) accounts and pension fund accounts), (f) deposit and securities accounts not located in the United States or any political subdivision thereof, (g) tax withholding accounts (to the extent maintained by the Borrower and its Restricted Subsidiaries exclusively for the purpose of maintaining or holding tax withholding amounts payable to applicable Governmental Authorities) and (h) any other deposit or securities account the average close-of-day balance of which, together with the aggregate average daily balance of all other deposit accounts and securities accounts excluded pursuant to this clause (h), does not exceed $500,000.

“Excluded Disregarded Entity” means any entity treated as disregarded as an entity separate from its owner under Treasury Regulations Section 301.7701-3 that owns, directly or indirectly, more than sixty-five percent (65%) of the voting Equity Interests in a CFC.

“Excluded Property” means, with respect to any Loan Party, (a) (i) any owned or leased real property which is located outside of the United States, (ii) any owned real property with a fair market value (as determined by the purchase price thereof or otherwise by the good faith business judgment of the Borrower) of less than $5,000,000, and (iii) any leased real property for which (A) the annual base rent payments do not exceed $5,000,000 (or such larger amount agreed by the Administrative Agent), (B) the applicable lease prohibits such Loan Party’s ability to encumber its leasehold interests and the landlord has not consented to such encumbrance following good faith efforts to obtain the same (provided, however, that, such good faith efforts shall not require payment of any unreasonable fee or unreasonable undertaking of any obligations by such Loan Party) or (C) the applicable lease or memorandum thereof is not recorded against the landlord’s interest in the applicable leased premises, (b) any personal property (other than Equity Interests required to be pledged to secure the Obligations pursuant to Section 6.14) including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) the Equity Interests of any Foreign Subsidiary, CFC Holdco or Excluded Disregarded Entity to the extent not required to be pledged to secure the Secured Obligations pursuant to Section 6.14(a), (d) any property which, subject to the terms of Section 7.02(c), is subject to a Lien of the type described in Section 7.01(h) pursuant to documents that prohibit such Loan Party from granting any other Liens in such property, (e) any CFC Indebtedness, (f) real or personal property as to which the Administrative Agent and the Borrower agree in writing that the costs or other consequences of obtaining a security interest or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom, (g) any Equity Interest owned in (i) a joint venture that is not a Subsidiary or (ii) an Unrestricted Subsidiary, (h) any “intent-to-use” application for registration of a Trademark (as defined in the Security Agreement) of such Loan Party filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use”

pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (i) any commercial tort claim of such Loan Party (i) that the Borrower has elected not to prosecute or (ii) with a face amount of less than $500,000, (j) any cash collateral posted by such Loan Party to any Person (other than any Loan Party or any Affiliate of any Loan Party) in the ordinary course of business (including, for the avoidance of doubt, any account containing solely such cash collateral), (k) pledges of, and security interests in, certain assets, which are prohibited by applicable Law; provided, that, (i) any such limitation described in this clause (k) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition contained in any applicable Law, a security interest in such assets shall be automatically and simultaneously granted under the Collateral Documents and shall be included as Collateral, (l) any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby; provided, that, (i) any such limitation described in this clause (l) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable Law, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the Collateral Documents and shall be included as Collateral, and (m) any general intangible, investment property or other right of any Loan Party arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in respect of such general intangible, investment property or other right in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained; provided, that, (i) any such restriction described in this clause (m) on the security interests granted under the Collateral Documents shall only apply to the extent that any such restriction could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such restriction, a security interest in such assets shall be automatically and simultaneously granted under the Collateral Documents and shall be included as Collateral.

“Excluded Subsidiary” means (a) each Unrestricted Subsidiary, (b) each CFC Holdco, and (c) each Immaterial Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell”, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning set forth in the Preliminary Statements hereto.

“Existing Letters of Credit” means those certain letters of credit described by issuer, date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry as set forth on Schedule 1.01(c).

“Extended Revolving Commitment” means any Revolving Commitments the maturity of which shall have been extended pursuant to Section 2.17.

“Extended Revolving Loans” means any Loans made pursuant to the Extended Revolving Commitments.

“Extended Term Loans” means any Term B Loans the maturity of which shall have been extended pursuant to Section 2.17.

“Extension” has the meaning specified in Section 2.17.

“Extension Offer” has the meaning specified in Section 2.17.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business of such Person with respect to (a) tax refunds, (b) pension plan reversions, (c) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Borrower or any of its Subsidiaries or (ii) received by the Borrower or any of its Subsidiaries as reimbursement for (A) actual losses incurred, (B) fees, expenses and costs incurred or (C) any payment previously made, in each case by the Borrower and its Subsidiaries in connection with any such indemnity payments) and (d) any purchase price adjustments for a Permitted Acquisition that was financed by proceeds of Loans; provided, that, if such Permitted Acquisition was financed in whole or in part with proceeds of both Loans and the issuance of Equity Interests, then only the pro rata portion of such purchase price adjustment attributable to the Loans shall constitute Extraordinary Receipts.

“Facility” means the Term B Facility, the Revolving Facility or any Incremental Term Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Fee Letter” means the fee letter agreement, dated October 25, 2018, among the Borrower, the Administrative Agent and MLPFS.

“Flood Hazard Property” means any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Flood Laws” means The National Flood Insurance Reform Act of 1994 and related legislation.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of

Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments to the extent drawn and not reimbursed, (e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), including, without limitation, any Earn Out Obligations (but not any Earn Out Obligation prior to such time as it becomes due and payable and remains unpaid for thirty (30) days), (f) all Attributable Indebtedness, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Funded Indebtedness of other Persons secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (i) all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person, and (j) all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that such Funded Indebtedness is expressly made non-recourse to such Person. For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“Funding Indemnity Letter” means a funding indemnity letter, in form and substance satisfactory to the Administrative Agent.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term “Guarantee” shall not include any liability by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business or any customary and reasonable indemnity obligations in effect on the Closing Date or otherwise entered into in the ordinary course of business, including in connection with any Acquisition or Disposition or the incurrence of Indebtedness or the issuance of Equity Interests, in any case to the extent the subject transaction is otherwise permitted hereby. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 10.01.

“Guarantors” means, collectively, (a) each Person identified as a “Guarantor” on the signature pages hereto, (b) the Subsidiaries of the Borrower as are or may from time to time become parties to this Agreement pursuant to Section 6.13, (c) with respect to Additional Secured Obligations owing by any Loan Party and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower, and (d) the successors and permitted assigns of the foregoing; provided, however, in no event shall an Excluded Subsidiary or any Foreign Subsidiary be a Guarantor.

“Guaranty” means, collectively, (a) the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, and (b) each other guaranty delivered pursuant to Section 6.13.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other hazardous substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited under Article VI or VII, is a Lender or an Affiliate of a Lender or (b) in the case of any Swap Contract not prohibited under Article VI or VII in effect on or prior to the Closing Date, is, as of the Closing Date, a Lender or an Affiliate of a Lender and a party to a Swap

Contract not prohibited under Article VI or VII with a Loan Party; provided, that, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement; provided, further, that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“HMT” has the meaning set forth in the definition of “Sanction(s)”.

“Honor Date” has the meaning set forth in Section 2.03(c).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Immaterial Subsidiary” means, as of any date, any Subsidiary designated as such by the Borrower in writing to the Administrative Agent who: (a) owns less than two and a half percent (2.5%) of Consolidated Total Assets as of such date and owns, together with all other Immaterial Subsidiaries in the aggregate, less than five percent (5%) of Consolidated Total Assets as of such date and (b) generated less than two and a half percent (2.5%) of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b) and generated, together with all other Immaterial Subsidiaries in the aggregate, less than five percent (5%) of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b); provided, that, a Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, Guarantees or otherwise provides direct credit support for any Funded Indebtedness of any Loan Party. For the avoidance of doubt, as of the Closing Date, Labarge/STC, Inc., a Texas corporation, and CMP Display Systems, Inc., a California corporation, are the only Immaterial Subsidiaries.

“Incremental Amount” means, as of any date of determination, the sum of (a) the total of (i)(A) the greater of (1) $100,000,000 and (2) 100% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) plus (B) the aggregate amount of any Loans prepaid pursuant to Section 2.05(a)(i) (including any prepayments of Revolving Loans, to the extent the corresponding Revolving Commitments have been permanently reduced pursuant to Section 2.06(a) and to the extent not funded with proceeds from the incurrence of long-term Indebtedness), minus (ii) the aggregate amount of increases in the Revolving Facility implemented in reliance on clause (a)(i) above pursuant to Section 2.02(g)(i) prior to such date, minus (iii) the aggregate principal amount of all Incremental Term Facilities incurred in reliance on clause (a)(i) above pursuant to Section 2.02(g)(ii) prior to such date minus (iv) the aggregate amount of any Permitted Incremental Equivalent Debt incurred in reliance on clause (a)(i) above prior to such date, plus (b) an unlimited additional amount so long as the Maximum Leverage Ratio Requirement is satisfied at the time an increase in the Revolving Facility is implemented pursuant to Section 2.02(g)(i), an Incremental Term Facility is incurred pursuant to Section 2.02(g)(ii) or any Permitted Incremental Equivalent Debt is incurred, as applicable, and after giving effect thereto. For the avoidance of doubt, any Incremental Facility may be incurred under either clause (a) or clause (b) above, as selected by the Borrower in its sole discretion, and if any Incremental Facility is intended to be incurred in part under both clauses (a) and (b) then the permissibility of the portion of such Incremental Facility to be incurred under clause (b) shall first be determined without giving effect to the portion of such Incremental Facility incurred under clause (a), but giving full pro forma effect to the use of proceeds of the entire amount of such Incremental Facility.

“Incremental Facility” has the meaning set forth in Section 2.02(g).

“Incremental Term A Facility” has the meaning set forth in Section 2.02(g)(ii).

“Incremental Term A Loan” means an Incremental Term Loan structured as a term A loan and issued under an Incremental Term A Facility.

“Incremental Term B Facility” has the meaning set forth in Section 2.02(g)(ii).

“Incremental Term B Loan” means an Incremental Term Loan structured as a term B loan and issued under an Incremental Term B Facility.

“Incremental Term Borrowing” means a borrowing consisting of simultaneous Incremental Term Loans of the same Type and under the same Incremental Term Facility and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Incremental Term Lenders with respect to such Incremental Term Facility pursuant to Section 2.01(c).

“Incremental Term Commitment” means, as to each Incremental Term Lender with respect to an Incremental Term Facility, its obligation to make Incremental Term Loans with respect to such Incremental Term Facility pursuant to an Incremental Term Loan Lender Joinder Agreement; provided, that, at any time after the funding of an Incremental Term Facility, (a) any determination of “Required Lenders” shall include the Outstanding Amount of all Incremental Term Loans with respect to such Incremental Term Facility, (b) any determination of “Required Pro Rata Facilities Lenders” shall include the Outstanding Amount of all Incremental Term Loans with respect to such Incremental Term A Facility and (c) any determination of “Required Term B Lenders” shall include the Outstanding Amount of all Incremental Term Loans with respect to such Incremental Term B Facility.

“Incremental Term Facility” means, at any time, with respect to any Incremental Term Loan Lender Joinder Agreement, the aggregate principal amount of all Incremental Term Loans made by Incremental Term Lenders pursuant to such Incremental Term Loan Lender Joinder Agreement that are outstanding at such time.

“Incremental Term Lender” means each of the Persons identified as an “Incremental Term Lender” in an Incremental Term Loan Lender Joinder Agreement (so long as such Persons are Lenders at the time of execution of such Incremental Term Loan Lender Joinder Agreement or other Persons selected at such time by the Borrower and acceptable to the Administrative Agent (so long as such Persons would be permitted at such time by Section 11.06(b)(v) to become assignees hereunder)), together with their respective successors and assigns.

“Incremental Term Loan” means an advance made by an Incremental Term Lender under an Incremental Term Facility.

“Incremental Term Loan Lender Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit E, or such other form as shall be reasonably approved by the Administrative Agent, executed and delivered in accordance with the provisions of Section 2.02(g)(ii).

“Incremental Term Loan Maturity Date” with respect to any Incremental Term Facility, shall be as set forth in the applicable Incremental Term Loan Lender Joinder Agreement for such Incremental Term Facility.

“Incremental Term Note” means a promissory note made by the Borrower in favor of an Incremental Term Lender evidencing Incremental Term Loans made by such Incremental Term Lender, substantially in the form of Exhibit F, or such other form as shall be reasonably approved by the Administrative Agent.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Indebtedness;

(b) the Swap Termination Value of any Swap Contract;

(c) all Earn Out Obligations prior to such time as such Earn Out Obligations become due and payable and remain unpaid for thirty (30) days;

(d) all Guarantees with respect to outstanding Indebtedness of the type specified in clauses (b) and (c) above of any other Person; and

(e) all Indebtedness of the types referred to in clauses (b), (c) and (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intellectual Property” means all trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, patents, patent applications, patent rights, franchises, licenses and other intellectual property rights.

“Intercompany Debt” has the meaning specified in Section 7.02.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan or Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition).

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice, or such other period that is twelve (12) or fewer months requested by the Borrower and consented to by all of the Lenders with respect to the Facility under which such Eurodollar Rate Loan is to be made; provided, that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Interim Financial Statements” has the meaning specified in Section 4.01(d)(ii).

“Internally Generated Cash” means cash generated from the Borrower and its Restricted Subsidiaries’ operations and not representing (a) a reinvestment by the Borrower or any Restricted Subsidiary of the Net Cash Proceeds of any Disposition or Involuntary Disposition, (b) the proceeds of any issuance of any Equity Interests or any non-revolving Indebtedness of, or any capital contribution to, the Borrower or any Restricted Subsidiary or (c) any credit received by the Borrower or any Restricted Subsidiary with respect to any trade in of property for substantially similar property or any “like kind exchange” of assets.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be (i) the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital or repayment of principal received in respect of such Investment that, in each case, is received in cash or Cash Equivalents.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Restricted Subsidiary.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit G or such other form as shall be reasonably approved by the Administrative Agent executed and delivered in accordance with the provisions of Section 6.13.

“Junior Debt” means (a) any Indebtedness that is expressly subordinated in right of payment to the Secured Obligations, (b) any Indebtedness secured by Liens on the Collateral junior to those created under the Loan Documents (including, for the avoidance of doubt, any Additional Second Lien Indebtedness), (c) any unsecured Indebtedness (including, for the avoidance of doubt, any Additional Unsecured Indebtedness) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 or (d) any Permitted Refinancing of any of the foregoing.

“Junior Debt Payment” has the meaning set forth in Section 7.14.

“Latest Maturity Date” means, at any date of determination, the latest of the Revolving Facility Maturity Date, the Term B Facility Maturity Date, and the latest Incremental Term Loan Maturity Date, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of such Letters of Credit hereunder, (b) such other Revolving Lenders selected by the Borrower pursuant to Section 2.03(l) from time to time to issue Letters of Credit (provided, that, no Lender shall be required to become an L/C Issuer pursuant to this clause (b) without such Lender’s consent), or any successor issuer thereof, or (c) any Revolving Lender selected by the Borrower (with the prior consent of the Administrative Agent) to replace a Lender who is a Defaulting Lender at the time of such Lender’s appointment as an L/C Issuer (provided, that, no Lender shall be required to become an L/C Issuer pursuant to this clause (c) without such Lender’s consent), or any successor issuer thereof.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCT Test Date” has the meaning specified in Section 1.03(e).

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement (including each Incremental Term Lender) and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.

“Lender Participation Notice” means a notice in the form of Exhibit H or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Lending Office” means, as to the Administrative Agent, any L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Revolving Facility Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Report” means a certificate substantially in the form of Exhibit I or any other form reasonably approved by the Administrative Agent.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility. As of the Closing Date, each L/C Issuer’s commitment in respect of the Letter of Credit Sublimit is set forth on Schedule 1.01(b).

“Leverage Increase Period” has the meaning specified in Section 7.11.

“LIBO Rate” has the meaning specified in the definition of Eurodollar Rate.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means (a) a Permitted Acquisition or other Investment permitted pursuant to Section 7.03 that is not conditioned on the availability of, or on obtaining, third party financing, or (b) any repayment, redemption, repurchase or other discharge of any Indebtedness requiring irrevocable notice in advance thereof.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term B Loan, a Revolving Loan, an Incremental Term Loan or a Swingline Loan.

“Loan Documents” means, collectively, this Agreement, the Notes, the Guaranty, the Collateral Documents, the Fee Letter, each Issuer Document, each Incremental Term Loan Lender Joinder Agreement, each Joinder Agreement, and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 (but specifically excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit J or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to the Borrower and its Restricted Subsidiaries, each contract or agreement (other than any contract or agreement solely providing for the incurrence of Indebtedness by the Borrower or its Restricted Subsidiaries (and other terms and provisions ancillary thereto)), permit or license, written or oral, of the Borrower and its Restricted Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the Revolving Facility Maturity Date, the Term B Facility Maturity Date or an Incremental Term Loan Maturity Date, as the context may require.

“Maximum Leverage Ratio Requirement” means, for purposes of determining the Incremental Amount, the requirement that, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that after giving Pro Forma Effect to (a) the applicable increase in the Revolving Facility, establishment of an Incremental Term Facility and/or incurrence of Permitted Incremental Equivalent Debt that is secured pari passu with the Secured Obligations, the Consolidated First Lien Net Leverage Ratio does not exceed 3.50:1.00; provided, that, for the purpose of calculating the Consolidated First Lien Net Leverage Ratio pursuant to this definition (i) all commitments with respect to such increase in the Revolving Facility, such Incremental Term Facility and/or such Permitted Incremental Equivalent Debt that is secured pari passu with the Secured Obligations, as applicable, shall be deemed to be fully drawn and (ii) in the case of any Incremental Facility the proceeds of which will finance a Permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing, or an irrevocable redemption or repayment of Indebtedness that is permitted under this Agreement, the Consolidated First Lien Net Leverage Ratio may be determined (for the avoidance of doubt, in accordance with Section 1.03(d)), at the option of the Borrower and to the extent the Lenders providing the applicable Incremental Facility Commitments so agree in their Incremental Facility Commitments, at the time of signing of the applicable acquisition agreement or the date that irrevocable notice of such redemption or repayment is given, as applicable or at the time of funding of such Incremental Facility and (b) the incurrence of Permitted Incremental Equivalent Debt that is unsecured or secured on a junior Lien basis to the Secured Obligations, the Consolidated Total Net Adjusted Leverage Ratio is at least 0.25 to 1.0 less than the ratio required to be maintained at such time by Section 7.11; provided, that, for the purpose of calculating the Consolidated Total Net Adjusted Leverage Ratio pursuant to this definition all commitments with respect to such Permitted Incremental Equivalent Debt that is unsecured or secured on a junior Lien basis to the Secured Obligations shall be deemed to be fully drawn; provided, further, that, for the purpose of calculating the Consolidated First Lien Net Leverage Ratio or the Consolidated Total Net Adjusted Leverage Ratio pursuant to this definition any identifiable proceeds of such requested increase in the Revolving Facility, Incremental Term Facility or Permitted Incremental Equivalent Debt that is incurred at such time shall not qualify as “unrestricted cash and Cash Equivalents of the Loan Parties” for the purposes of calculating the Consolidated First Lien Net Leverage Ratio or Consolidated Total Net Adjusted Leverage Ratio for the purposes of this definition.

“Measurement Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of the Borrower.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to one hundred two percent (102%) of the Fronting Exposure of an L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to one hundred two percent (102%) of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Closing Date), in its capacity as a joint lead arranger and joint bookrunner.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee or leasehold mortgages, deeds of trust and deeds executed by a Loan Party that purports to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in any Mortgaged Properties, in form and substance satisfactory to the Administrative Agent.

“Mortgage Amendment” means an amendment to an existing Mortgage covering a Mortgaged Property in form and substance acceptable to Administrative Agent and the applicable Loan Party.

“Mortgaged Property” means any owned or leased property of a Loan Party listed on Schedule 3(n) of the Security Agreement and any other owned or leased real property of a Loan Party that is encumbered by a Mortgage in accordance with the terms of this Agreement; provided that in no event shall any Excluded Property be required to be Mortgaged Property under this Agreement or otherwise be required to meet the requirements of Section 6.14(b).

“Mortgaged Property Support Documents” means with respect to any real property subject to a Mortgage:

(a) a fully executed and notarized Mortgage encumbering the fee interest and/or leasehold interest of a Loan Party in such real property; provided, however, that for all Mortgaged Property for which an executed and notarized Mortgage has been filed as of the Closing Date the applicable Loan Party shall be required to provide only a Mortgage Amendment;

(b) if requested by the Administrative Agent in its sole discretion, maps or plats of an as-built survey of the sites of such real property certified to the Administrative Agent and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner satisfactory to each of the Administrative Agent and such title insurance company, dated a date satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the National Society of Professional Surveyors, Inc. in 2016 with items 2, 3, 4, 6(a), 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10, 13, 14, 16,17, 18 and 19 on Table A thereof completed; provided, however, that the Administrative Agent will accept existing surveys together with so called “no change” affidavits in lieu of new surveys to the extent such existing surveys and “no change” affidavits are acceptable to such title insurance company to delete such standard printed survey exceptions; provided, further, that upon the request of the Borrower, the Administrative Agent shall consent to any reasonable modifications to such minimum standards;

(c) ALTA mortgagee title insurance policies issued by a nationally recognized title insurance company acceptable to the Administrative Agent with respect to such real property, assuring the Administrative Agent that the Mortgage covering such real property creates a valid and enforceable first priority mortgage lien on such real property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent; provided, however, that, for any Mortgaged Property for which a Mortgage exists as of the Closing Date, the Loan Party shall be required to provide an ALTA 11-06 endorsement (or local equivalent), a date down endorsement, and such other endorsement as the Administrative Agent may reasonably request, to the existing ALTA mortgagee title insurance policy;

(d) (i) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such real property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto) and (ii) if such real property is a Flood Hazard Property, (A) notices to (and confirmations of receipt by) such Loan Party as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (B) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent; and

(e) if requested by the Administrative Agent in its sole discretion, an opinion of legal counsel to the Loan Party granting the Mortgage on such real property, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Restricted Subsidiary in respect of (a) any Disposition, net of (i) selling expenses (including brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes actually paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against (A) any liabilities under any indemnification obligations associated with such Disposition or (B) any other liabilities retained by the Borrower or any of its Restricted Subsidiaries associated with the properties sold in such Disposition (provided, that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within one hundred eighty (180) days of such Disposition (provided, that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within one hundred eighty (180) days of such Disposition, such cash proceeds shall then constitute Net Cash Proceeds), (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Disposition (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties), and (v) in the case of any such cash proceeds received (or subsequently received) by any Restricted Subsidiary that is not a Wholly Owned Subsidiary, the portion of such proceeds allocable to the holders (other than the

Borrower and its Restricted Subsidiaries) of Equity Interests in such Restricted Subsidiary or any intermediate Restricted Subsidiary that is not a Wholly Owned Subsidiary, (b) any Debt Issuance, net of customary fees, commissions, costs and other expenses incurred in connection therewith, and (c) any Involuntary Disposition, net of (i) all costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Involuntary Disposition, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness and which is secured by a Lien on the property subject to such Involuntary Disposition (so long as such Lien was permitted to encumber such property under the Loan Documents at the time of such Involuntary Disposition) and which is repaid with such cash proceeds, awards or other compensation, and (iii) in the case of any such cash proceeds, awards or other compensation received by any Restricted Subsidiary that is not a Wholly Owned Subsidiary, the portion of such proceeds allocable to the holders (other than the Borrower and its Restricted Subsidiaries) of Equity Interests in such Restricted Subsidiary or any intermediate Restricted Subsidiary that is not a Wholly Owned Subsidiary.

“Net Working Capital” means, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iv).

“Non-Reinstatement Deadline” has the meaning specified in Section 2.03(b)(v).

“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event or of Excess Cash Flow or the Cumulative Available Amount that is proposed to be applied to a particular use or transaction, that such amount has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction.

“Note” means a Term B Note, a Revolving Note or an Incremental Term Note, as the context may require.

“Notice of Additional L/C Issuer” means a certificate substantially in the form of Exhibit K or any other form reasonably approved by the Administrative Agent.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit L or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that, Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offered Loans” has the meaning set forth in Section 2.16(c).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to the Term B Loans, Revolving Loans, Incremental Term Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Term B Loans, Revolving Loans, Incremental Term Loans and Swingline Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PATRIOT Act” has the meaning specified in Section 11.19.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any Acquisition by a Loan Party; provided, that, (a) the Target of such Acquisition operates a Permitted Business or the assets acquired pursuant to such Acquisition are used or useful in a Permitted Business, (b) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Acquisition, the Loan Parties would be in compliance with the financial covenant set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) (subject, in the case of a Limited Condition Transaction, to Section 1.03(e)), (c) the Target of such Acquisition will become a Loan Party and/or the assets acquired shall be subject to Liens in favor of the Administrative Agent, in each case in accordance with, and solely to the extent required by, Section 6.14, (d) no Event of Default shall exist or would result from giving effect to such Acquisition (subject, in the case of a Limited Condition Transaction, to Section 1.03(e)), (e) if the Acquisition Consideration for such Acquisition exceeds $25,000,000, the Loan Parties shall have delivered to the Administrative Agent (i) a copy of the purchase agreement with respect to such Acquisition, (ii) annual financial statements (including audits, if available) of the Target for the past three (or shorter period to the extent three years of financial statements are not available) fiscal year periods and the most current interim financial statements of the Target, and (iii) updated projections for the Loan Parties incorporating the Target of such Acquisition, and (f) such Permitted Acquisition shall not be a “hostile” Acquisition and shall have been approved by the Board of Directors and/or the shareholders (or equivalent) of the applicable Loan Party and the Target.

“Permitted Business” means any business that is, directly or indirectly through a Restricted Subsidiary, the same as, or reasonably related, ancillary or complementary to, the business of the Borrower and its Restricted Subsidiaries on the Closing Date and reasonable extensions thereof.

“Permitted Incremental Equivalent Debt” means any secured or unsecured (senior or subordinated) notes or loans, in each case, issued in lieu of Incremental Facilities; provided, that, (a) if secured, such Permitted Incremental Equivalent Debt shall be subject to an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent and the Borrower, (b) if subordinated, such Permitted Incremental Equivalent Debt shall be subject to a subordination agreement (or other subordination provisions in lieu thereof) on terms reasonably satisfactory to the Administrative Agent and the Borrower, (c) no Default or Event of Default shall have occurred and be continuing at the time any such Permitted Incremental Equivalent Debt is incurred, (d) Permitted Incremental Equivalent Debt shall not mature prior to the Latest Maturity Date with respect to the Term B Loans or any Incremental Term Loans, or have a shorter Weighted Average Life to Maturity than the Term B Facility or any Incremental Term Facility, or have mandatory prepayment provisions (other than related to customary asset sale, similar events and change of control offers) that would result in mandatory prepayment of such Permitted Incremental Equivalent Debt prior to the Term B Facility or any Incremental Term Facility (it being understood that any Permitted Incremental Equivalent Debt may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any applicable mandatory prepayments hereunder), (e) Permitted Incremental Equivalent Debt shall not be secured by any Lien on any asset that does not constitute Collateral, (f) the All-In Yield applicable to any Permitted Incremental Equivalent Debt will be determined by the Borrower and the lenders thereunder; provided, that, with respect to any Permitted Incremental Equivalent Debt in the form of term loans secured on a pari passu basis with the Secured Obligations, if the All-In-Yield on such Permitted Incremental Equivalent Debt exceeds the All-In-Yield on any then-existing term loan hereunder by more than fifty basis points (0.50%) per annum, then the Applicable Rate or fees payable with respect to such then-existing term loan shall on the effective date of such Permitted Incremental Equivalent Debt be increased to the extent necessary to cause the All-In-Yield on such then-existing term loan to be fifty basis points (0.50%) less than the All-In-Yield on such Permitted Incremental Equivalent Debt (such increase to be allocated as reasonably determined by the Administrative Agent), (g) there shall be no obligors in respect of any Permitted Incremental Equivalent Debt that are not Loan Parties, and (h) the other material terms and conditions of such Permitted Incremental Equivalent Debt are (taken as a whole) (in the good faith determination of the Borrower) no more favorable to the lenders providing such Permitted Incremental Equivalent Debt than those contained in the Loan Documents (taken as a whole) except for terms and provisions reasonably satisfactory to the Administrative Agent or those that are incorporated via an amendment into this Agreement solely with the consent of the Administrative Agent, such consent not to be unreasonably withheld (it being understood, for the avoidance of doubt, that such amendment shall not require the consent of any Lender).

“Permitted Liens” has the meaning set forth in Section 7.01.

“Permitted Refinancing” means, with respect to any Indebtedness of any Person, any modification, refinancing, refunding, renewal or extension of such Indebtedness; provided, that, (a) the principal amount thereof does not exceed the sum of (i) the outstanding principal amount of the Indebtedness so modified, refinanced, refunded, renewed or extended (including any unfunded commitments thereunder) plus (ii) prepayment premiums paid, and reasonable and customary fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension, (b) such modification, refinancing, refunding, renewal or extension has (i) a final maturity date equal to or later than the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended, and (ii) a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) the direct and contingent obligors of such Indebtedness shall not be changed, as a result of or in connection with such modification, refinancing, refunding, renewal or extension, (d) the terms (excluding pricing, fees, rate floors, discounts, premiums and optional prepayments or redemption terms) of such Indebtedness shall not be changed in any manner that is materially adverse, taken as a whole, to the Borrower or any Restricted Subsidiary, as applicable, as a result of or in connection with such modification, refinancing, refunding, renewal or extension, except for terms applicable only to periods after the Latest Maturity Date, (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Secured Obligations or secured by Liens on the Collateral junior to those created under the Collateral Documents, such modification, refinancing, refunding, renewal or extension is subordinated to the Secured Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, and (f) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, renewal or extension shall be unsecured.

“Permitted Transfer” means any Disposition by the Borrower or any Restricted Subsidiary; provided, that, (a) the assets are sold for fair market value, (b) if the fair market value of such assets exceeds $20,000,000, at least seventy five percent (75%) of the aggregate consideration for such Disposition is received in cash or Cash Equivalents (provided that, any securities received by the Borrower or applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable Disposition shall be treated as cash or Cash Equivalents for purposes of such determination), (c) no Event of Default exists or would result from such Disposition, (d) the Net Cash Proceeds of such Disposition are applied to prepay the Loans pursuant to Section 2.05(b)(ii), to the extent required thereby, and (vi) Designated Non Cash Consideration received in connection with all such Dispositions does not exceed the greater of (x) $25,000,000 and (y) 2.0% of Consolidated Total Assets, in the aggregate during the term of this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or, with respect to any such plan that is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means the amended and restated pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable Measurement Period for the applicable covenant or requirement: (a)(i) with respect to any Disposition, Involuntary Disposition, or sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary or any designation of a Subsidiary as an Unrestricted Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of or the Subsidiary so designated shall be excluded and (ii) with respect to any Acquisition, Investment, or a designation of a Subsidiary as a Restricted Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired or the Subsidiary so designated shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent, (b) any retirement of Indebtedness and (c) any incurrence or assumption of Indebtedness by the Borrower or any Restricted Subsidiary (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Borrower and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of Consolidated EBITDA.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the Consolidated Total Net Adjusted Leverage Ratio,

Consolidated First Lien Net Leverage Ratio and/or Consolidated Senior Secured Net Leverage Ratio, as applicable, as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) after giving Pro Forma Effect to the applicable Specified Transaction.

“Proposed Discounted Prepayment Amount” has the meaning set forth in Section 2.16(b).

“Pro Rata Facilities Commitments” means the Revolving Commitments and any Incremental Term Commitments under an Incremental Term Loan A Facility.

“Pro Rata Facilities Lender” means any Lender that holds Pro Rata Facilities Obligations or a Pro Rata Facilities Commitment.

“Pro Rata Facilities Obligations” means all Obligations related to the Revolving Loans, the Swingline Loans, the L/C Obligations and all Incremental Term A Loans.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Acquisition” means (a) a Permitted Acquisition with aggregate Acquisition Consideration of at least $25,000,000 or (b) a series of related Permitted Acquisitions in any twelve (12) month period, with aggregate Acquisition Consideration for all such Permitted Acquisitions of at least $25,000,000.

“Qualified Acquisition Pro Forma Calculation” means, to the extent made in connection with determining the permissibility of (a) any Permitted Acquisition that is a Qualified Acquisition, the calculations required by clause (b) in the proviso of the definition of “Permitted Acquisition”, (b) an incurrence of Additional Second Lien Indebtedness in connection with a Qualified Acquisition, the calculation required by clause (h) in the proviso of the definition of “Additional Second Lien Indebtedness”, (c) an incurrence of Additional Unsecured Indebtedness in connection with a Qualified Acquisition, the calculation required by clause (f) in the proviso of the definition of “Additional Unsecured Indebtedness”, (d) an increase in the Revolving Facility in connection with a Qualified Acquisition, the calculations required by Section 2.02(g)(i)(F), (e) an incurrence of an Incremental Term Facility in connection with a Qualified Acquisition, the calculations required by Section 2.02(g)(ii)(F), (f) an assumption of Indebtedness of a Target that is acquired in a Qualified Acquisition, the calculation required by clause (ii) of the proviso in Section 7.02(d), (g) an incurrence of Permitted Incremental Equivalent Debt that is unsecured or secured on a junior Lien basis to the Secured Obligations in connection with a Qualified Acquisition, the calculation required by clause (b) in the definition of “Maximum Leverage Ratio Requirement”, (h) the designation of a Subsidiary as an Unrestricted Subsidiary in connection with a Qualified Acquisition, the calculations required by clause (ii) of the second proviso in the first sentence of the definition of “Unrestricted Subsidiary”, and (i) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary in connection with a Qualified Acquisition, the calculations required by clause (ii) of the proviso in the third sentence of the definition of “Unrestricted Subsidiary”.

“Qualified Capital Stock” of any Person means any Equity Interests of such Person that are not Disqualified Capital Stock.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance reasonably acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.

“Qualifying Lenders” has the meaning set forth in Section 2.16(d).

“Qualifying Loans” has the meaning set forth in Section 2.16(d).

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Repricing Event” means (a) there shall occur any amendment, amendment and restatement or other modification of this Agreement which reduces the All-In-Yield then in effect for the Term B Loans (excluding any refinancing of all of the Loans and Commitments in connection with any Change of Control transaction), (b) all or any portion of the Term B Loans is voluntarily prepaid or mandatorily prepaid with the net cash proceeds of issuances, offerings or placement of debt obligations, or refinanced substantially concurrently with the incurrence of, or conversion of the loans thereunder into, new Indebtedness that has an effective All-In-Yield lower than the All-In-Yield in effect for the portion of the Term B Facility so prepaid or refinanced, or (c) a Lender must assign its portion of the Term B Facility as a result of its failure to consent to an amendment, amendment and restatement or other modification of this Agreement which reduces the All-In-Yield then in effect for the Term B Loans; provided, that, in each case of clauses (a), (b) and (c), a Repricing Event shall have occurred only to the extent the primary purpose of such amendment, amendment and restatement, modification, issuance, offering, placement, prepayment or assignment, as determined in good faith by the Administrative Agent, is to reduce the All-In-Yield then in effect for the Term B Loans.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term B Loans, Incremental Term Loans or Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent of the Total Credit Exposures of all Lenders at such time. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or an L/C Issuer, as the case may be, in making such determination.

“Required Pro Rata Facilities Lenders” means, at any time, Pro Rata Facilities Lenders holding in the aggregate more than fifty percent of Total Credit Exposure (Pro Rata Facilities); provided, that, if at any time there are fewer than four Pro Rata Facilities Lenders hereunder, “Required Pro Rata Facilities Lenders” shall include at least two unaffiliated Pro Rata Facilities Lenders. The Total Credit Exposure (Pro Rata Facilities) of any Defaulting Lender shall be disregarded in determining Required Pro Rata Facilities Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Pro Rata Facilities Lender shall be deemed to be held by the Pro Rata Facilities Lender that is the Swingline Lender or an L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, at any time, Lenders holding in the aggregate more than 50% of the outstanding Revolving Credit Exposure and unfunded Revolving Commitments; provided, that, if at any time there are fewer than four Revolving Lenders hereunder, “Required Revolving Lenders” shall include at least two unaffiliated Revolving Lenders. The outstanding Revolving Credit Exposure and unfunded Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Lender shall be deemed to be held by the Lender that is the Swingline Lender or an L/C Issuer, as the case may be, in making such determination.

“Required Term B Lenders” means, at any time, Lenders having Outstanding Amounts of the Term B Loans and any Incremental Term B Loans representing more than fifty percent of the Outstanding Amount of the Term B Loans and all Incremental Term B Loans, in each case, of all Lenders at such time. The Outstanding Amount of the Term B Loans and any Incremental Term B Loans, in each case, of any Defaulting Lender shall be disregarded in determining Required Term B Lenders at any time.

“Resignation Effective Date” has the meaning set forth in Section 9.06.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief accounting officer, treasurer, assistant treasurer, or controller of a Loan Party (or, with respect to any Loan Party other than the Borrower, a secretary of such Loan Party to the extent such secretary is also a Responsible Officer of the Borrower), and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent reasonably requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Restricted Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Restricted Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Restricted Subsidiaries, now or hereafter outstanding and (d) any payment made in cash to holders of Convertible Bond Indebtedness in excess of the original principal (or notional) amount thereof and interest thereon (and, to the extent not permissible to be satisfied with shares of common stock, customary redemption, mandatory conversion or similar premiums, if any).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary. Each Guarantor shall be a Restricted Subsidiary.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(b).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Revolving Commitments of all of the Revolving Lenders on the Closing Date shall be $100,000,000.

“Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Facility Maturity Date” means November 21, 2023; provided, that, if such date is not a Business Day, the Revolving Facility Maturity Date shall be the next preceding Business Day.

“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time or (b) if the Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01(b).

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans or Swingline Loans, as the case may be, made by such Revolving Lender, substantially in the form of Exhibit M or such other form as shall be reasonably approved by the Administrative Agent.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Restricted Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Borrower or such Restricted Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract permitted under Article VI or VII between any Loan Party and any Hedge Bank.

“Secured Obligations” means all Obligations and all Additional Secured Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each Indemnitee and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit N.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the amended and restated security agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties.

“Solvency Certificate” means a solvency certificate in substantially in the form of Exhibit O.

“Solvent” and “Solvency” mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis on any date of determination, that on such date (a) the fair value of the property of the Borrower and its Restricted Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Restricted Subsidiaries on a consolidated basis, (b) the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of the Borrower and its Restricted Subsidiaries on a consolidated basis on their debts as they become absolute and matured, (c) the Borrower and its Restricted Subsidiaries on a consolidated basis do not intend to, and do not believe that they will, incur debts or liabilities beyond the ability of the Borrower and its Restricted Subsidiaries on a consolidated basis to pay such debts and liabilities as they mature, (d) the Borrower and its Restricted Subsidiaries on a consolidated basis are not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the property of the Borrower and its Restricted Subsidiaries on a consolidated basis would constitute an unreasonably small capital, and (e) the Borrower and its Restricted Subsidiaries on a consolidated basis are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Event of Default” means any Event of Default pursuant to Section 8.01(a), Section 8.01(f) or Section 8.01(g).

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

“Specified Transaction” means (a) any Acquisition, any Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, any Involuntary Disposition, any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, in each case, whether by merger, consolidation or otherwise, or any incurrence or repayment of Indebtedness or (b) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant, calculation as to Pro Forma Effect with respect to a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis.

“Subordinating Loan Party” has the meaning specified in Section 11.16.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.

“Swingline Lender” means Bank of America, in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.04(a).

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit P or such other form as reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent pursuant), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swingline Sublimit” means an amount equal to the lesser of (a) $10,000,000, and (b) the Revolving Facility. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility. As of the Closing Date, the Swingline Sublimit is set forth on Schedule 1.01(b).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” means the Person to be acquired or the assets, division, line of business or other business unit to be acquired, in each case, in a Permitted Acquisition or other Investment permitted by Section 7.03.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(a).

“Term B Commitment” means, as to each Term B Lender, its obligation to make a Term B Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term B Lender’s name on Schedule 1.01(b) under the caption “Term B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term B Commitments of all of the Term B Lenders on the Closing Date shall be $240,000,000.

“Term B Facility” means the aggregate principal amount of the Term B Loans advanced pursuant to Section 2.01(a) of all Term B Lenders outstanding at such time.

“Term B Facility Maturity Date” means November 21, 2025; provided, that, if such date is not a Business Day, the Term B Facility Maturity Date shall be the next preceding Business Day.

“Term B Lender” means (a) on the Closing Date, any Lender that has a Term B Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term B Loans at such time.

“Term B Loan” means an advance made by any Term B Lender under the Term B Facility.

“Term B Note” means a promissory note made by the Borrower in favor of a Term B Lender evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit Q or such other form reasonably approved by the Administrative Agent.

“Term Facility” means the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Lender” means any Lender that holds a Term B Loan and/or an Incremental Term Loan at such time.

“Term Loan” means a Term B Loan or an Incremental Term Loan.

“Threshold Amount” means $20,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Exposure, Outstanding Amount of the Term B Loans, and Outstanding Amount of all Incremental Term Loans of such Lender at such time.

“Total Credit Exposure (Pro Rata Facilities)” means, as to any Pro Rata Facilities Lender, the unused Pro Rata Facilities Commitments, Revolving Exposure and Outstanding Amount of all Incremental Term A Loans of such Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means, at any date of determination, any Subsidiary of the Borrower that has been designated as an Unrestricted Subsidiary by the Borrower (in a written notice by the Borrower to the Administrative Agent) and any Subsidiary of an Unrestricted Subsidiary (it being understood that the designation of a Subsidiary as an Unrestricted Subsidiary shall constitute a designation of such Subsidiaries as Unrestricted Subsidiaries); provided, that, no Subsidiary that owns any Equity Interests of the Borrower or any Restricted Subsidiary may be designated an Unrestricted Subsidiary; provided, further, that, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such designation, the Loan Parties would be in compliance with the financial covenant set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) and (iii) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under the any Additional Second Lien Indebtedness, any Additional Unsecured Indebtedness, any Permitted Incremental Equivalent Debt, any other Indebtedness with an outstanding principal amount in excess of the Threshold Amount and any Permitted Refinancing of any of the foregoing. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the applicable Loan Party or Subsidiary therein. Any Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary in a written notice by the Borrower to the Administrative Agent; provided, that, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such redesignation, the Loan Parties would be in compliance with the financial covenant set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of such designation of any Indebtedness or Liens of such Subsidiary existing at such time. Once an Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary, such Subsidiary may only be designated as an Unrestricted Subsidiary one (1) additional time during the term of this Agreement. As of the Closing Date, there are no Unrestricted Subsidiaries.

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date of determination and the making of such payment by (b) the then outstanding principal amount of such Indebtedness as of such date of determination.

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation one hundred percent (100%) of whose Equity Interests (other than directors’ qualifying shares or Equity Interests that are required to be held by another person in order to satisfy a foreign requirement of Law prescribing an equity owner resident in the local jurisdiction) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a one hundred percent (100%) equity interest at such time. Unless otherwise specified, all references herein to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any and all references to “Borrower” regardless of whether preceded by the term a, any, each of, all, and/or, or any other similar term shall be deemed to refer, as the context requires, to each and every (and/or any one or all) parties constituting the Borrower, individually and/or in the aggregate.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. The parties hereto acknowledge and agree that for purposes of all calculations hereunder, the principal amount of Convertible Bond Indebtedness shall be the outstanding principal (or notional) amount thereof, valued at par. Notwithstanding anything contained herein to the contrary, with respect to determining the permissibility of the incurrence of any Indebtedness for borrowed money (including, for the avoidance of doubt, any Incremental Facility established pursuant to Section 2.02(g) and any Permitted Incremental Equivalent Debt) and any calculation of the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio and/or the Consolidated Total Net Adjusted Leverage Ratio, the proceeds thereof shall not be counted as unrestricted cash or Cash Equivalents for the purposes of clause (a)(ii) of the definitions of Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio and Consolidated Total Net Adjusted Leverage Ratio.

(b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Consolidation of Variable Interest Entities. All references herein to Consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a Consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d) Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, all calculations of Consolidated EBITDA, Consolidated Total Assets, the Consolidated Total Net Adjusted Leverage Ratio (including for purposes of determining the Applicable Rate), the Consolidated First Lien Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable Measurement Period to which such calculation relates, and/or subsequent to the end of such Measurement Period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating (x) the Consolidated Total Net Adjusted Leverage Ratio for purposes of determining (i) compliance with Section 7.11, and/or (ii) the Applicable Rate and (y) the Consolidated Senior Secured Leverage Ratio for purposes of determining the Applicable Prepayment Percentage, in any such case, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis that occurred subsequent to the end of the applicable Measurement Period shall not be given Pro Forma Effect. For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with any financial covenant set forth in Section 7.11, (x) in the case of any such compliance required after delivery of financial statements for the fiscal quarter ending December 31, 2018, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Total Net Adjusted Leverage Ratio permitted for the fiscal quarter most recently then ended for which financial statements have been delivered (or were required to have been delivered) in accordance with Section 6.01(a) or (b), or (y) in the case of any such compliance required prior to the delivery referred to in clause (x) above, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Total Net Adjusted Leverage Ratio permitted for the fiscal quarter ending December 31, 2018. Notwithstanding anything to the contrary contained herein, in connection with any Qualified Acquisition Pro Forma Calculation, the maximum Consolidated Total Net Adjusted Leverage Ratio that was permitted pursuant to Section 7.11 for the most recent fiscal quarter ended for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) shall be deemed to be increased by 0.25 to 1.00 solely for purposes of such Qualified Acquisition Pro Forma Calculation (but, in no event shall such maximum Consolidated Total Net Adjusted Leverage Ratio exceed 5.00 to 1.00).

(e) Limited Condition Transactions. Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including any Consolidated Total Net Adjusted Leverage Ratio test, any Consolidated First Lien Net Leverage Ratio test or any Consolidated Senior Secured Net Leverage Ratio test), (ii) availability under baskets set forth in this Agreement or any other Loan Document (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets), (iii) the absence of a Default or an Event of Default, or (iv) a determination as to whether the representations and warranties contained in Article II and Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect), in each case in connection with the consummation of a Limited Condition Transaction, the determination of whether the relevant condition is satisfied or if there is availability under a basket, as applicable, may be made, at the election of the Borrower, (A) in the case of a Permitted Acquisition or other Investment, in each case that is a Limited Condition Transaction, upon either (1) the execution of the definitive agreement with respect to such Permitted Acquisition or other Investment, or (2) the consummation of such Permitted Acquisition or other Investment and (B) in the case of any repayment, redemption, repurchase or other discharge of any Indebtedness, in each case that is a Limited Condition Transaction, upon either (1) delivery of notice with respect to such payment, redemption, repurchase or other discharge, or (2) the making of such payment, redemption, repurchase or discharge (the dates referred to in clauses (A)(1) and (B)(1) above, each a “LCT Test Date”), after giving effect to the relevant Limited Condition Transaction and related incurrence of Indebtedness, on a Pro Forma Basis; provided, that, notwithstanding the foregoing, in connection with any Limited Condition Transaction: (w) the condition set forth in clause (d) of the proviso to the definition of “Permitted Acquisition” shall be satisfied if (I) no Event of Default shall have occurred and be continuing as of the applicable LCT Test Date, and (II) no Specified Event of Default shall have occurred and be continuing at the time of consummation of such Limited Condition Transaction; (x) if the proceeds of an Incremental Term Facility pursuant to Section 2.02(g)(ii) are being used to finance such Limited Condition Transaction, then (I) the conditions set forth in Section 2.02(g)(ii)(E)(x) and Section 4.02(a) shall be required to be satisfied at the time of closing of the Limited Condition Transaction and funding of such Incremental Term Facility but may be subject to customary “SunGard” or “certain funds” conditionality and the representations and warranties required may be limited to customary “specified representations” and such other representations and warranties as may be required by the applicable lenders providing such Incremental Term Facility, and (II) the conditions set forth in Section 2.02(g)(ii)(E)(y) and Section 4.02(b) shall, if and to the extent the lenders providing such Incremental Term Facility so agree, be satisfied if (1) no Default or Event of Default shall have occurred and be continuing as of the applicable LCT Test Date; (y) no Specified Event of Default shall have occurred and be continuing at the time of the funding of such Incremental Term Facility in connection with the consummation of such Limited Condition Transaction; and (z) such Limited Condition Transaction and the related Indebtedness to be incurred (and any associated Lien) and the use of proceeds thereof (and the consummation of any Permitted Acquisition or Investment) shall be deemed incurred and/or applied at the LCT Test Date (until such time as the Indebtedness is actually incurred or the applicable definitive agreement is terminated without actually consummating the applicable Limited Condition Transaction) and outstanding thereafter for purposes of Pro Forma Compliance (other than for purposes of determining Pro Forma Compliance in connection with the making of any Restricted Payment or the prepayment of any Junior Debt) with any applicable calculation of the financial covenant set forth in Section 7.11, or the amount or availability of any basket, including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets (it being understood and agreed that with respect to any such ratio test or basket to be used to effect a Restricted Payment or a prepayment of Junior Debt, the Borrower shall demonstrate compliance with the applicable test both after giving effect to the applicable Limited Condition Transaction and assuming that such transaction had not occurred). For the avoidance of doubt, if any of such ratios or amounts for which compliance was determined or tested as of the LCT Test Date are thereafter exceeded as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA), at or prior to the consummation of the relevant Limited Condition Transaction, such ratios or amounts will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant Limited Condition Transaction is permitted to be consummated or taken. It is understood and agreed that this Section 1.03(e) shall not limit the conditions set forth in Section 4.02 with respect to any proposed Credit Extension, in connection with a Limited Condition Transaction or otherwise except as set forth in clause (x) above in connection with the use of the proceeds of an Incremental Term Facility to finance a Limited Condition Transaction (and, in the case of such clause (x), only if and to the extent the lenders providing such Incremental Term Facility so agree as provided in such clause (x)).

1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 UCC Terms.

Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.08 Certain Determinations.

For purposes of determining compliance with any of the covenants set forth in Article VII at any time (whether at the time of incurrence or thereafter), any Lien (other than Liens with respect to the Secured Obligations), Investment, Indebtedness (other than Indebtedness consisting of the Obligations), Disposition, payment of Junior Debt or Restricted Payment meets the criteria of one, or more than one, of the categories permitted pursuant to the applicable covenant in Article VII, the Borrower (a) shall in its sole discretion determine under which category or categories such Lien, Investment, Indebtedness,

Disposition, payment of Junior Debt or Restricted Payment (or, in each case, any portion there) is permitted and (b) shall be permitted to make any such determination or redetermination or classification or reclassification (including by dividing any amounts across more than once exception) at such time and from time to time as it may determine and without notice to the Administrative Agent or any Lender.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

(a) Term B Borrowings. Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make term loans to the Borrower in Dollars on the Closing Date, in an aggregate amount not to exceed such Lender’s Term B Commitment. Each Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments. Term B Borrowings repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, the Term B Borrowing shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than two (2) Business Days prior to the Closing Date.

(b) Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars, from time to time, on any Business Day during the Availability Period for the Revolving Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the Revolving Exposure of any Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, any Revolving Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than two (2) Business Days prior to the date of such Revolving Borrowing.

(c) Incremental Term Loans. Subject to Section 2.02(g), on the effective date of any Incremental Term Loan Lender Joinder Agreement, each Incremental Term Lender party to such Incremental Term Loan Lender Joinder Agreement severally agrees to make a term loan in one or more advances to the Borrower in the amount of its respective Incremental Term Commitment with respect to such Incremental Term Facility as set forth in such Incremental Term Loan Lender Joinder Agreement; provided, however, that after giving effect to such advances, the Outstanding Amount of such Incremental Term Loans shall not exceed the aggregate amount of the Incremental Term Commitments set forth in the applicable Incremental Term Loan Lender Joinder Agreement of the applicable Incremental Term Lenders. Each Incremental Term Borrowing shall consist of Incremental Term Loans made simultaneously by the Incremental Term Lenders in accordance with their respective Applicable Percentage of the applicable Incremental Term Facility. Incremental Term Borrowings prepaid or repaid may not be reborrowed. Incremental Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (i) telephone or (ii) a Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 10:00 a.m. (A) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (B) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one (1), two (2), three (3) or six (6) months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 10:00 a.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them; provided, further, however, the Loan Notice for the Loans made on the Closing Date may be delivered to the Administrative Agent no later than two (2) Business Days prior to the Closing Date. Not later than 10:00 a.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, in connection with any conversion or continuation of Term B Loans or Incremental Term Loans, if less, the entire principal thereof then outstanding). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, in connection with any conversion or continuation of Term B Loans or Incremental Term Loans, if less, the entire principal thereof then outstanding). Each Loan Notice and each telephonic notice shall specify (I) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility, (II) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (III) the principal amount of Loans to be borrowed, converted or continued, (IV) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (V) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Eurodollar Rate Loan.

(b) Advances. Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section

2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Eurodollar Rate Loans. Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d) Notice of Interest Rates. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) Interest Periods. After giving effect to all Term B Borrowings, all conversions of Term B Loans from one Type to the other, and all continuations of Term B Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Term B Facility. After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Revolving Facility. With respect to each Incremental Term Facility, after giving effect to all Incremental Term Borrowings, all conversions of Incremental Term Loans from one Type to the other, and all continuations of Incremental Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of such Incremental Term Facility.

(f) Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(g) Increase in Revolving Facility; Incremental Term Loans. The Borrower may at any time and from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Revolving Facility (but not the Letter of Credit Sublimit or the Swingline Sublimit) and/or establish one or more Incremental Term Facilities (each such increase and/or establishment of an Incremental Term Facility, an “Incremental Facility” and collectively, the

“Incremental Facilities”), by a maximum aggregate amount not to exceed the Incremental Amount, as follows:

(i) Increase in Revolving Facility. The Borrower may, at any time and from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Revolving Facility (but not the Letter of Credit Sublimit or the Swingline Sublimit) with additional Revolving Commitments from any Revolving Lender or new Revolving Commitments from one or more other Persons selected by the Borrower and acceptable to the Administrative Agent, the Swingline Lender and each L/C Issuer (so long as such Persons would be permitted at such time by Section 11.06(b)(v) to become assignees hereunder); provided, that:

(A) any such increase shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof;

(B) no Default or Event of Default shall exist and be continuing at the time of any such increase;

(C) no existing Lender shall be under any obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Lender’s sole and absolute discretion;

(D) (1) any new Lender shall join this Agreement by executing such joinder documents as are required by the Administrative Agent and/or (2) any existing Lender electing to increase its Revolving Commitment shall have executed a commitment agreement satisfactory to the Administrative Agent;

(E) as a condition precedent to such increase, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower dated as of the date of such increase and signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article II and Article V and the other Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 2.02(g)(i)(E), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (y) no Default or Event of Default exists;

(F) a Responsible Officer of the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to any such increase in the Revolving Facility (and assuming for such calculation that such increase is fully drawn), the Loan Parties would be in compliance with the financial covenant set forth in Section 7.11 as of the most recent fiscal quarter for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b) (it being understood and agreed that for purposes of calculating such Consolidated Total Net Adjusted Leverage Ratio, the identifiable proceeds of such increase in the Revolving Facility (if any) that is incurred at such time shall not qualify as “unrestricted cash and Cash Equivalents of the Loan Parties” for the purposes of clause(a)(ii) of the definition of Consolidated Total Net Adjusted Leverage Ratio);

(G) the Administrative Agent shall have received such amendments to the Collateral Documents as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Secured Obligations after giving effect to such increase in the Revolving Facility; and

(H) Schedule 1.01(b) shall be deemed revised to include any increase in the Revolving Facility pursuant to this Section 2.02(g)(i) and to include thereon any Person that becomes a Lender pursuant to this Section 2.02(g)(i).

Upon each increase to the Revolving Facility pursuant to this Section 2.02(g)(i), each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of such increase and each such increasing Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in such Letters of Credit and/or Swingline Loans held by each Revolving Lender (including each such increasing Lender), as applicable, will equal such Revolving Lender’s Applicable Revolving Percentage of the aggregate outstanding L/C Obligations and Swingline Loans. Additionally, if any Revolving Loans are outstanding at the time any increase to the Revolving Facility is effected pursuant to this Section 2.02(g)(i), the applicable Revolving Lenders immediately after effectiveness of such increase to the Revolving Facility shall purchase and assign at par such amounts of the Revolving Loans outstanding at such time as the Administrative Agent may require such that each Revolving Lender holds its Applicable Revolving Percentage of all Revolving Loans outstanding immediately after giving effect to all such assignments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(ii) Institution of Incremental Term Facilities. The Borrower may, at any time, upon prior written notice to the Administrative Agent, institute an Incremental Term Facility from one or more Incremental Term Lenders and in connection therewith, the Administrative Agent shall have determined, in its reasonable discretion (in consultation with the Borrower), whether such Incremental Term Facility consists of a tranche A term loan (an “Incremental Term A Facility”) or a tranche B term loan (an “Incremental Term B Facility”); provided, that:

(A) any such Incremental Term Facility shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof;

(B) no Default or Event of Default shall exist and be continuing at the time of any such increase;

(C) no existing Lender shall be under any obligation to become an Incremental Term Lender and any such decision whether to become an Incremental Term Lender shall be in such Lender’s sole and absolute discretion;

(D) the Borrower (in consultation and coordination with the Administrative Agent) shall obtain commitments for the amount of such Incremental Term Facility from existing Lenders or other Persons reasonably acceptable to the Administrative Agent, which Lenders shall join in this Agreement as Incremental Term Lenders by executing an Incremental Term Loan Lender Joinder Agreement;

(E) as a condition precedent to such institution, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower dated as of the date of such institution and signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such institution, (x) the representations and warranties contained in Article II and Article V and the other Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such institution, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 2.02(g)(ii)(E), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (y) no Default or Event of Default exists;

(F) a Responsible Officer of the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to any such Incremental Term Facility (and assuming for such purposes that such Incremental Term Facility is fully drawn), the Loan Parties would be in compliance with the financial covenant set forth in Section 7.11 as of the most recent fiscal quarter for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b) (it being understood and agreed that for purposes of calculating such Consolidated Total Net Adjusted Leverage Ratio, the identifiable proceeds of such Incremental Term Facility (if any) that is incurred at such time shall not qualify as “unrestricted cash and Cash Equivalents of the Loan Parties” for the purposes of clause(a)(ii) of the definition of Consolidated Total Net Adjusted Leverage Ratio);

(G) Schedule 1.01(b) shall be deemed revised to include such Incremental Term Facility pursuant to this Section 2.02(g)(ii) and to include thereon any Person that becomes an Incremental Term Lender pursuant to this Section 2.02(g)(ii);

(H) such Incremental Term Facility shall share ratably in any prepayments of the Term B Loan and any other Incremental Term Facility pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for the Term B Loan and any then-existing Incremental Term Facility);

(I) to the extent any of the terms of the Incremental Term Loans under such Incremental Term Facility (other than (x) as set forth in Sections 2.02(g)(ii)(J) and 2.02(g)(ii)(K) below or (y) terms that are applicable only to periods after the Latest Maturity Date) are not substantially consistent with the terms of the Term B Facility, such terms shall be reasonably satisfactory to the Administrative Agent or shall be incorporated via an amendment into this Agreement with the consent of the Administrative Agent, such consent not to be unreasonably withheld (it being understood, for the avoidance of doubt, that such amendment shall not require the consent of any Lender);

(J) the Administrative Agent shall have received such amendments to the Collateral Documents as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Secured Obligations after giving effect to such Incremental Term Facility which shall not require the consent of any Lender;

(K) in the case of an Incremental Term Facility that is an Incremental Term A Facility:

(1) the Applicable Rate of such Incremental Term Loan shall be as set forth in the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term Loan;

(2) the Incremental Term Loan Maturity Date for such Incremental Term A Facility shall be as set forth in the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term Facility; provided, that, such date shall not be earlier than the Latest Maturity Date for any then-existing Incremental Term A Facility;

(3) the scheduled principal amortization payments under such Incremental Term A Facility shall be as set forth in the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term Facility; provided, that, the Weighted Average Life to Maturity of such Incremental Term Loan shall not be shorter than the then-remaining Weighted Average Life to Maturity of any then-existing Incremental Term A Facility; and

(L) in the case of an Incremental Term Facility that is an Incremental Term B Facility:

(1) the Applicable Rate of such Incremental Term B Loan shall be as set forth in the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term Loan; provided, that, if the All-In-Yield on such Incremental Term B Loan exceeds the All-In-Yield on the Term B Loan or any then-existing Incremental Term B Loan by more than fifty basis points (0.50%) per annum, then the Applicable Rate or fees payable with respect to the Term B Loan or such other then-existing Incremental Term B Loan shall on the effective date of such Incremental Term B Loan be increased to the extent necessary to cause the All-In-Yield on the Term B Loan or any other then-existing Incremental Term B Loan to be fifty basis points (0.50%) less than the All-In-Yield on such Incremental Term B Loan (such increase to be allocated as reasonably determined by the Administrative Agent);

(2) the Incremental Term Loan Maturity Date for such Incremental Term B Facility shall be as set forth in the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term B Facility; provided, that, such date shall not be earlier than the Latest Maturity Date for the Term B Loan or any other then-existing Incremental Term B Loan; and

(3) the scheduled principal amortization payments under such Incremental Term Facility shall be as set forth in the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term Facility; provided, that, the Weighted Average Life to Maturity of such Incremental Term B Loan shall not be shorter than the then-remaining Weighted Average Life to Maturity of the Term B Loan or any other then-existing Incremental Term B Loan.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of this Section 2.02(g) (including, without limitation, as applicable, (1) to include the Incremental Facilities, as applicable, in any determination of (i) Required Lenders, Required Pro Rata Facilities Lenders, Required Revolving Lenders or Required Term B Lenders, as applicable or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Applicable Percentage, in each case, without the written consent of such affected Lender and (2) to make amendments to any outstanding tranche of term loans under this Agreement to permit any Incremental Term Facility and the related Loans thereunder to be “fungible” (including, without limitation, for purposes of the Code) with such tranche of term loans, including, without limitation, increases in the Applicable Rate or any fees payable to such outstanding tranche of term loans or providing such outstanding tranche of term loans with the benefit of any call protection or covenants that are applicable to the proposed Incremental Term Facility; provided that any such amendments or modifications to such outstanding tranche of term loans shall not directly adversely affect the Lenders holding such tranche of term loans without their consent.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or any Restricted Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Restricted Subsidiaries and any drawings thereunder; provided, that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Facility, (y) the Revolving Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed L/C Obligations, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) No L/C Issuer shall issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iv), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than

$100,000, in the case of a commercial Letter of Credit, or $50,000, in the case of a standby Letter of Credit;

(D) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars; or

(E) any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by an L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit

Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (B) the amount thereof, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (G) the purpose and nature of the requested Letter of Credit, and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (1) the Letter of Credit to be amended, (2) the proposed date of amendment thereof (which shall be a Business Day), (3) the nature of the proposed amendment, and (4) such other matters as such L/C Issuer may require. Additionally, the Borrower shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, an L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(iv) If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such

Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(v) If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits such L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed (an “Honor Date”), the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of such L/C Issuer.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower, any Restricted Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this

Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of such L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Restricted Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.15, with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit, equal to 50% of the Applicable Rate times the daily amount available to be drawn under such Letter of Credit and (ii) for each standby Letter of Credit, equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (A) due and payable on the first Business Day following each fiscal quarter end, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (B) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to (i) Bank of America, as an L/C Issuer for its own account, a fronting fee (A) with respect to each commercial Letter of Credit issued by Bank of America, at the rate per annum specified in the Fee Letter computed on the amount of such Letter of Credit and payable upon the issuance thereof, (B) with respect to any amendment of a commercial Letter of Credit issued by Bank of America increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and Bank of America in its capacity as an L/C Issuer, computed on the amount of such increase and payable upon the effectiveness of such amendment, and (C) with respect to each standby Letter of Credit issued by Bank of America, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on or prior to the date that is ten (10) Business Days following each fiscal quarter end, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) to each other L/C Issuer, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer at a rate separately agreed between such L/C Issuer and the Borrower. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to each L/C Issuer for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii) on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit

Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(l) Additional L/C Issuers. Any Lender hereunder may become an L/C Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional L/C Issuer which shall be signed by the Borrower, the Administrative Agent and each L/C Issuer.

(m) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

2.04 Swingline Loans.

(a) The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section, may in its sole discretion make loans to the Borrower (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the Revolving Facility at such time, and (B) the Revolving Exposure of any Revolving Lender at such time shall not exceed such Lender’s Revolving Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section, prepay under Section 2.05, and reborrow under this Section. Each Swingline Loan shall bear interest only at a rate based on the Base Rate plus the Applicable Rate. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan.

(b) Borrowing Procedures. Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by: (i) telephone or (ii) a Swingline Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 12:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of

$100,000, and (B) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 1:00 p.m. on the date of the proposed Swingline Borrowing (1) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.

(c) Refinancing of Swingline Loans.

(i) The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii) If for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender.

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.

(f) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.05 Prepayments.

(a) Optional.

(i) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the Term B Loans, Revolving Loans and/or any Incremental Term Loans in whole or in part without premium or penalty (except, with respect to the Term B Loans, any premium required by Section 2.05(d)) subject to Section 3.05; provided, that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 10:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (2) on the date of prepayment of Base Rate Loans, (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid, and whether the Loans to be prepaid are the Term B Loans, the Revolving Loans, and/or the Incremental Term Loans and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, that, any notice of prepayment of Loans may be conditioned upon the effectiveness of other credit facilities or capital raising, the consummation of a particular Disposition or the occurrence of a change of control as specified in such notice, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of Term B Loans and Incremental Term Loans pursuant to this Section 2.05(a)(i) shall be applied to the Term B Loans and any Incremental Term Loans on a pro rata basis, and shall be applied to the principal repayment installments thereof in the direct order of maturity or as otherwise directed by the Borrower. Subject to Section 2.15, such prepayments shall be paid to the applicable Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii) The Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided, that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 12:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b) Mandatory.

(i) Revolving Outstandings. If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings exceed the Revolving Facility at such time.

(ii) Dispositions and Involuntary Dispositions. The Borrower shall prepay (within thirty (30) days of the date of such Disposition or Involuntary Disposition) the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds received by any Loan Party or any Restricted Subsidiary from all Dispositions and Involuntary Dispositions; provided, that, such Net Cash Proceeds shall not be required to be so applied (A) until the aggregate amount of Net Cash Proceeds derived from all such Dispositions or Involuntary Dispositions in any fiscal year is equal to or greater than $20,000,000 and (B) if, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Disposition or Involuntary Disposition), such Loan Party or such Restricted Subsidiary reinvests all or any portion of such Net Cash Proceeds in Eligible Assets within three hundred sixty five (365) days of the date of receipt of such Net Cash Proceeds for such Disposition or Involuntary Disposition (or to the extent it commits within such three hundred sixty five (365) day period to make such reinvestment, within one hundred eighty (180) days after such three hundred sixty five (365) day period); provided, further, that, for purposes of the foregoing clause (B), if such Net Cash Proceeds shall have not been so reinvested by the end of such period(s), such Net Cash Proceeds shall be immediately applied to prepay the Loans and/or Cash Collateralize the L/C Obligations. Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (vi) below.

(iii) Debt Issuance. Promptly upon the receipt by any Loan Party or any Restricted Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds. Any prepayment pursuant to this clause (iii) shall be applied as set forth in clause (vi) below.

(iv) Extraordinary Receipts. Within five (5) Business Days of receipt by any Loan Party or any Restricted Subsidiary of any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any Restricted Subsidiary, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate principal amount equal to one hundred percent (100%) of the amount of such Extraordinary Receipts; provided, that, such Net Cash Proceeds shall not be required to be so applied (A) until the aggregate amount of Net Cash Proceeds derived from all such Extraordinary Receipts in any fiscal year is equal to or greater than $5,000,000 and (B) if, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of receipt of any Extraordinary Receipts), such Loan Party or such Restricted Subsidiary reinvests all or any portion of such Extraordinary Receipts in Eligible Assets within three hundred sixty five (365) days of the date of the receipt thereof (or to the extent it commits within such three hundred sixty five (365) day period to make such investment, within one hundred eighty (180) days after such three hundred sixty five (365) day period); provided, further, that, for purposes of the foregoing proviso, if such Extraordinary Receipts shall have not been so reinvested by the end of such period(s), such Extraordinary Receipts shall be immediately applied to prepay the Loans and/or Cash Collateralize the L/C Obligations. Any prepayment pursuant to this clause (iv) shall be applied as set forth in clause (vi) below.

(v) Excess Cash Flow. On each Excess Cash Flow Payment Date, the Borrower shall prepay the Term B Loans and any Incremental Term B Loans (if applicable) as hereafter provided in an aggregate amount equal to the Applicable Prepayment Percentage of Excess Cash Flow for the related Excess Cash Flow Period; provided, that, the amount required to be prepaid pursuant to this Section 2.05(b)(v) for any Excess Cash Flow Period shall be reduced on a dollar-for-dollar basis by, without duplication, the aggregate principal amount of any Loans prepaid pursuant to Section 2.05(a)(i) (including any prepayments of Revolving Loans, to the extent the corresponding Revolving Commitments have been permanently reduced pursuant to Section 2.06(a)) (to the extent funded with Internally Generated Cash) during such Excess Cash Flow Period or, at the option of the Borrower (without counting such amounts against the subsequent Excess Cash Flow Period’s Excess Cash Flow calculation) after the end of such Excess Cash Flow Period and prior to such Excess Cash Flow Payment Date.

(vi) Application of Payments. Each prepayment of Loans pursuant to the foregoing provisions of Sections 2.05(b)(ii) through (iv) shall be applied, first, ratably to the Term B Loans and any Incremental Term Loans to the next four principal repayment installments thereof and thereafter to the remaining principal repayment installments thereof on a pro rata basis, second, to the outstanding Revolving Loans (without a corresponding permanent reduction of the Revolving Facility), and third, after the outstanding Revolving Loans have been paid in full, to Cash Collateralize the remaining L/C Obligations. Each prepayment of Loans pursuant to the foregoing provisions of Section 2.05(b)(v) shall be applied ratably to the Term B Loans and any Incremental Term B Loans to the remaining principal repayment installments thereof on a pro rata basis. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(c) Limitations. Notwithstanding any other provisions of this Section 2.05, to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary, of any Involuntary Disposition with respect to assets of a Foreign Subsidiary, or of any Debt Issuance by a Foreign Subsidiary, or any Extraordinary Receipts received by a Foreign Subsidiary would, or Excess Cash Flow of a Foreign Subsidiary would, in any such case, give rise to a prepayment event pursuant to Section 2.05(b)(ii), (iii), (iv) or (v):

(i) to the extent that the Borrower has determined in good faith after consultation with the Administrative Agent that the inclusion of such Net Cash Proceeds, Extraordinary Receipts or Excess Cash Flow in the calculation of any prepayments required under Section 2.05(b)(ii), (iii), (iv) or (v) would result in adverse tax consequences to the Borrower or any Subsidiary, such Net Cash Proceeds, Extraordinary Receipts or Excess Cash Flow will be excluded from any such calculation of required prepayments for so long, but only for so long, as the applicable adverse tax consequences remain; and

(ii) the Loan Parties shall not in any event be required to repatriate cash held by Foreign Subsidiaries in connection with a mandatory prepayment required by Section 2.05(b)(ii), (iii), (iv) or (v), subject, however, to the requirement to make the prepayment that has otherwise become due under Section 2.05(b)(ii), (iii), (iv) or (v) (after giving effect to Section 2.05(c)(i)) from other sources upon the terms therein, as if such Net Cash Proceeds, Extraordinary Receipts or Excess Cash Flow had been received by the Borrower.

(d) Repricing Event. Each prepayment of Term B Loans made in connection with a Repricing Event on or before the date that is twelve (12) months after the Closing Date shall be accompanied by a prepayment premium equal to 1.00% of the principal amount of the Term B Loans being repaid in connection with such Repricing Event.

2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided, that: (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Letter of Credit Sublimit. Any such notice of termination or reduction pursuant to this Section 2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) Mandatory.

(i) The aggregate Term B Commitments shall be automatically and permanently reduced by the amount of any Borrowing of Term B Loans pursuant to Section 2.01(a).

(ii) If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the Revolving Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swingline Sublimit or the Revolving Commitments under this Section 2.06. Upon any reduction of the Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Term B Loans. The Borrower shall repay the outstanding principal amount of the Term B Loans in installments on the last Business Day of each March, June, September and December and on the Term B Facility Maturity Date, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02:

Payment Dates	Principal Amortization Payment (% of Term B Facility Advanced)
March, 2019	0.25%
June, 2019	0.25%
September, 2019	0.25%
December, 2019	0.25%
March, 2020	0.25%
June, 2020	0.25%
September, 2020	0.25%
December, 2020	0.25%
March, 2021	0.25%
June, 2021	0.25%
September, 2021	0.25%
December, 2021	0.25%
March, 2022	0.25%
June, 2022	0.25%
September, 2022	0.25%
December, 2022	0.25%
March, 2023	0.25%
June, 2023	0.25%

September, 2023	0.25%
December, 2023	0.25%
March, 2024	0.25%
June, 2024	0.25%
September, 2024	0.25%
December, 2024	0.25%
March, 2025	0.25%
June, 2025	0.25%
September, 2025	0.25%
Term B Facility Maturity Date	Outstanding Principal Balance of Term B Loans

provided, however, that, the final principal repayment installment of the Term B Loans shall be repaid on the Term B Facility Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

(b) Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Revolving Facility Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(c) Incremental Term Loans. The Borrower shall repay the outstanding principal amount of all Incremental Term Loans in the installments, on the dates and in the amounts set forth in the applicable Incremental Term Loan Lender Joinder Agreement for such Incremental Term Loans (as such installments may hereafter be adjusted as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02.

(d) Swingline Loans. The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date fifteen (15) Business Days after such Loan is made and (ii) the Revolving Facility Maturity Date.

2.08 Interest and Default Rate.

(a) Interest. Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate, (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(b) Default Rate.

(i) (A) If any amount of principal of any Loan payable by any Loan Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, or (B) an Event of Default pursuant to Sections 8.01(f) or (g) exists, all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Loan Party under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, all outstanding Obligations (including Letter of Credit Fees) shall accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Aggregate Commitments. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met. The commitment fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees.

(i) The Borrower shall pay to the Administrative Agent and MLPFS for their own respective accounts, fees in the amounts and at the times specified in the Fee

Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower and its Subsidiaries or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Total Net Adjusted Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Net Adjusted Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII. The Borrower’s obligations under this paragraph shall survive for one (1) year following the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Revolving Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 11:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuers, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuers, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided, that:

(1) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(2) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Cash Collateral.

(a) Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 2.05 or 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by the Administrative Agent or such L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or any L/C Issuer as herein provided (other than any Lien permitted pursuant to Section 7.01(k)), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Pro Rata Facilities Lenders”, “Required Revolving Lenders”, “Required Term B Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or Swingline Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided, that, if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a

Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) Defaulting Lender Fees. With respect to any fee payable under Section 2.09(a) or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuers and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to each L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize each L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16 Discounted Voluntary Prepayments.

(a) Notwithstanding anything to the contrary in this Agreement, the Borrower shall have the right at any time and from time to time to prepay Term B Loans and Incremental Term Loans at a discount to the par value of such Term B Loans and Incremental Term Loans (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.16; provided, that, (i) (A) any Discounted Voluntary Prepayment with respect to Term B Loans shall be offered to all Term B Lenders on a pro rata basis based on the then outstanding principal amount of all Term B Loans and (B) any Discounted Voluntary Prepayment with respect to Incremental Term Loans under any Incremental Term Facility shall be offered to all Incremental Term Lenders under such Incremental Term Facility on a pro rata basis based on the then outstanding principal amount of all Incremental Term Loans under such Incremental Term Facility, (ii) no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (iii) no Discounted Voluntary Prepayment may be made with proceeds from Revolving Loans or Swingline Loans, (iv) the sum of unrestricted cash and Cash Equivalents of the Loan Parties plus availability under the Revolving Facility, after giving effect to such Discounted Voluntary Prepayment on a Pro Forma Basis, shall be at least $40,000,000, (v) the Borrower shall in no event deliver more than three (3) Discounted Prepayment Option Notices to the Administrative Agent during the term of this Agreement, and (vi) the Borrower shall provide a certificate of a Responsible Officer of the Borrower certifying (A) as to compliance with the items in clauses (ii), (iii) and (iv) above and (B) that the Borrower and its Restricted Subsidiaries have no material non-public information at the time of the making of the Discounted Voluntary Prepayment that could reasonably be expected to affect a Lender’s decision as to whether to participate in the Discounted Voluntary Prepayment.

(b) To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, it will provide a Discounted Prepayment Option Notice that the Borrower desires to prepay the Term B Loans and/or Incremental Term Loans under an Incremental Term Facility in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term B Loans and/or Incremental Term Loans, as the case may be, as specified below. The Discounted Prepayment Option Notice shall specify with respect to the proposed Discounted Voluntary Prepayment: (i) the Proposed Discounted Prepayment Amount of Term B Loans and/or Incremental Term Loans, as the case may be, which shall not be less than $15,000,000, (ii) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment (representing the percentage of par of the principal amount of Term B Loans and/or Incremental Term Loans, as the case may be, to be prepaid) (the “Discount Range”), and (iii) the date by which Term B Lenders and/or applicable Incremental Term Lenders, as the case may be, are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five (5) Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(c) Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 2.16(b), the Administrative Agent shall promptly notify each Term B Lenders and/or applicable Incremental Term Lenders, as the case may be, thereof. On or prior to the Acceptance

Date, each such Term B Lenders and/or applicable Incremental Term Lenders, as the case may be, may specify (it being understood and agreed that no Lender shall be required to deliver a Lender Participation Notice or to otherwise make any of its Loans available for purposes of any Discounted Voluntary Prepayment unless it so chooses to deliver a Lender Participation Notice and in such case to make its Term B Loans and/or Incremental Term Loans (as applicable) available for a Discounted Voluntary Prepayment pursuant to the terms hereof) by a Lender Participation Notice to the Administrative Agent (i) a minimum price (the “Acceptable Price”) within the Discount Range (for example, eighty percent (80%) of the par value of the Term B Loans and/or Incremental Term Loans, as the case may be, to be prepaid) and (ii) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term B Loans and/or Incremental Term Loans, as the case may be, with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Price (“Offered Loans”) (which, for the avoidance of doubt, need not be any or all of a Lender’s Loans). Based on the Acceptable Prices and principal amounts of Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower, shall determine the applicable discount for Term B Loans and/or Incremental Term Loans, as the case may be (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.16(b) for the Discounted Voluntary Prepayment or (B) otherwise, the lowest Acceptable Price at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, that, in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Voluntary Discounted Prepayment and have Qualifying Loans (as defined below). Any Lender whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term B Loans or Incremental Term Loans, as the case may be, at any discount to their par value within the Applicable Discount.

(d) The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term B Loans or Incremental Term Loans, as the case may be, offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided, that, if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(e) Each Discounted Voluntary Prepayment shall be made within four (4) Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), upon delivery of a Discounted Voluntary Prepayment Notice, delivered to the Administrative Agent no later than 11:00 a.m., three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, the Borrower may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice.

(f) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.16(c) above) established by the Administrative Agent in consultation with the Borrower.

(g) Discounted Voluntary Prepayments shall be applied to reduce the scheduled amortization payments of the Term B Loans and/or the Incremental Term Loans, as applicable, in the direct order of maturity.

2.17 Amend and Extend Transactions.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the Revolving Facility Maturity Date and/or the Term B Facility Maturity Date to the extended maturity date specified in such request. Such notice shall set forth (i) the amount of the Revolving Commitments and/or Term B Loans to be extended (which shall be in minimum increments of $100,000 and a minimum amount of $1,000,000), and (ii) the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such requested Extension (or such longer or shorter periods as the Administrative Agent shall agree)). Each Appropriate Lender shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Appropriate Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent. Any Lender approached to participate in such Extension may elect or decline, in its sole discretion, to participate in such Extension. If the aggregate principal amount of Revolving Commitments or Term B Loans (calculated on the face amount thereof) in respect of which Appropriate Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments or Term B Loans, as applicable, requested to be extended by the Borrower pursuant to such Extension Offer, then the Revolving Commitments or Term B Loans, as applicable, of Appropriate Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Appropriate Lenders have accepted such Extension Offer.

(b) It shall be a condition precedent to the effectiveness of any Extension that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties of the Borrower and each other Loan Party contained in Article II and Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, (iii) the L/C Issuers and the Swingline Lender shall have consented to any Extension of the Revolving Commitments to the extent that such Extension provides for the issuance of Letters of Credit or making of Swingline Loans at any time during the extended period and (iv) the terms of such Extended Revolving Commitments and Extended Term Loans shall comply with Section 2.17(c).

(c) The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and be set forth in an Additional Credit Extension Amendment; provided, that, (i) the final maturity date of any Extended Revolving Commitment or Extended Term Loan shall be no earlier than the Revolving Facility Maturity Date or the Term B Facility Maturity Date, respectively, (ii)(A) there shall be no scheduled amortization of the Extended Revolving Commitments and (B) the Weighted Average Life to Maturity of the Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans, (iii) the Extended Revolving Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the Revolving Loans and the Term B Loans being extended and the borrower and guarantors of the Extended Revolving Commitments or Extended Term Loans, as applicable, shall be the same as the borrower and guarantors with respect to the Revolving Loans or applicable Term B Loans being extended, (iv) the interest rate margin, rate floors, fees, original issue discounts and premiums applicable to any Extended Revolving Commitments (and the Extended Revolving Loans thereunder) and Extended Term Loans shall be determined by the Borrower and the applicable extending Lender and (v) to the extent the terms of the Extended Revolving Commitments or Extended Term Loans are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iv) above), such terms shall be reasonably satisfactory to the Administrative Agent.

(d) In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Additional Credit Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Notwithstanding anything herein to the contrary, any Additional Credit Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate (but only to such extent), in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension Offer, including any amendments necessary to establish Extended Revolving Commitments or Extended Term Loans as a new tranche of revolving commitments or term loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranche (including to preserve the pro rata treatment of the extended and non-extended tranches and to provide for the reallocation of any L/C Obligations or obligations under Swingline Loans upon the expiration or termination of the commitments under any tranche), in each case on terms consistent with this Section 2.17).

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or a Loan Party, as applicable) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including such deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including such deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and each L/C Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable

Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit R-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit R-2 or Exhibit R-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit R-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality and Designated Lenders.

(a) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(b) If, in any applicable jurisdiction, the Administrative Agent, any L/C Issuer, or any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any L/C Issuer, or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest with respect to any Credit Extension, such Person shall promptly notify the Administrative Agent. Upon receipt of such notice, the Administrative Agent shall promptly notify the Borrower, and, until such notice is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Borrower shall (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Appropriate Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Appropriate Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent, in consultation with the Borrower and the Appropriate Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the

Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (ii) the Administrative Agent or the Appropriate Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(d)) or any L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof; provided, that, a Lender shall not be entitled to any compensation pursuant to this Section 3.04 to the extent such Lender is not generally imposing such charges or requesting such compensation from other similarly situated borrowers under similar circumstances.

(d) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

(e) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided, that, the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

excluding any loss of anticipated profits, but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04 (other than clause (d) thereof), or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07 Successor LIBOR.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document (including Section 11.01 hereof), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or the Required Lenders notify the Administrative

Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) have determined, that:

(a) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(c) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar-denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

3.08 Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension.

The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Execution of Loan Documents. The Administrative Agent shall have received counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of each Loan Party thereto and, in the case of this Agreement, by each Lender.

(b) Organization Documents, Resolutions, Etc. The Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization or formation (or the equivalents thereto), where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization or formation (or the equivalents thereto) (where such concepts are applicable).

(c) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent.

(d) Financial Statements. The Administrative Agent shall have received:

(i) the Audited Financial Statements;

(ii) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended June 30, 2018, including balance sheets and statements of income or operations, shareholders’ equity and cash flows (the “Interim Financial Statements”); and

(iii) a budget of the Borrower and its Subsidiaries on a Consolidated basis, including forecasts prepared by management of the Borrower, of Consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a monthly basis for the first year following the Closing Date.

(e) No Material Adverse Change. There shall not have occurred since December 31, 2017 any event or condition that has had or would be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(f) Personal Property Collateral. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, except to the extent covered in Section 6.18:

(i) (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches;

(ii) searches of ownership of Intellectual Property in the appropriate governmental offices and duly executed notices of grant of security interest in the form required by the Collateral Documents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Intellectual Property of the Loan Parties;

(iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iv) all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Collateral Documents, together with duly executed in blank and undated stock powers attached thereto;

(v) to the extent required to be delivered pursuant to the terms of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in the Collateral; and

(vi) Qualifying Control Agreements satisfactory to the Administrative Agent with respect to all deposit accounts and securities accounts listed on Schedule 3(m) of the Security Agreement (other than for any Excluded Deposit and Securities Account).

(g) Real Property Collateral. Except to the extent covered in Section 6.18, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, all Mortgaged Property Support Documents with respect to each Mortgaged Property.

(h) Liability, Casualty, Property, Terrorism and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents, including, without limitation, (i) standard flood hazard determination forms and (ii) if any property is located in a special flood hazard area (A) notices to (and confirmations of receipt by) such Loan Party as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (B) evidence of applicable flood insurance, in each case in such form, on such terms and in such amounts as required by Flood Laws or as otherwise required by the Administrative Agent.

(i) Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.01(e) and (l) and Sections 4.02(a) and (b) have been satisfied.

(j) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to the initial Credit Extensions and the other transactions contemplated hereby.

(k) [Reserved].

(l) Consents. All Board of Director, governmental, shareholder and material third party consents and approvals necessary in connection with the Loan Documents shall have been obtained and shall be in full force and effect.

(m) Existing Indebtedness of the Loan Parties. The Loan Parties shall have (i) repaid in full all principal and interest owing with respect to the term loan outstanding under the Existing Credit Agreement, (ii) paid all accrued and unpaid interest on the revolving loans outstanding under the Existing Credit Agreement to the Closing Date, (iii) prepaid any revolving loans outstanding under the Existing Credit Agreement to the extent necessary to keep the outstanding Revolving Loans ratable with the revised Revolving Commitments as of the Closing Date, and (iv) paid all accrued fees owing to the lenders under the Existing Credit Agreement to the Closing Date.

(n) Due Diligence/KYC Information.

(i) The Lenders shall have completed a due diligence investigation of the Loan Parties with respect to OFAC, Foreign Corrupt Practices Act and “know your customer” due diligence in scope, and with results, satisfactory to the Lenders. The Loan Parties shall have provided to the Administrative Agent and the Lenders the documentation and information that the Administrative Agent or such Lender requests in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(ii) If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have delivered a Beneficial Ownership Certification in relation to the Borrower prior to the Closing Date.

(o) Fees. Receipt by the Administrative Agent, the Arrangers and the Lenders of any fees required to be paid on or before the Closing Date.

(p) Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid (or caused to have paid) all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced at least two (2) Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions.

The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension (other than, with respect to clauses (a) and (b) below, a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article II and Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) Default. No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) Request for Credit Extension. The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swingline Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of such Request for Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that:

5.01 Existence, Qualification and Power.

Each Loan Party and each of the Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any Law, except in each case referred to in clause (b) or (c), to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents.

5.04 Binding Effect.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05 Financial Statements; No Material Adverse Effect.

(a) Audited Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Borrower and its Subsidiaries (on a Consolidated basis) as of the date thereof and their results of operations, cash flows and changes in shareholder’s equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) Quarterly Financial Statements. The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries (on a Consolidated basis) as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Material Adverse Effect. Since December 31, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d) Budget. The budget of the Borrower and its Subsidiaries delivered pursuant to Section 4.01(d)(iii) was prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such budget, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance, it being understood that actual results may vary from such assumptions and that such variations may be material.

5.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Restricted Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

5.07 No Default.

Neither any Loan Party nor any Restricted Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property.

Each Loan Party and each of the Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for Permitted Liens and such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09 Environmental Compliance.

(a) The Loan Parties and the Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) To the knowledge of the Borrower, none of the properties currently owned or operated by any Loan Party or any of the Restricted Subsidiaries is listed or, to the knowledge of the Loan Parties, proposed for listing on the NPL or on the CERCLIS or on any analogous foreign, state or local list or is adjacent to do any such property; neither any Loan Party or any Restricted Subsidiary nor, to the knowledge of the Loan Parties, any other Person, has operated any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of the Restricted Subsidiaries or on any property formerly owned or operated by any Loan Party or any of the Restricted Subsidiaries, except, in each case, in compliance with Environmental Laws; to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of the Restricted Subsidiaries; and neither any Loan Party or any Restricted Subsidiary nor, to the knowledge of the Loan Parties, any other Person, has released, discharged or disposed of any Hazardous Materials on a property currently or formerly owned or operated by any Loan Party or any of the Restricted Subsidiaries, each case of this clause (b) where such occurrences and events could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Neither any Loan Party nor any of the Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of the Restricted Subsidiaries have been disposed of in a manner which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance.

The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Restricted Subsidiary operates. The general liability, casualty, property, terrorism and business interruption insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.10 and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents.

5.11 Taxes.

Each Loan Party and the Restricted Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filings or payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against any Loan Party or any Restricted Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to the Borrower or any Restricted Subsidiary (other than any commercial agreements entered into in the ordinary course of business the principal purpose of which is not related to taxes).

5.12 ERISA Compliance.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws and (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Loan Parties, nothing has occurred that would reasonably be expected to prevent or cause the loss of such tax-qualified status, unless such a loss would not reasonably be expected to have a Material Adverse Effect.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan, except for ERISA Events that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) except as set forth on Schedule 5.12(c), as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date, (iii) no Loan Party nor any ERISA Affiliate has incurred any material liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA, and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to result in the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) As of the Closing Date the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.

5.13 Margin Regulations; Investment Company Act.

(a) Margin Regulations. The Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Restricted Subsidiaries on a Consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b) Investment Company Act. None of any Loan Party, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14 Disclosure.

The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, (a) to the extent any such written information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower and each Restricted Subsidiary represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that actual results may vary significantly from any such projected or forecasted results) and (b) with respect to information relating to the Borrower’s industry generally and trade data which relates to a Person that is not the Borrower or a Subsidiary thereof, the Borrower represents and warrants only that such information is believed by it in good faith to be accurate in all material respects. As of the Closing Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification is true and correct in all respects.

5.15 Compliance with Laws.

Each Loan Party and each Restricted Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.16 Solvency.

The Borrower and its Subsidiaries, on a Consolidated basis, are Solvent.

5.17 [Reserved].

5.18 Sanctions Concerns; Anti-Corruption Laws; PATRIOT Act.

(a) Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b) Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(c) PATRIOT Act. To the extent applicable, each Loan Party and each Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act.

5.19 [Reserved].

5.20 Equity Interests.

The outstanding Equity Interests in all Restricted Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens (other than Permitted Liens). There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of any Loan Party or any Restricted Subsidiary thereof, except as contemplated in connection with the Loan Documents.

5.21 Collateral Documents.

The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) in the Collateral described therein, which Liens are currently perfected Liens, to the extent required to be perfected in accordance with the terms of the Collateral Documents, and prior to all Liens other than Permitted Liens.

5.22 Regulation H.

No Mortgaged Property is a Flood Hazard Property unless the Administrative Agent shall have received the following: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property, (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) such other flood hazard determination forms, notices and confirmations thereof as requested by the Administrative Agent and (b) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Administrative Agent (and otherwise in compliance with Flood Laws) and naming the Administrative Agent as loss payee on behalf of the Lenders. All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.

5.23 Designation as Senior Indebtedness.

The Obligations constitute “Designated Senior Indebtedness” or any similar designation (with respect to indebtedness having the maximum rights as “senior debt”) under and as defined in any agreement governing any subordinated Indebtedness.

5.24 Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any Restricted Subsidiary as of the Closing Date and neither any Loan Party nor any Restricted Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years preceding the Closing Date.

5.25 EEA Financial Institutions.

No Loan Party is an EEA Financial Institution.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of its Restricted Subsidiaries to:

6.01 Financial Statements.

Deliver to the Administrative Agent (for the benefit of the Lenders):

(a) Audited Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower (or, if later, fifteen (15) days after the date required to be filed with the SEC; provided, that, in no event shall such date of delivery be later than one hundred twenty (120) days after the end of each fiscal year of the Borrower), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than any such qualification or exception that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity date under the Facilities provided herein) or any qualification or exception as to the scope of such audit (other than any customary qualifications in respect of business, operations or Persons acquired pursuant to a Permitted Acquisition for periods prior to the consummation of such Permitted Acquisition).

(b) Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (or, if later, five (5) days after the date required to be filed with the SEC; provided, that, in no event shall such date of delivery be later than sixty (60) days after the end of each fiscal quarter of the Borrower), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.

(c) Business Plan and Budget. As soon as available, but in any event no later than ninety (90) days after the end of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries on a Consolidated basis, including forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of Consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a monthly basis for the then current fiscal year.

(d) Unrestricted Subsidiaries. If the Borrower designates any of its Subsidiaries as an Unrestricted Subsidiary, the Borrower shall deliver concurrently with the delivery of any financial statements pursuant to Section 6.01(a) or 6.01(b), the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such Consolidated financial statements.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information.

Deliver to the Administrative Agent (for the benefit of the Lenders):

(a) [Reserved].

(b) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by the chief executive officer or chief financial officer, in each case, of the Borrower, including (A) with respect to the financial statements delivered pursuant to Section 6.01(a), a calculation of Excess Cash Flow for such period, (B) a certification as to whether the Loan Parties and their respective Restricted Subsidiaries have performed and observed each covenant and condition of the Loan Documents applicable to it during the period covered by the Compliance Certificate (or, if not, a listing of the conditions or covenants that have not been performed or observed and the nature and status of each such Default), (C) a certification of compliance with the financial covenant set forth in Section 7.11, including financial covenant analyses and calculation for the period covered by the Compliance Certificate and a calculation of the Cumulative Available Amount as of such date and (D) with respect to the financial statements delivered pursuant to Section 6.01(a), a listing of (1) all applications by any Loan Party, if any, for any Intellectual Property made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (2) all issuances of registrations or letters on existing applications by any Loan Party for any Intellectual Property received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (3) all material licenses relating to any Intellectual Property granted to any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (ii) a copy of management’s discussion and analysis with respect to such financial statements, (iii) a management report setting forth customary information with respect to project backlog, and (iv) with respect to the financial statements delivered pursuant to Section 6.01(a) for the fiscal year ending December 31, 2019 and thereafter, the calculation (in reasonable detail) of the Cumulative Available Amount as at the last day of such fiscal year of the Borrower. Unless the Administrative Agent or a Lender requests executed originals, delivery of the Compliance Certificate may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes.

(c) [Reserved].

(d) Annual Reports; Etc. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(e) Debt Securities Events of Default. Promptly after the furnishing thereof, copies of any notice of an event of default furnished by or to any holder of debt securities of any Loan Party or of any of its Restricted Subsidiaries in excess of the Threshold Amount pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02.

(f) SEC Notices. Promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any Restricted Subsidiary.

(g) Environmental Notice. Promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of the Restricted Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to have a Material Adverse Effect.

(h) KYC Information. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

(i) Additional Information. Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Restricted Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a), or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website (which website shall include the SEC’s EDGAR website or any successor website) or whether sponsored by the Administrative Agent); provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (A) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (1) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (2) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07), (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”, and (4) the Administrative Agent and any Affiliate thereof and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

Notwithstanding anything to the contrary herein, neither the Borrower nor any of its Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iii) with respect to which any Loan Party owes confidentiality obligations to any third party; provided that, if the Borrower or such Subsidiary does not provide (or allow access to) information in reliance on the exclusions in this sentence, the Borrower or such Subsidiary shall promptly provide notice to the Administrative Agent and the Borrower or such Subsidiary shall use commercially reasonable efforts to (i) obtain waivers of any such confidentiality obligations and (ii) communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions and to eliminate such restrictions or would not waive any such privilege.

6.03 Notices.

(a) Promptly (and in any event within two (2) Business Days), notify the Administrative Agent and each Lender of the occurrence of any Default.

(b) Promptly (and in any event within five (5) Business Days), notify the Administrative Agent and each Lender of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) Promptly (and in any event within five (5) Business Days), notify the Administrative Agent and each Lender of the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect.

(d) Promptly (and in any event within five (5) Business Days), notify the Administrative Agent of any determination by the Borrower referred to in Section 2.10(b).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations.

Pay and discharge as the same shall become due and payable, all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Loan Party or Restricted Subsidiary.

6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05.

(b) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(c) Preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance.

(a) Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including, without limitation, (i) terrorism insurance and (ii) flood hazard insurance on all Mortgaged Properties that are Flood Hazard Properties, on such terms and in such amounts as required by the National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.

(b) Evidence of Insurance. Cause the Administrative Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums).

(c) Redesignation. Promptly notify the Administrative Agent following its actual knowledge that any Mortgaged Property is, or becomes, a Flood Hazard Property.

6.08 Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records.

(a) Maintain adequate books of record and account as may be required or necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

(b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Restricted Subsidiary, as the case may be.

6.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (to the extent the Borrower’s officers are afforded a reasonable opportunity to participate), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) so long as no Event of Default then exists, except for one collective visit per calendar year (which shall be at the reasonable expense of the Borrower), all such visits and inspections shall be at the sole expense of the Administrative Agent and such visits and inspections shall occur no more frequently than semi-annually and (ii) when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the reasonable expense of the Borrower at any time during normal business hours and without advance notice.

6.11 Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to refinance certain existing Indebtedness (including certain Indebtedness under the Existing Credit Agreement), (b) to finance working capital and (c) for other general corporate purposes; provided, that, in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

6.12 Material Contracts.

Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, and enforce each such Material Contract in accordance with its terms, in each case subject to the reasonable good faith judgment of the Borrower.

6.13 Covenant to Guarantee Obligations.

Within forty-five (45) days (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion) after the acquisition or formation of any Subsidiary (including by way of division), cause such Person to become a Guarantor hereunder by way of execution of a Joinder Agreement; provided, however, (x) no Foreign Subsidiary shall be required to become a Guarantor and (y) no Excluded Subsidiary shall be required to become a Guarantor. In connection with the foregoing, the Loan Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation as is required pursuant to Sections 4.01(b), (f) and (g) and Section 6.14 and, to the extent reasonably requested by the Administrative Agent, customary opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.14 Covenant to Give Security.

Except with respect to Excluded Property:

(a) Equity Interests. Cause (i) one hundred percent (100%) of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than any CFC Holdco or any Excluded Disregarded Entity) directly owned by any Loan Party and (ii) sixty five percent (65%) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary, each CFC Holdco and each Excluded Disregarded Entity, in each case, directly owned by a Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.

(b) Other Property. Cause all property of each Loan Party (other than Excluded Property) to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, to secure the Secured Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, Mortgaged Property Support Documents and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent. With respect to real property (other than Excluded Property) acquired after the Closing Date, the Loan Parties shall have one hundred twenty (120) days after such acquisition (or such later time as agreed by the Administrative Agent) to deliver Mortgaged Property Support Documents with respect thereto.

(c) Account Control Agreements. Each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (i) Excluded Deposit and Securities Accounts, (ii) deposit accounts that are maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, and (iii) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement.

Notwithstanding anything in this Section 6.14 or any other provision of any Loan Document to the contrary (A) no actions in any non-U.S. jurisdiction shall be required in order to create or perfect any security interests in any assets located or titled outside of the U.S. (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction) and

(b) the Loan Parties shall not be required to obtain any landlord waivers, estoppels or collateral access letters; provided, that, the Loan Parties shall use commercially reasonable efforts to obtain a landlord waiver with respect to any property that is the subject of a Sale and Leaseback Transaction.

Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property of any Loan Party that is not subject to a Mortgage as of the Closing Date prior to the date that is twenty (20) Business Days after the date on which the Administrative Agent has made available to the Lenders (which may be delivered electronically) the information required in subsection (d) of the definition of Mortgaged Property Support Documents.

6.15 Further Assurances.

Promptly upon the reasonable request of the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party.

6.16 Anti-Corruption Laws.

Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions (in which the Loan Parties and their Restricted Subsidiaries conduct business) and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.17 Maintenance of Ratings.

Use commercially reasonable efforts to cause the Loans to be continuously and publicly rated (but not any specific rating) by S&P and Moody’s and use commercially reasonable efforts to maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case with respect to the Borrower and its Subsidiaries on a consolidated basis.

6.18 Post-Closing Obligations.

Deliver to the Administrative Agent the documents, and perform the actions, in each case, as set forth on Schedule 6.18 within the time periods set forth on Schedule 6.18 (or such longer periods as the Administrative Agent may agree in its sole discretion).

ARTICLE VII

NEGATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals, replacements, refinancings, restructurings or extensions thereof; provided, that, (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any such renewal, replacement, refinancing, restructuring or extension of the underlying Indebtedness and by an amount equal to any existing commitments unutilized under the underlying Indebtedness, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal, replacement, refinancing, restructuring or extension of the obligations secured or benefited thereby is a Permitted Refinancing permitted by Section 7.02(b);

(c) inchoate Liens for Taxes, assessments or governmental charges or levies not yet delinquent and Liens for Taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(d) Liens in respect of property imposed by requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as, without limitation, carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Borrower and its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(e) Liens (other than any Lien imposed by ERISA) (i) imposed by requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise Taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided, that, (A) with respect to clauses (i), (ii) and (iii), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and (B) to the extent such Liens are not imposed by requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents issued to support payment of such obligations;

(f) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such real property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries at such real property;

(g) Liens arising out of judgments, attachments or awards not resulting in an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(h) Liens securing Indebtedness permitted under Section 7.02(c); provided, that: (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness together with any accessions thereto and proceeds thereof, and (ii) such Liens attach to such property concurrently with or within one hundred eighty (180) days after the acquisition thereof;

(i) Liens securing Indebtedness permitted pursuant to Section 7.02(d); provided, that, (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property of the Borrower or any Restricted Subsidiary (other than improvements on the property subject thereto and proceeds thereof), (iii) such Lien shall secure only those obligations it secures on the date of acquisition, and any renewals, replacements, refinancings, restructurings or extensions thereof so long as the principal amount of such renewals, replacements, refinancings, restructurings or extensions thereof does not exceed the principal amount of the obligations being renewed, replaced, refinanced, restructured or extended except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in each case, in connection with any such renewals, replacements, refinancings, restructurings or extensions of the underlying Indebtedness, and (iv) such Lien shall be subordinated to the Liens created pursuant to the Collateral Documents on terms reasonably acceptable to the Administrative Agent;

(j) leases of the properties of the Borrower or any Restricted Subsidiary granted by the Borrower or any Restricted Subsidiary to third parties, in each case entered into in the ordinary course of the Borrower or such Restricted Subsidiary’s business so long no such leases, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the Borrower or such Restricted Subsidiary or materially impair the use (for its intended purposes) or the value of the property subject thereto;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(l) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(m) licenses of Intellectual Property granted by the Borrower or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries;

(n) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(o) Liens granted to the financial institution providing the relevant Accounts Receivable Program solely with respect to the accounts receivable actually sold for which cash has been received by a Loan Party pursuant to the terms of such Accounts Receivable Program;

(p) Liens attached to cash earnest money deposits made by the Borrower or a Restricted Subsidiary in connection with any letter of intent or purchase agreement;

(q) Liens on Equity Interests or assets to be sold pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of a Restricted Subsidiary or for any Disposition or disposition of assets not constituting a Disposition, in each case to the extent permitted by the terms hereof, pending the closing of such sale or disposition; provided, that, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens encumbering proceeds of any Permitted Refinancing of Indebtedness (but not, for the avoidance of doubt, securing such Indebtedness) that are deposited and used to defease or to discharge the Indebtedness being refinanced;

(t) Liens, if any, in favor of the Administrative Agent on Cash Collateral delivered pursuant to Section 2.14;

(u) Liens on the Equity Interests of a joint venture (other than any Restricted Subsidiary) owned by a Loan Party pursuant to a joint venture agreement or Liens on the Equity Interests of a joint venture (other than any Restricted Subsidiary) securing Indebtedness incurred by such joint venture so long as the recourse of any lender in respect of such Indebtedness against any Loan Party is limited to such Equity Interests or proceeds from the sale thereof;

(v) Liens on the assets of Restricted Subsidiaries that are not Loan Parties securing Indebtedness and other obligations in respect of such Indebtedness of such Restricted Subsidiary permitted under Section 7.02(f);

(w) Liens securing Additional Second Lien Indebtedness permitted pursuant to Section 7.02(h);

(x) Liens securing Permitted Incremental Equivalent Debt permitted pursuant to Section 7.02(r);

(y) Liens on the Equity Interests of Unrestricted Subsidiaries; and

(z) other Liens not permitted by the foregoing clauses of this Section 7.01 securing Indebtedness or other obligations permitted pursuant to this Agreement in an aggregate principal amount not to exceed the greater of, at any one time outstanding, (i) $75,000,000 and (ii) one hundred percent (100%) of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b).

7.02 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 7.02;

(c) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations hereafter incurred by the Borrower or any of its Restricted Subsidiaries to finance the purchase of fixed assets, and renewals, replacements, refinancings and extensions thereof; provided, that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount equal to the greater of, at any one time outstanding, (A) $35,000,000, and (B) fifty percent (50%) of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed;

(d) Indebtedness of any Target acquired after the Closing Date in a Permitted Acquisition or Investment permitted hereunder to the extent existing at the time of such Permitted Acquisition or Investment; provided, that, (i) such Indebtedness shall not have been incurred in contemplation of such Permitted Acquisition or Investment and (ii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to the Acquisition of such Indebtedness (and assuming for such purposes that such Indebtedness is fully drawn), the Consolidated Total Net Adjusted Leverage Ratio is at least 0.25 to 1.0 less than the ratio required to be maintained at such time by Section 7.11 (it being understood and agreed that for purposes of calculating such Consolidated Total Net Adjusted Leverage Ratio, the identifiable proceeds of any such Indebtedness that is incurred at such time shall not qualify as “unrestricted cash and Cash Equivalents of the Loan Parties” for the purposes of clause(a)(ii) of the definition of Consolidated Total Net Adjusted Leverage Ratio);

(e) Indebtedness consisting of Earn Out Obligations incurred in connection with Permitted Acquisitions or other Investments permitted pursuant to Section 7.03; provided, that, on the date the definitive agreement creating such Earn Out Obligations is executed, no Event of Default shall have occurred and be continuing or would result therefrom;

(f) Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate principal amount not to exceed at any one time outstanding the greater of (i) $30,000,000, and (ii) fifty percent (50%) of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b);

(g) Indebtedness in an amount not to exceed one hundred percent (100%) of the net cash proceeds from the issuance of Qualified Capital Stock of the Borrower not constituting a Change of Control (to the extent such net cash proceeds are Not Otherwise Applied);

(h) Additional Second Lien Indebtedness;

(i) Additional Unsecured Indebtedness;

(j) Indebtedness in respect of bid, performance or surety bonds, completion guarantees and appeal bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees or obligations of the Borrower or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety bonds, completion guarantees and appeal bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed);

(k) (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that, such Indebtedness is extinguished within five (5) Business Days of incurrence and (ii) Indebtedness under any Secured Cash Management Agreement entered into in the ordinary course of business;

(l) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(m) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(n) unsecured Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower solely to the extent cash could be distributed to any such Person under Section 7.06(e);

(o) intercompany Indebtedness permitted under Section 7.03 (“Intercompany Debt”); provided, that, in the case of Indebtedness owing by a Loan Party to any Subsidiary that is not a Loan Party, (i) such Indebtedness shall be subordinated to the Secured Obligations in a manner and to the extent reasonably acceptable to the Administrative Agent, and (ii) such Indebtedness shall not be prepaid unless no Event of Default exists immediately prior to and after giving effect to such prepayment;

(p) obligations (contingent or otherwise) existing or arising under any Swap Contract; provided, that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(q) Guarantees with respect to Indebtedness of any Loan Party permitted under this Section 7.02; provided, that, if the Indebtedness being Guaranteed is subordinated to the Secured Obligations, such Guarantee shall be subordinated to the Guaranty on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(r) Permitted Incremental Equivalent Debt in an aggregate principal amount not to exceed the then applicable Incremental Amount;

(s) any Permitted Refinancing of Indebtedness permitted under clauses (b) through (i), (m) through (o), (q) and (r) above; and

(t) Indebtedness not permitted by any of the foregoing clauses of this Section 7.02, in an aggregate principal amount not to exceed the greater of, at any one time outstanding, (i) $75,000,000, and (ii) one hundred percent (100%) of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b).

7.03 Investments.

Make or hold any Investments, except:

(a) Investments existing as of the Closing Date and set forth on Schedule 7.03;

(b) Investments in any Person that is a Loan Party prior to, or simultaneously with, giving effect to such Investment;

(c) Investments by any Restricted Subsidiary of the Borrower that is not a Loan Party in any other Restricted Subsidiary of the Borrower that is not a Loan Party;

(d) the Borrower and its Restricted Subsidiaries may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, provided that such trade terms may include such concessionary trade terms in the ordinary course of business as the Borrower deems reasonable under the circumstances, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(e) loans and advances to directors, employees and officers of the Borrower and its Restricted Subsidiaries for bona fide business purposes, including the purchase of Equity Interests of the Borrower, in an aggregate amount not to exceed $5,000,000 at any time outstanding; provided, that, no loans in violation of Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;

(f) (i) Guarantees of Indebtedness of joint ventures permitted by Section 7.02 and Investments in Unrestricted Subsidiaries and joint ventures; provided, that, the aggregate amount of all such Investments made pursuant to this clause (i) shall not exceed the greater of, at any one time outstanding, (A) $35,000,000 and (B) fifty percent (50%) of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) and (ii) Guarantees of Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted by Section 7.02 and Investments in Restricted Subsidiaries that are not Loan Parties; provided, that, the aggregate amount of all such

Investments made pursuant to this clause (ii) shall not exceed the greater of, at any one time outstanding, (A) $35,000,000 and (B) fifty percent (50%) of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b);

(g) Guarantees permitted by Section 7.02 (other than those solely permitted by reference to this Section 7.03 (or any clause hereof));

(h) Permitted Acquisitions and any Investment in a Subsidiary that is not a Loan Party to permit such Subsidiary to consummate a Permitted Acquisition substantially concurrently with the making of such Investment;

(i) Investments in securities of trade creditors or customers in the ordinary course of business received in connection with the settlement of debts, the satisfaction of judgments, settlements, compromises or resolutions of litigation, arbitration or other disputes, upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(j) Investments to the extent that the consideration therefor consists of Qualified Capital Stock of the Borrower or the proceeds of the issuance of Qualified Capital Stock of the Borrower, in each case, to the extent not resulting in a Change of Control and to the extent such proceeds are Not Otherwise Applied;

(k) Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business of the Borrower and its Restricted Subsidiaries;

(l) Investments consisting of cash earnest money deposits in connection with a Permitted Acquisition;

(m) advances to suppliers of amounts provided by customers for the purchase of materials and the preparation of goods and inventory in respect of customer contracts entered into in the ordinary course of business;

(n) Investments held by a Person acquired or merged into a Loan Party or any Restricted Subsidiary so long as such Investments (i) were not acquired in contemplation of such acquisition or merger and (ii) do not require any additional capital contributions be made by any Loan Party or any Restricted Subsidiary;

(o) Investments consisting of Equity Interests owned by a Loan Party or any Restricted Subsidiary in a Captive Insurance Entity and capital contributions in such Captive Insurance Entity consisting of insurance premiums in respect of insurance acquired in the ordinary course of business that is customary for companies of a similar size engaged in similar businesses in similar locations, in each case, as the Borrower and its Restricted Subsidiaries, taken as a whole; provided, that, the aggregate amount of all such Investments made (i) during the period commencing on the date the Captive Insurance Entity is created and ending on the last day of the fiscal year in which such Captive Insurance Entity is created shall not exceed an amount to be agreed upon by the Administrative Agent and the Borrower and (ii) during each fiscal year thereafter shall not exceed an amount to be agreed upon by the Administrative Agent and the Borrower;

(p) other Investments not otherwise permitted by this Section 7.03 in an aggregate amount not to exceed the greater of, at any one time outstanding, (i) $50,000,000 and (ii) fifty percent (50%) of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b);

(q) Investments made with the portion, if any, of the Cumulative Available Amount; provided, that, immediately before and immediately after giving Pro Forma Effect to any such Investment, no Event of Default shall have occurred and be continuing;

(r) fundamental changes permitted (other than by reference to this Section 7.03 (or any clause thereof)) by Section 7.04;

(s) Swap Contracts permitted by Section 7.02(p);

(t) Investments constituting non-cash consideration received in connection with Dispositions (and asset sales not constituting Dispositions of the type described in the definition of “Disposition”) permitted hereunder; and

(u) other Investments not permitted by any of the foregoing clauses of this Section 7.03; provided, that, (i) no Event of Default shall have occurred and be continuing at the time of such Investment or would result therefrom, and (ii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Investment, the Consolidated Total Net Adjusted Leverage Ratio does not exceed 3.00 to 1.0.

7.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, consummate any division, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, that, notwithstanding the foregoing provisions of this Section 7.04 but subject to the terms of Sections 6.13 and 6.14, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower shall be the continuing or surviving corporation, (b) any Loan Party other than the Borrower may merge or consolidate with any other Loan Party other than the Borrower, (c) any Restricted Subsidiary that is not a Loan Party may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (d) any Restricted Subsidiary that is not a Loan Party may be merged or consolidated with or into any other Restricted Subsidiary that is not a Loan Party, (e) the Borrower and any Restricted Subsidiary may engage in a Permitted Transfer, an Investment permitted by Section 7.03 or a Restricted Payment permitted by Section 7.06 (in each case other than by reference to this Section 7.04 (or any clause hereof)), and (f) any Subsidiary of the Borrower may be dissolved or liquidated so long as (i) such dissolution or liquidation, as applicable, would not reasonably be expected to have a Material Adverse Effect and (ii) the residual assets of such Subsidiary shall be transferred to its parent company (provided, that, if the transferor thereof is a Loan Party, the transferee thereof shall be a Loan Party).

7.05 Dispositions.

Make any Disposition except for Permitted Transfers.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the

Loan Documents, and the Administrative Agent is authorized and directed by each Lender to take any actions deemed appropriate in order to effect the foregoing.

7.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower or any Guarantor;

(b) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Qualified Capital Stock of such Person;

(c) the Borrower or any Restricted Subsidiary may make any Restricted Payment; provided, that, (i) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Restricted Payment, the Consolidated Total Net Adjusted Leverage Ratio shall be less than 3.00 to 1.0 and (ii) no Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom;

(d) Restricted Payments made with the portion, if any, of the Cumulative Available Amount that the Borrower elects to apply to this Section 7.06(d); provided, that, (i) no Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom, and (ii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that after giving Pro Forma Effect to such Restricted Payment, the Consolidated Total Net Adjusted Leverage Ratio shall be less than 3.50 to 1.0;

(e) the Borrower may repurchase or redeem Qualified Capital Stock of the Borrower held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Borrower or any Restricted Subsidiary, upon their death, disability, retirement, severance or termination of employment or service; provided, that, the aggregate cash consideration paid for all such redemptions and repurchases shall not exceed, in any fiscal year, the sum of (i) $5,000,000 (and up to fifty percent (50%) of such $5,000,000 not used in any fiscal year may be carried forward to the next two succeeding (but no other) fiscal years), plus (ii) the amount of any net cash proceeds received by or contributed to the Borrower after the Closing Date from the issuance and sale after the Closing Date of Qualified Capital Stock of Borrower to officers, directors or employees of the Borrower or any Restricted Subsidiary that have not been used to make any repurchases, redemptions or payments under this clause (e) and to the extent Not Otherwise Applied, plus (iii) the net cash proceeds of any “key-man” life insurance policies of the Borrower or any Restricted Subsidiary received after the Closing Date that have not been used to make any repurchases, redemptions or payments under this clause (e) and to the extent Not Otherwise Applied;

(f) pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Restricted Subsidiary that is an entity other than a corporation);

(g) cashless repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interest represents a portion of the exercise price of such options;

(h) the Borrower may issue shares of its common stock or make cash payments in lieu of issuing fractional shares to satisfy obligations in respect of Convertible Bond Indebtedness;

(i) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower;

(j) other Restricted Payments not otherwise permitted by this Section 7.06 in an aggregate amount not to exceed, during the term of this Agreement, the greater of (i) $35,000,000 and (ii) fifty percent (50%) of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b); and

(k) the payment of any Restricted Payment within 60 days after the date of declaration thereof, if at the date of declaration of such Restricted Payment, such Restricted Payment would have complied with the other provisions of this Section 7.06.

7.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or any business that is reasonably related, ancillary or complementary thereto.

7.08 Transactions with Affiliates.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person for consideration greater than $2,500,000 other than (a) advances of working capital (i) by any Loan Party to any other Loan Party or (ii) by any Restricted Subsidiary that is not a Loan Party to any Loan Party or any other Restricted Subsidiary, (b) transfers of cash and assets (i) by any Loan Party to any other Loan Party or (ii) by any Restricted Subsidiary to any Loan Party or any other Restricted Subsidiary, (c) intercompany transactions (i) expressly permitted by Section 7.02, Section 7.03, Section 7.04, Section 7.05 or Section 7.06 (other than by reference to this Section 7.08 (or any clause hereof)) or (ii) solely among the Loan Parties and the Restricted Subsidiaries, (d) reasonable and customary officer, director and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and reasonable indemnification and severance arrangements, in each case in the ordinary course of business, (e) issuances of Qualified Capital Stock of the Borrower to any officer, director, or employee of the Borrower or any of its Subsidiaries, (f) sales of Qualified Capital Stock of the Borrower to Affiliates of the Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, (g) any transaction with an Affiliate where the only consideration paid by any Loan Party or any Restricted Subsidiary is Qualified Capital Stock of the Borrower, (h) transactions pursuant to agreements or plans in existence on the Closing Date and set forth on Schedule 7.08 and any modification thereto or any transaction contemplated thereby in any replacement agreement or plan therefor so long as such modification or replacement (taken as a whole) is not more disadvantageous to any Loan Party or any Restricted Subsidiary than the respective agreement or plan existing on the Closing Date, and (i) except as otherwise specifically prohibited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

7.09 Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligations owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for (1) this Agreement and the other Loan Documents, (2) any documentation governing Additional Unsecured Indebtedness permitted pursuant to Section 7.02(i) (and any Permitted Refinancing with respect thereto), so long as such encumbrances or restrictions are not, taken as a whole, more restrictive to the Borrower and its Restricted Subsidiaries in any material respect than those in this Agreement and such encumbrances or restrictions do not restrict the Liens securing the Secured Obligations or the first priority status thereof, (3) any documentation governing Additional Second Lien Indebtedness permitted pursuant to Section 7.02(h) (and any Permitted Refinancing with respect thereto), so long as such encumbrances or restrictions are not, taken as a whole, more restrictive to the Borrower and its Restricted Subsidiaries in any material respect than those in this Agreement and such encumbrances or restrictions do not restrict the Liens securing the Secured Obligations or the first priority status thereof, (4) any documentation governing Permitted Incremental Equivalent Debt permitted pursuant to Section 7.02(r) (and any Permitted Refinancing with respect thereto), so long as such encumbrances or restrictions are not, taken as a whole, more restrictive to the Borrower and its Restricted Subsidiaries in any material respect than those in this Agreement and such encumbrances or restrictions do not restrict the Liens securing the Secured Obligations or the first priority status thereof, (5) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Loan Party or a Restricted Subsidiary, (6) customary provisions restricting assignment, subletting or other transfers contained in of any agreement entered into by a Loan Party or a Restricted Subsidiary in the ordinary course of business, (7) customary restrictions and conditions contained in any agreement relating to the sale of any property or Subsidiary permitted under Section 7.05 or otherwise arising in connection with a transaction that would constitute a Change of Control upon the consummation thereof, in each case pending the consummation of such sale, (8) any agreement in effect at the time a Restricted Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Borrower, (9) without affecting the Loan Parties’ obligations under Section 6.13 and Section 6.14, customary provisions in Organization Documents, asset sale and stock sale agreements and other similar agreements that restrict the transfer of ownership interests in or other rights in respect of such Person, (10) restrictions on cash or other deposits or net worth imposed by suppliers, landlords, customers, insurance and surety or bonding companies under contracts entered into in the ordinary course of business, (11) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (12) customary provisions in joint venture agreements, financing agreements relating to joint ventures, and other similar agreements relating solely to the securities, assets and revenues of joint ventures, (13) any agreement relating to Indebtedness incurred pursuant to Section 7.02(b) or Section 7.02(c), in each case, to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (14) any document or instrument governing any Lien permitted by Section 7.01(o), Section 7.01(p), Section 7.01(s) or Section 7.01(v), in each case, to the extent that any such restriction contained therein relates only to the asset or assets subject to such Liens and (15) any encumbrances or restrictions imposed by any amendments (or any Permitted Refinancing), that are otherwise permitted by the Loan Documents, of the contracts, instruments or obligations referred to in clauses (2), (3), (4) and (8) above (provided, that, such amendments are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment and, in connection with any Permitted Refinancing, the restrictions contained in such definition are complied with).

7.10 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenant.

Solely in connection with the Revolving Facility and any Incremental Facility (other than an Incremental Term B Facility), and except with the consent of the Required Pro Rata Facilities Lenders, permit the Consolidated Total Net Adjusted Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be greater than 4.75 to 1.00; provided, that, at the election of the Borrower, the otherwise applicable test level set forth above shall be increased by 0.25 to 1.00 for each of the four (4) consecutive fiscal quarters (such period of increase, the “Leverage Increase Period”) ending immediately after consummation of a Qualified Acquisition (it being understood and agreed that notwithstanding the preceding text in this proviso, the maximum Consolidated Total Net Adjusted Leverage Ratio shall not exceed 5.00 to 1.00 at any time); provided, further, that, (A) for at least one (1) fiscal quarter ending immediately following each Leverage Increase Period, the Consolidated Total Net Adjusted Leverage Ratio as of the end of such fiscal quarter shall not be greater than the applicable test level set forth above prior to giving effect to another Leverage Increase Period and (B) there shall be no more than four (4) Leverage Increase Periods during the term of this Agreement.

7.12 Amendments of Organization Documents; Fiscal Year; Legal Name, State of Organization; Form of Entity and Accounting Changes.

(a) Terminate, amend or modify any of its Organization Documents (including (i) by the filing or modification of any certificate of designation and (ii) any election to treat any Pledged Shares (as defined in the Pledge Agreement) as a “security” under Section 8-103 of the UCC other than concurrently with the delivery of certificates representing such Pledged Shares to the Administrative Agent) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments or modifications or such new agreements which are not adverse in any material respect to the interests of the Lenders; provided, that, the Borrower may issue such Equity Interests, so long as such issuance is not prohibited by any provision of this Agreement, and may amend or modify its Organization Documents to authorize any such Equity Interests.

(b) Change its fiscal year (other than with respect to a Restricted Subsidiary to conform to the fiscal year of the Borrower) without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed.

(c) Without providing ten (10) days prior written notice to the Administrative Agent (or such other notice as the Administrative Agent shall agree to accept in its sole discretion), change its name, state of organization, form of organization or principal place of business.

(d) Make any material change in accounting policies or reporting practices, except as required by GAAP.

7.13 [Reserved].

7.14 Junior Debt Payments.

Make any voluntary or optional payment or prepayment of principal of or redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Junior Debt, or make any payment in violation of any subordination terms applicable to any such Junior Debt (each a “Junior Debt Payment”), except that: (a) a Permitted Refinancing may be consummated, (b) the Borrower may make Junior Debt Payments to the extent made solely (i) with Qualified Capital Stock of the Borrower or (ii) with proceeds of any Additional Unsecured Indebtedness; provided, that, with respect to any Junior Debt Payment of Indebtedness that is subordinated to the Secured Obligations, such Additional Unsecured Indebtedness shall be subordinated to the Secured Obligations on at least as favorable terms to the Lenders as such underlying subordinated Indebtedness, (c) the Borrower or any Restricted Subsidiary may make any other Junior Debt Payment; provided, that, (i) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Junior Debt Payment, the Consolidated Total Net Adjusted Leverage Ratio shall be less than 3.00 to 1.0 and (ii) no Event of Default shall have occurred and be continuing at the time of such Junior Debt Payment or would result therefrom, (d) the Borrower or any Restricted Subsidiary may make Junior Debt Payments with the portion, if any, of the Cumulative Available Amount that the Borrower elects to apply to this Section 7.14(d); provided, that, (i) no Event of Default shall have occurred and be continuing at the time of such Junior Debt Payment or would result therefrom, and (ii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Junior Debt Payment, the Consolidated Total Net Adjusted Leverage Ratio shall be less than 3.50 to 1.00 and (e) the Borrower or any Restricted Subsidiary may make any other Junior Debt Payment not otherwise permitted by this Section 7.14 in an aggregate amount not to exceed, during the term of this Agreement, the greater of (i) $35,000,000 and (ii) fifty percent (50%) of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b).

7.15 Amendments, Etc. of Indebtedness.

Amend or modify, or permit the amendment or modification of, any document governing (a) any Additional Unsecured Indebtedness, any Additional Second Lien Indebtedness, or any Permitted Incremental Equivalent Debt, if any, in each case in any manner that violates the applicable intercreditor or subordination agreement for such Indebtedness or (b) any document governing any Accounts Receivable Program in any manner that is adverse in any material respect to the interests of the Lenders.

7.16 [Reserved].

7.17 Sanctions.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction in violation of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.

7.18 Anti-Corruption Laws.

Directly or (to its knowledge) indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions applicable to any Loan Party or its Restricted Subsidiaries.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), (b), (c) or (e), 6.05(a) (with respect to the Borrower), 6.11, or Article VII; provided that, any breach of the financial covenant set forth in Section 7.11 shall not constitute an Event of Default in respect of the Term B Facility or any Incremental Term B Facility unless and until the date on which the Administrative Agent or the Required Pro Rata Facilities Lenders first exercise any remedy under this Article VIII in respect of such breach; and provided, further, that, any Event of Default under the financial covenant set forth in Section 7.11 may be amended, waived or otherwise modified from time to time only by the Required Pro Rata Facilities Lenders pursuant to Section 11.01; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or Section 8.01(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier to occur of: (i) a Responsible Officer of the Borrower becoming aware of such failure and (ii) written notice thereof being provided to the Borrower by the Administrative Agent or the Required Lenders; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or untrue (or, if any such representation, warranty, certification or statement of fact is qualified by materiality or Material Adverse Effect, incorrect or untrue in any respect) when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Restricted Subsidiary (A) fails (in each case, after giving effect to any applicable grace period) to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case, after giving effect to any applicable grace period, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided, that, this clause (e)(i)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. The Borrower or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary (i) one or more final, non-appealable judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by insurance as to which the insurer has not denied coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in

an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations arising under the Loan Documents, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Subordination; Invalidity of Subordination Provisions. Any of the subordination, standstill, payover and insolvency related provisions of any of the documents governing any subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness, or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent and the Secured Parties or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by the Administrative Agent (with the approval of requisite applicable Lenders (in their sole discretion) as determined in accordance with Section 11.01); and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite applicable Lenders or by the Administrative Agent with the approval of the requisite applicable Lenders, as required hereunder in Section 11.01.

8.02 Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders; provided, that, in the case of any Event of Default arising from a breach of the financial covenant set forth in Section 7.11, shall, at the request of, or may, with the consent of, the Required Pro Rata Facilities Lenders and only with respect to the Pro Rata Facilities Commitments and Pro Rata Facilities Obligations, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan

Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable Law or equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Secured Obligations constituting accrued and unpaid principal of the Loans and L/C Borrowings, (b) payment of that portion of the Secured Obligations then owing under Secured Hedge Agreements, (c) payment of that portion of the Secured Obligations then owing under Secured Cash Management Agreements and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, Hedge Banks, Cash Management Banks and the

L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be (unless such Cash Management Bank or Hedge Bank is the Administrative Agent or an Affiliate thereof). Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Appointment. Each of the Lenders and the L/C Issuers hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the

Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (E) the value or the sufficiency of any Collateral, or (F) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

9.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), unless an Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor

Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of the Administrative Agent, its sub-agents and their respective Related Parties continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) L/C Issuer and Swingline Lender. Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, an Arranger, a Lender or an L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b) and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (k) of Section 11.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Secured Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10 Collateral and Guaranty Matters.

Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and each of the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or is Disposed of as a result of a transaction permitted under the Loan Documents; and

(d) to negotiate, execute and deliver any intercreditor agreement or subordination agreement in respect of any Indebtedness permitted to be incurred under Section 7.02 without the need for consent or approval from any Lender or any other Person.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, or to take any other action described above pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

9.12 ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X

CONTINUING GUARANTY

10.01 Guaranty.

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that: (i) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (ii) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02 Rights of Lenders.

Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine, and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03 Certain Waivers.

Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party, (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party, (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder, (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever, (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party, and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations. Each Guarantor waives any rights and defenses that are or may become available to it by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Secured Obligations.

10.04 Obligations Independent.

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05 Subrogation.

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

10.06 Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

10.07 Stay of Acceleration.

If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

10.08 Condition of Borrower.

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.09 Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, an L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, the L/C Issuers or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of Loan Parties.

10.10 Right of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.

10.11 Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.12 Additional Guarantor Waivers and Agreements.

(a) Each Guarantor understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Secured Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty. Each Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that it will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Secured Obligations, (ii) agrees that it will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty, (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Guaranty include any right or defense that it may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code, and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Secured Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Secured Obligations.

(b) Each Guarantor waives all rights and defenses that it may have because any of the Secured Obligations is secured by real property. This means, among other things: (i) the Secured Parties may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by the other Loan Parties, and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Loan Parties: (A) the amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from any Guarantor even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right such Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because any of the Secured Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(c) Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or whose Commitments are to be reduced;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount (it being understood that any change to the definition of Consolidated Total Net Adjusted Leverage Ratio (or the component definitions thereof) shall not constitute a reduction in any rate of interest or any fees based thereon); provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(d) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(e) change any provision of this Section 11.01 or the definition of “Required Lenders”, “Required Pro Rata Facilities Lenders”, “Required Revolving Lenders”, or “Required Term B Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly and adversely affected thereby;

(f) other than in connection with a transaction permitted by this Agreement, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g) release all or substantially all of the Guarantors (except in connection with a merger or consolidation permitted under Section 7.04 or a Disposition permitted under Section 7.05), without the written consent of each Lender, except to the extent the release of any Restricted Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(h) release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the consent of each Lender;

(i) prior to the termination of the Revolving Commitments, unless also signed by the Required Revolving Lenders, no such amendment, waiver or consent shall, (i) waive any Default for purposes of Section 4.02(b), (ii) amend, change, waive, discharge or terminate Sections 4.02 or 8.01 in a manner adverse to the Revolving Lenders, (iii) amend the definition of “Required Revolving Lenders” or (iv) amend, change, waive, discharge or terminate this Section 11.01(j);

(j) unless also signed by Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the Outstanding Amount of the Term B Loan and a majority of the Outstanding Amount of any Incremental Term Loans, no such amendment, waiver or consent shall (i) amend, change, waive, discharge or terminate Section 2.05(b)(vi) so as to alter the manner of application of proceeds of any mandatory prepayment required by Section 2.05(b)(ii), (iii), (iv), or (v) (other than to allow the proceeds of such mandatory prepayments to be applied ratably with other term loans under this Agreement) or (ii) amend, change, waive, discharge or terminate this Section 11.01(k) (other than to provide other term loan Lenders with proportional rights under this Section 11.01(k));

(k) change or waive any provision of Article X as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of the Administrative Agent, in each case without the written consent of the Administrative Agent; and

provided, further, that notwithstanding anything to the contrary herein, (i) any amendment, waiver or consent with respect to Section 7.11 (including the defined terms used in the financial covenant set forth in Section 7.11), any proviso in Section 8.01(b), the parenthetical reference to the financial covenant in Section 7.11 in Section 8.02, or the parenthetical references to the financial covenant in Section 7.11 in Section 11.03 will not require the consent of the Required Lenders and shall be effective if, and only if, signed by the Required Pro Rata Facilities Lenders and the Loan Parties and acknowledged by the Administrative Agent; (ii) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement, (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Notwithstanding anything herein to the contrary, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (B) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (C) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding anything herein to the contrary, (w) in order to implement any additional Commitments in accordance with Section 2.02(g), this Agreement may be amended (or amended and restated) for such purpose (but solely to the extent necessary to implement such additional Commitments in accordance with Section 2.02(g)) by the Borrower, the other Loan Parties, the Administrative Agent and the relevant Lenders providing such additional Commitments, (x) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower, the other Loan Parties and the relevant lenders providing such additional revolving credit or term loan facilities (i) to add one or more additional revolving credit or term loan facilities to this Agreement, to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or, at the election of the Borrower and the relevant lenders providing such additional revolving credit or term loan facilities, on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder and to include the relevant lenders providing such additional revolving credit or term loan facilities in any determination of the Required Lenders (ii) to change, modify or alter Section 2.13 or Section 8.03 or any other provision hereof relating to the pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in this clause (x) and (iii) to make any technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower (including the reallocation of any L/C Obligations or Swingline Loans) to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in this clause (x), (y) Additional Credit Extension Amendments may be effected in accordance with Section 2.17(d) and (z) if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an inconsistency, obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within three (3) Business Days following receipt of notice thereof. Notwithstanding anything herein to the contrary, the Administrative Agent and the Borrower may make amendments contemplated by Section 3.07.

Notwithstanding anything herein to the contrary, as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or any other Loan Party, the Administrative Agent, an L/C Issuer or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and

(ii) if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender, the Swingline Lender or any L/C Issuer pursuant to Article II if such Lender, Swingline Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swingline Lender, an

L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, each L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 (or, in the case of any Event of Default arising from a breach of the financial covenant set forth in Section 7.11, the Required Pro Rata Facilities Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 with respect to the Pro Rata Facilities Commitments and Pro Rata Facilities Obligations) and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders (or, in the case of any Event of Default arising from a breach of the financial covenant set forth in Section 7.11, any Pro Rata Facilities Lender may, with the consent of the Required Pro Rata Facilities Lenders, enforce any rights and remedies available to it with respect to the Pro Rata Facilities Commitments and Pro Rata Facilities Obligations and as authorized by the Required Pro Rata Facilities Lenders).

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of one primary counsel for the Administrative Agent, of one firm of special counsel (to the extent necessary) in each relevant specialty and of one firm of local counsel retained by the Administrative Agent in each applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of (A) one primary counsel for the Administrative Agent and MLPFS, taken together, (B) one primary counsel for the Lenders and the L/C Issuers, taken together, (C) one local counsel in each relevant jurisdiction, (D) if and to the extent necessary (as determined by the Administrative Agent in its reasonable discretion), one special counsel in each relevant specialty, and (E) in the case of any actual or potential conflict of interest with respect to any of the counsels identified in clauses (A) through (D) above, one additional counsel to each group of similarly situated Persons), in each case, in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (2) in connection with Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Without limiting the provisions of Section 3.01(c), this Section 11.04(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of (x) one primary counsel to the Indemnitees taken as a whole, (y) in the case of any actual or potential conflict of interest, one additional counsel to each group of similarly situated Indemnitees, (z) if and to the extent necessary (as determined by the Administrative Agent in its reasonable discretion), of special counsel in each relevant specialty and one local counsel in each relevant jurisdiction (and, in the case of any actual or potential conflict of interest, additional special and local counsel, as applicable)), in each case, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that, such indemnity shall not, (A) as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or breach of such Indemnitee’s funding obligations under this Agreement or (B) result from a dispute solely among the Indemnitees (except when and to the extent that one of the Indemnitees party to such dispute was acting in its capacity as Administrative Agent, Arranger, L/C Issuer or Swingline Lender) with respect to which no act or omission by the Borrower or any of its Affiliates is the basis for any claim in such dispute. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), any L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except for direct or actual damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence, bad faith or willful misconduct.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan

Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided, that, in each case with respect to any Facility, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignment and Assumptions) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Term B Facility or any Incremental Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

provided, that, the foregoing minimum amounts shall not apply to assignments made by the Administrative Agent which are permitted pursuant to Section 9.09.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Term B Commitment, any unfunded Incremental Term Commitment or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term B Loan or any Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of each L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that, the processing and recordation fee the shall not apply to assignments made by the Administrative Agent which are permitted pursuant to Section 9.09. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any Affiliates or Subsidiaries of the Borrower, except as provided in Section 11.06(g), (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as an L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swingline Lender, as the case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto

(including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(g) Open Market Purchases.

(i) Subject to the terms and conditions set forth or referred to below, the Borrower may from time to time, in its discretion, effect open market purchases of Term Loans on a non-pro rata basis in accordance with the procedures, terms and conditions set forth in this Section 11.06(g), so long as the following conditions are satisfied:

(A) no Event of Default shall have occurred and be continuing at the time of purchase of any Term Loans;

(B) the assigning Lender and the Borrower shall execute and deliver to the Administrative Agent an Affiliated Assignment and Assumption in lieu of an Assignment and Assumption;

(C) for the avoidance of doubt, the Lenders shall not be permitted to assign Revolving Commitments or Revolving Loans to the Borrower;

(D) any Term Loans assigned to the Borrower shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Term Loans may not be resold (it being understood and agreed that (A) any gains or losses by the Borrower upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Consolidated Net Income and Consolidated EBITDA and (B) any assignment of Term Loans pursuant to this Section 11.06(g) shall not constitute a voluntary or mandatory prepayment of Term Loans for purposes of this Agreement);

(E) neither the Borrower nor any of its Affiliates shall be required to make any representation that it is not in possession of material non-public information with respect to the Borrower, the Loan Parties, their respective Subsidiaries or their respective securities and all parties to the relevant transactions may render customary “big boy” disclaimer letters;

(F) the Borrower may not use the proceeds, direct or indirect, of Revolving Loans to purchase any Term Loans; and

(G) the aggregate principal amount of any tranche of Term Loans purchased by the Borrower in open market purchases pursuant to this Section

11.06(g), shall not in any event exceed 25% of the initial aggregate principal amount of such tranche of Term Loans (it being understood that such 25% limitation will be calculated based on such initial principal amounts and the cumulative principal amounts so purchased, regardless of any cancellation of any tranche of Term Loans or any repayment or prepayment of such tranche of Term Loans).

(ii) The Administrative Agent and the Lenders hereby consent to the transactions effected pursuant to and in accordance with the terms of this Section 11.06(g). For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.13 will not apply to the purchases of Term Loans pursuant to and in accordance with the provisions of this Section 11.06(g).

11.07 Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case, the disclosing party agrees, to the extent permitted by law, rule or regulation and reasonable practicable, to promptly inform the Borrower, except with respect to any audit or examination conducted by bank accountants or any regulatory authority, (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.02(g) or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, any L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders, or (C) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (viii) with the consent of the Borrower or to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Arrangers and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

(b) Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

(c) Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure (other than filings made with the SEC) use the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

(d) Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

11.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness.

This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

11.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, an L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 Subordination.

Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under the Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that, in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

11.17 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates (including MLPFS) and the Lenders and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, (ii) the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents, (b) (i) the Administrative Agent and its Affiliates (including MLPFS) and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, any of its Affiliates (including MLPFS) nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan

Documents, and (c) the Administrative Agent and its Affiliates (including MLPFS) and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates (including MLPFS) nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates (including MLPFS) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

11.18 Electronic Execution.

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, that without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

11.19 USA PATRIOT Act Notice.

Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower and the Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

11.20 ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Solely to the extent any Lender or any L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or any L/C Issuer that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.22 Amendment and Restatement.

The parties to the Existing Credit Agreement, to the extent party hereto, each hereby agrees that, at such time as this Agreement shall have become effective pursuant to the terms of Section 4.01, (a) the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by this Agreement, and (b) the Commitments and Loans under the Existing Credit Agreement and as defined therein automatically shall be replaced with the Commitments and Loans hereunder. This Agreement is not a novation of the Existing Credit Agreement. On the Closing Date, (i) the Loan Parties shall prepay any revolving loans outstanding under the Existing Credit Agreement to the extent necessary to keep the outstanding Revolving Loans ratable with the revised Revolving Commitments as of the Closing Date, and (ii) the revolving credit extensions and revolving commitments made by the lenders under the Existing Credit Agreement shall be re-allocated and restated among the Lenders so that, as of the Closing Date, the respective Revolving Commitments of the Lenders shall be as set forth on Schedule 1.01(b).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	DUCOMMUN INCORPORATED,
a Delaware corporation

	By:	/s/ Douglas L. Groves
	Name:	Douglas L. Groves
	Title:	Vice President

GUARANTORS:	DUCOMMUN AEROSTRUCTURES, INC.,
a Delaware corporation

	By:	/s/ Douglas L. Groves
	Name:	Douglas L. Groves
	Title:	Vice President

COMPOSITE STRUCTURES, LLC,
a Delaware limited liability company

	By:	/s/ Douglas L. Groves
	Name:	Douglas L. Groves
	Title:	Vice President

DUCOMMUN AEROSTRUCTURES NEW YORK, INC.,
a New York corporation

	By:	/s/ Douglas L. Groves
	Name:	Douglas L. Groves
	Title:	Vice President

DUCOMMUN LABARGE TECHNOLOGIES, INC.,
an Arizona corporation

	By:	/s/ Douglas L. Groves
	Name:	Douglas L. Groves
	Title:	Vice President

DUCOMMUN AEROSTRUCTURES MEXICO, LLC,
a Delaware limited liability company

	By:	/s/ Douglas L. Groves
	Name:	Douglas L. Groves
	Title:	Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

DUCOMMUN INCORPORATED

DUCOMMUN LABARGE TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Douglas L. Groves
Name:	Douglas L. Groves
Title:	Vice President

LABARGE ACQUISITION COMPANY, INC., a Missouri corporation

By:	/s/ Douglas L. Groves
Name:	Douglas L. Groves
Title:	Vice President

LS HOLDINGS COMPANY, LLC, a Delaware limited liability company

By:	/s/ Douglas L. Groves
Name:	Douglas L. Groves
Title:	Vice President

LIGHTNING DIVERSION SYSTEMS, LLC, a Delaware limited liability company

By:	/s/ Douglas L. Groves
Name:	Douglas L. Groves
Title:	Vice President

CERTIFIED THERMOPLASTICS CO., LLC,
a Delaware limited liability company

By:	/s/ Douglas L. Groves
Name:	Douglas L. Groves
Title:	Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

DUCOMMUN INCORPORATED

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Brenda Schriner
	Name:	Brenda Schriner
	Title:	Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

DUCOMMUN INCORPORATED

LENDERS:	BANK OF AMERICA, N.A.,
as Lender, an L/C Issuer and Swingline Lender

	By:	/s/ Paige M. Tecca
	Name:	Paige M. Tecca
	Title:	Senior Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

DUCOMMUN INCORPORATED

SUNTRUST BANK,
as Lender

By:	/s/ Dave Felty
Name:	Dave Felty
Title:	Managing Director

AMENDED AND RESTATED CREDIT AGREEMENT

DUCOMMUN INCORPORATED

ROYAL BANK OF CANADA,
as Lender

By:	/s/ Richard C. Smith
Name:	Richard C. Smith
Title:	Authorized Signatory

AMENDED AND RESTATED CREDIT AGREEMENT

DUCOMMUN INCORPORATED

Schedule 1.01(a)

Certain Addresses for Notices

Borrower and any Other Loan Party

c/o Ducommun Incorporated

200 Sandpointe Ave., Suite 700

Santa Ana, CA 92707

Attention: Douglas L. Groves

Telephone: 310-513-7224

Telecopier: 310-872-5361

Electronic Mail: DGroves@ducommun.com

With a copy to:

Raj Tata

200 Sandpointe Ave., Suite 700

Santa Ana, CA 92707

Telephone: 657-335-3675

Electronic Mail: RTata@ducommun.com

and to:

Winston & Strawn LLP

333 S. Grand Avenue

Los Angeles, CA 90071-1543

Attention: Eva Davis

Telephone: 213-615-1719

Telecopier: 213-615-1750

evadavis@winston.com

Administrative Agent

Administrative Agent’s Office (for payments and Requests for Credit Extensions):

Bank of America, N.A., as Administrative Agent

Credit Services

Mail Code: TX2-984-03-23

2380 PERFORMANCE DR

Building C

Richardson, TX 75082

Attention: Angie Hidalgo

Telephone: 469.201.9956

Telecopier: 214-416-0555

Electronic Mail: angie.hidalgo@baml.com

Wire Instruction:

Bank of America, N.A.

New York NY
ABA#:	026009593
Acct#:	1366072250600
Account Name:	Wire Clearing Acct for Syn Loans - LIQ
Attention:	Credit Services
Ref:	Ducommun Incorporated

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

PORT ORCHARD BC

1497 OLNEY AVE SE

Port Orchard WA 98366-4035

Attention:	Brenda Schriner
Telephone:	206-358-0048
Facsimile:	415-343-0557
e-mail:	brenda.schriner@baml.com

L/C Issuer

Standby Letters of Credit

Bank of America, N.A.

Global Trade Operations

Mail Code: PA6-580-02-30

1 Fleet Way

Scranton, PA 18507

Phone: 800.370.7519

General Fax: 800.755.8743

Email: scranton_standby_lc@bankofamerica.com

Michael Grizzanti

Phone: (570) 496-9621

Fax:     (800) 755-8743

Email:  michael.a.grizzanti@baml.com

Commercial Letters of Credit

Bank of America, N.A.

Trade Operations

Mail Code: PA6-580-02-30

1 Fleet Way

Scranton, PA 18507

Phone: (570) 496-9619

Fax:     (800) 755-8740

Lily Guan

Phone: (570) 496-9611

Fax:    (800) 755-8740

Email: lily.guan@baml.com

Swingline Lender

Bank of America, N.A.

Credit Services

Mail Code: TX2-984-03-23

2380 PERFORMANCE DR

Building C

Richardson, TX 75082

Attention: Angie Hidalgo

Telephone: 469.201.9956

Telecopier: 214-416-0555

Electronic Mail: angie.hidalgo@baml.com

Wire Instruction:

Bank of America, N.A.

New York NY
ABA#:	026009593
Acct#:	1366072250600
Account Name:	Wire Clearing Acct for Syn Loans - LIQ
Attention:	Credit Services
Ref:	Ducommun Incorporated

Schedule 1.01(b)

Initial Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage of Revolving Commitment	Term B Commitment	Applicable Percentage of Term B Commitment
Bank of America, N.A.	$40,000,000.00	40.000000000%	$240,000,000.00	100.000000000%
SunTrust Bank	$30,000,000.00	30.000000000%	—	—
Royal Bank of Canada	$30,000,000.00	30.000000000%	—	—

TOTAL	$100,000,000.00	100.000000000%	$240,000,000.00	100.000000000%

Schedule 1.01(c)

Existing Letters of Credit

	Loan Party Issuer	Issuing Bank	Date of Issuance	Letter of Credit Number	Beneficiary	Undrawn Amount	Expiration Date
1.	Ducommun Incorporated	Bank of America	6/26/15	3051845	Federal Insurance Company (Chubb)	150,000	4/30/19
2.	Ducommun Incorporated	Bank of America	6/26/15	3081602	The Travelers Indemnity Company	30,000	4/30/19
3.	Ducommun Incorporated	Bank of America	6/26/15	68112640	Arkansas Development Finance	70,000	12/31/18

Schedule 5.10

Insurance

Atlantic Specialty Insurance Co. Policy

Carrier	See attached certificate.

Policy Number	See attached certificate.

Expiration Date	See attached certificate.

Type	See attached certificate.

Amount	See attached certificate.

Deductibles	Employee Benefits: $1,000 deductible per claim Products Recall: $25,000 sub-limit, $1,000 deductible per occurrence

FM Global Policy

Carrier	See attached certificate.

Policy Number	See attached certificate.

Expiration Date	See attached certificate.

Type	See attached certificate.

Amount	See attached certificate.

Deductibles	Boiler and machinery: $50,000 property damage per occurrence, 1 day equivalent time element per occurrence.
Flood: $50,000 combined all coverages, per location. Logistics: $50,000 per occurrence. All Other Loss: $50,000 combined all coverages, per occurrence.

	CERTIFICATE OF LIABILITY INSURANCE		DATE (MM/DD/YYYY) 11/12/2018

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT
Marsh Risk & Insurance Services CA License #0437153 633 W. Fifth Street, Suite 1200 Los Angeles, CA 90071 Attn: laOffice.CertRequest@Marsh.com CN101439644-CAS-ALL-18-19	NAME:
	PHONE	FAX
	(A/C, No, Ext):	(A/C, No):
E-MAIL
ADDRESS:
	INSURER(S) AFFORDING COVERAGE		NAIC #
	INSURER A : Atlantic Specialty Ins Co		27154
INSURED Ducommun Incorporated and each of its subsidiaries 200 Sandpointe Ave. #700 Santa Ana, CA 92707	INSURER B : Starr Indemnity & Liability Company		38318
INSURER C :
INSURER D :
INSURER E :
INSURER F :

COVERAGES	CERTIFICATE NUMBER:	LOS-002411181-02	REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE				ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS
A	X	COMMERCIAL GENERAL LIABILITY					711-01-25-83-0007	06/01/2018	06/01/2019		EACH OCCURRENCE			$1,000,000
		CLAIMS-MADE	X	OCCUR							DAMAGE TO RENTED PREMISES (Ea occurrence)			$1,000,000
											MED EXP (Any one person)			$10,000
											PERSONAL & ADV INJURY			$1,000,000
	GEN’L AGGREGATE LIMIT APPLIES PER:										GENERAL AGGREGATE			$2,000,000
		POLICY ☐ PROJECT ☒ LOC									PRODUCTS - COMP/ OP AGG			$2,000,000
		OTHER:											$
A	AUTOMOBILE LIABILITY						711-01-25-83-0007	06/01/2018	06/01/2019		COMBINED SINGLE LIMIT (Ea accident)			$1,000,000
	X	ANY AUTO					Owned Phys Damage Comp Ded: $1,000				BODILY INJURY (Per person)		$
		OWNED AUTOS ONLY	SCHEDULED AUTOS				Owned Phys Damage Coll Ded: $1,000				BODILY INJURY (Per accident)		$
		HIRED AUTOS ONLY	NON-OWNED AUTOS ONLY				Hired Phys Damage Comp Ded: $1,000 Hired Phys Damage Coll Ded: $1,000				PROPERTY DAMAGE (Per accident)		$
													$
		UMBRELLA LIAB		OCCUR							EACH OCCURRENCE		$
		EXCESS LIAB		CLAIMS-MADE							AGGREGATE		$
		DED	RETENTION $										$
B	WORKERS COMPENSATION						100 0001695	04/15/2018	04/15/2019	X	PER	OTH- ER
	AND EMPLOYERS’ LIABILITY			Y / N							STATUTE
B	ANYPROPRIETOR/PARTNER/ EXECUTIVE						100 0001696 (AZ, IA, NY, TX)	04/15/2018	04/15/2019		E.L. EACH ACCIDENT			$1,000,000
B	OFFICER/MEMBER EXCLUDED? (Mandatory in NH)			N	N / A		100 0001694 (WI)	04/15/2018	04/15/2019		E.L. DISEASE - EA EMPLOYEE			$1,000,000
	If yes, describe under DESCRIPTION OF OPERATIONS below										E.L. DISEASE - POLICY LIMIT			$1,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

Bank of America, N.A., I.S.A.O.A., A.T.I.M.A. is included as additional insured (except workers’ compensation) where required by written contract.

Ducommun Incorporated and each of its subsidiaries including Ducommun AeroStructures, Inc., Composite Structures, LLC, Ducommun Aerostructures New York, Inc., Ducommun AeroStructures Mexico, LLC, Ducommun LaBarge Technologies, Inc., LS Holdings Company, LLC, Lightning Diversion Systems, LLC, Certified Thermoplastics Co., LLC, Ducommun LaBarge Technologies, Inc., LaBarge Acquisition Company, Inc., CMP Display Systems, Inc., LaBarge/STC, Inc., Ducommun (England) LTD, and Ducommun Technologies (Thailand) Limited.

CERTIFICATE HOLDER	CANCELLATION
Bank of America, N.A., as Administrative Agent, I.S.A.O.A., A.T.I.M.A. c/o MAC Legal (NC1-001-05-45) 101 N Tryon Street Charlotte, NC 28255-0001 |	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
AUTHORIZED REPRESENTATIVE of Marsh Risk & Insurance Services Susan L. Hedges

© 1988-2016 ACORD CORPORATION. All rights reserved.

ACORD 25 (2016/03)	The ACORD name and logo are registered marks of ACORD

Factory Mutual Insurance Company 6320 Canoga Avenue Suite 1100 Woodland Hills, California 91367 United States of America Tel: (1) 818 227-2200 Fax: (1) 818 883-0759

CERTIFICATE OF INSURANCE

This document is issued as a matter of information only and confers no rights upon the document holder. This certificate does not amend, extend, or alter the coverage, terms, exclusions, conditions, or other provisions afforded by the policy. We hereby certify that insurance coverage is now in force with our Company as outlined below.

Policy No.:	1038819	Policy Term

Account No.:	1-10583	Effective Date:	01 July 2018

NAMED INSURED:		Expiration Date:	01 July 2019

DUCOMMUN INCORPORATED AND ITS SUBSIDIARIES

DESCRIPTION AND LOCATION OF PROPERTY COVERED:
See Attached

COVERAGE IN FORCE:	(subject to limits of liability, deductibles and conditions in the Policy)

Insurance Provided:	Peril:	Limit Of Liability:

PD & TE	All Risk	USD 713,861,000

ADDITIONAL INTERESTS:

Additional interests as detailed below are covered in accordance with Certificates of Insurance issued to such interests and on file with this Company. Loss, if any, shall be payable to such additional interests, as their interests may appear, and in accordance with loss payment provisions of the Policy.

CERTIFICATE TERM:	Effective: 01 July 2018

Expires: 01 July 2019

INTEREST TYPE:

Lenders Loss Payee in accordance with the Additional Interests clause stated above and the lenders loss payee provisions of the policy.

Bank of America, N.A., as Administrative Agent, I.S.A.O.A., A.T.I.M.A.

c/o MAC Legal (NC1-001-05-45)

101 N Tryon Street

Charlotte, North Carolina 28255-0001, USA

Real and Personal Property in which the Insured has an insurable interest as constituted on the Schedule of Locations attached to the policy.

Replacement Cost; Earthquake; Sprinkler Leakage; Flood; Wind; Valuable Papers; Boiler & Machinery; Business Interruption (12) months; Demolition and Increased Cost of Construction; Terrorism; No Coinsurance clause.

A thirty (30) day notice of cancellation applies.

Certificate No: 00018-003
Replacing No: 00018-002

Bank of America, N.A., as Administrative Agent, I.S.A.O.A., A.T.I.M.A. c/o MAC Legal (NC1-001-05-45) 101 N Tryon Street
Charlotte, North Carolina 28255-0001, USA	Authorized Signature / Issue Date
Boris Gutman / 07 November 2018

For questions, contact: Richard Becker

7420 (6/12) LDI COI 286067-1 06 12	Page 1 of 5

Account No.:	1-10583	Certificate No:	00018-003

Policy No.:	1038819

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0001	089555.29
Ducommun AeroStructures, Inc.
1885 North Batavia Street
Orange, California 92865-4105, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0002	076906.30
Ducommun AeroStructures, Inc.
4001 El Mirage Road
Adelanto, California 92301-9489, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0004	076758.56
Ducommun AeroStructures, Inc.
146 East Gardena Boulevard
Gardena, California 90248-2812, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0007	089753.87
Ducommun AeroStructures, Inc.
268 East Gardena Boulevard
Gardena, California 90248-2814, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0008	076768.31
Ducommun LaBarge Technologies, Inc. (Arizona Corp)
23301 Wilmington Avenue
Carson, California 90745-6209, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0011	089419.86
Ducommun LaBarge Technologies, Inc. (Arizona Corp)
1601 East Broadway Road
Phoenix, Arizona 85040-2405, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0014	071639.24
Ducommun AeroStructures, Inc. 3333 Main Street Parsons, Kansas 67357-3632, USA

7420 (6/12) LDI COI 286067-1 06 12	Page 2 of 5

Account No.:	1-10583	Certificate No:	00018-003

Policy No.:	1038819

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0017	076674.04
Ducommun AeroStructures, Inc.
801 Royal Oaks Drive
Monrovia, California 91016-3630, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0038	001414.70
Ducommun Aerostructures Mexico, LLC/ Maquilas Teta Kawi, S.A. De C.V.
Carretera Internacional Kilómetro 129 Norte
Edificio 15-16
Parque Industrial Roca Fuerte
Guaymas
85499 Sonora, Mexico

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0040	073528.59
Ducommun LaBarge Technologies, Inc. (Delaware Corp)
11616 East 51st Street
Tulsa, Oklahoma 74146-5911, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0043	073387.28
Ducommun LaBarge Technologies, Inc. (Delaware Corp)
403 Labarge Avenue
Huntsville, Arkansas 72740-9062, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0044	002363.84
Ducommun LaBarge Technologies, Inc. (Delaware Corp)
407 Church Avenue
Huntsville, Arkansas 72740-8800, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0045	069974.02
Ducommun LaBarge Technologies, Inc. (Delaware Corp)
1505 South Maiden Lane
Joplin, Missouri 64801-3819, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0047	069974.02
Ducommun LaBarge Technologies, Inc. (Delaware Corp) 1301 South Maiden Lane Joplin, Missouri 64801-3844, USA

7420 (6/12) LDI COI 286067-1 06 12	Page 3 of 5

Account No.:	1-10583	Certificate No:	00018-003

Policy No.:	1038819

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0051	073235.06
Ducommun LaBarge Technologies, Inc. (Delaware Corp)
810 Champlin Avenue
Berryville, Arkansas 72616-2902, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0052	073235.06
Ducommun LaBarge Technologies, Inc. (Delaware Corp)
811 Champlin Avenue
Berryville, Arkansas 72616-2902, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0055	062724.82
LaBarge Acquisition Company, Inc.
2222 East Pensar Drive
Appleton, Wisconsin 54911-8789, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0061	002918.92
Ducommun AeroStructures-New York, Inc.
171 Stacey Road
Coxsackie, New York 12051-2613, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0062	TH0715.00
Ducommun Technologies Thailand Co., LTD
76/1 Moo 1 Pukamjan
Phra Phutthabat 18120, Thailand

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0063
Ducommun Incorporated
200 Sandpointe Avenue Suite 700
Santa Ana, California 92707-5759, USA

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0064
Lightning Diverson Systems, LLC
16572 Burke Lane Huntington Beach, California 92647-4538, USA

7420 (6/12) LDI COI 286067-1 06 12	Page 4 of 5

Account No.:	1-10583	Certificate No:	00018-003

Policy No.:	1038819

DESCRIPTION AND LOCATION OF PROPERTY COVERED:

Real and Personal Property	Location No.:	INDEX No.:
	0065	003595.67
26381 Ferry Court
Santa Clarita, California 91350-2998, USA

7420 (6/12) LDI COI 286067-1 06 12	Page 5 of 5

Schedule 5.12(c)

ERISA

None.

Schedule 6.18

Post-Closing Obligations

1. Within thirty (30) days after the Closing Date (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion), each Loan Party shall deliver all Mortgaged Property Support Documents with respect to each Mortgaged Property.

Schedule 7.01

Existing Liens

	Loan Party	Secured Party	Filing Office	Collateral	File Date and Number
1.	Ducommun AeroStructures, Inc.	City of Parson’s Kansas & Security Bank of Kansas City	DE SoS	All buildings, improvements, equipment, fixtures and personal property now or hereafter acquired with proceeds of the City of Parsons, Kansas Taxable Industrial Revenue Bonds, Series 2016.	12/15/2016 #2016 7797002

Schedule 7.02

Existing Indebtedness

•

Indebtedness arising under the Series 2016 and Series 2017 industrial revenue bonds (“IRBs”) and the related agreements thereto entered into by and among the City of Parsons, Kansas and Ducommun AeroStructures, Inc.

Schedule 7.03

Existing Investments

Investments existing as of the Closing Date consisting of the ownership of the Equity Interests of the Subsidiaries set forth on Schedule 3(k) of the Security Agreement.

Schedule 7.08

Transactions with Affiliates

None.

EXHIBIT A-1

[Form of] Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other Loan Documents in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the [Letters of Credit and the Swingline Loans] included in such facilities5) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is][is not] a Defaulting Lender.]

2.	Assignee[s]:

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[5]	Include all applicable subfacilities.

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: DUCOMMUN INCORPORATED, a Delaware corporation

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement: Amended and Restated Credit Agreement, dated as of November 21, 2018 among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer

6.	Assigned Interest:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/ Loans for all Lenders[9]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ][11]

Effective Date:                             , 20         [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term B Commitment”, “Incremental Term Commitment”, etc.).

[9]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:

Name:
Title:

[Consented to and][12] Accepted:
BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:][13]

BANK OF AMERICA, N.A., as [Swingline Lender][and an L/C Issuer]

By:
Name:
Title:

[DUCOMMUN INCORPORATED, a Delaware corporation

By:
Name:
Title:][14]

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[13]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.
[14]	To be added unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Standard Terms and Conditions for Assignment and Assumption

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT A-2

[Form of] Affiliated Assignment and Assumption

This Affiliated Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other Loan Documents in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is][is not] a Defaulting Lender.]

2.	Assignee[s]:

3.	Affiliate status:

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

4.	Borrower: DUCOMMUN INCORPORATED, a Delaware corporation

5.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

6.

Credit Agreement: Amended and Restated Credit Agreement, dated as of November 21, 2018 among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer

7.	Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/ Loans for all Lenders[8]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[8.	Trade Date: ][10]

Effective Date:                     , 20         [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term B Commitment”, “Incremental Term Commitment”, etc.). After giving effect to the Assignee’s purchase of the Assigned Interest, the aggregate principal amount of any tranche of Term Loans purchased by assignment pursuant to Section 11.06(g) of the Credit Agreement and held at any one time by the Borrower may not exceed 25% of the initial aggregate principal amount of such tranche of Term Loans (it being understood that such 25% limitation will be calculated based on such initial principal amounts and the cumulative principal amounts so purchased, regardless of any cancellation of any tranche of Term Loans or any repayment or prepayment of such tranche of Term Loans).

[8]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:

Name:
Title:

[Consented to and][11] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[11]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

ANNEX 1 TO AFFILIATED ASSIGNMENT AND ASSUMPTION

Standard Terms and Conditions for Affiliated Assignment and Assumption

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), including the requirements of Section 11.06(g)), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[Form of] Compliance Certificate

☐ Check for distribution to public and private side Lenders

Financial Statement Date: [                ,         ]

TO:	Bank of America, N.A., as Administrative Agent

RE:

Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned Responsible Officer1 hereby certifies as of the date hereof that [he/she] is the [                    ] of the Borrower, and that, as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower and the other Loan Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and financial condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

3. [To the best knowledge of the undersigned, during such fiscal period each of the Borrower and its Restricted Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.] [To the best knowledge of the undersigned,

[1]	This certificate should be from the chief executive officer or chief financial officer of the Borrower.

the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The financial covenant analysis and information set forth on Schedule A attached hereto are true and accurate on and as of the date of this Certificate. [Schedule A attached hereto contains a true and accurate calculation (in reasonable detail) of the Cumulative Available Amount as at the last day of such fiscal year of the Borrower.]2

5. Attached hereto as Schedule B is a copy of management’s discussion and analysis with respect to such financial statements delivered herewith.

6. Attached hereto as Schedule C is a copy of a management report setting forth customary information with respect to project backlog.

[Use following paragraphs 7 and 8 in connection with the delivery of fiscal year-end financial statements]

[7. Attached hereto as Schedule D is a listing of listing of (a) all applications by any Loan Party, if any, for any Intellectual Property made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (2) all issuances of registrations or letters on existing applications by any Loan Party for any Intellectual Property received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (3) all material licenses relating to any Intellectual Property granted to any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date).3]

[8. Set forth on Schedule E hereto is a calculation of Excess Cash Flow for the fiscal year covered by such financial statements.]

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[2]	Start including in the Compliance Certificates for the fiscal year ending December 31, 2019, and thereafter.
[3]	If no such updates are applicable, Schedule D should reflect “None”.

The undersigned Responsible Officer of the Borrower has caused this certificate to be executed as of the date first above written.

DUCOMMUN INCORPORATED, a Delaware corporation

By:
Name:
Title:

Schedule A

Financial Statement Date: [                ,         ] (“Statement Date”)

Computation of Financial Covenants

Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement. In the event of conflict between the provisions and formulas set forth in this Schedule A and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail.

1.	Consolidated Total Net Adjusted Leverage Ratio

	(a)	Consolidated Funded Indebtedness:

		(i)	Funded Indebtedness of the Borrower and its Restricted Subsidiaries on a Consolidated basis (without duplication) determined in accordance with GAAP:

(A)

all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments

$

			(B)	all purchase money Indebtedness	$

(C)

the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business)

$

			(D)	all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments to the extent drawn and not reimbursed	$

(E)

all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), including, without limitation, any Earn Out Obligations (but not any Earn Out Obligations prior to such time as it becomes due and payable and remains unpaid for thirty (30) days)

$

			(F)	all Attributable Indebtedness	$

(G)

all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends

$

(H)

all Funded Indebtedness of other Persons secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed

$

		(I)	all Guarantees with respect to Funded Indebtedness of the types specified in items (A) through (H) above of another Person	$

(J)

all Funded Indebtedness of the types referred to in items (A) through (I) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that such Funded Indebtedness is expressly made non-recourse to such Person

$

	(ii)	Consolidated Funded Indebtedness [(a)(i)(A) + (a)(i)(B) + (a)(i)(C) + (a)(i)(D) + (a)(i)(E) + (a)(i)(F) + (a)(i)(G) + (a)(i)(H) + (a)(i)(I) + (a)(i)(J)]		$

(b)	unrestricted cash and Cash Equivalents of the Loan Parties as of the Statement Date in excess of $5,000,000			$

(c)	Consolidated EBITDA for the most recently completed Measurement Period:

	(i)	Consolidated Net Income		$

For the following items (ii) through (viii) to the extent deducted in calculating such Consolidated Net Income (without duplication):

	(ii)	Consolidated Interest Charges for such period		$

(iii)	the provision for federal state, local and foreign income taxes paid or payable by the Borrower and its Restricted Subsidiaries for such period	$

(iv)	depreciation and amortization expense for such period	$

(v)	any non-cash expenses, losses or charges for such period which do not represent a cash item in such period or any future period	$

(vi)	non-recurring cash expenses during such period resulting from restructuring charges, accruals, reserves and business optimization expenses	$

(vii)

the amount of “run rate” net cost savings and operating expense reductions actually implemented by the Borrower and its Restricted Subsidiaries in such period; provided, that, the aggregate amount added back pursuant to this item (c)(vii) for any period, when taken together with the aggregate amount added back pursuant to item (c)(viii) below, shall not exceed 25% of Consolidated EBITDA (calculated without giving effect to the add backs permitted pursuant to this item (c)(vii) and item (c)(viii) below)

$

(viii)

the amount of “run rate” net cost savings and operating expense reductions, other operating improvements and synergies (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of (A) actions taken in connection with any Acquisition, Investment, Disposition, restructuring or cost savings initiative or (B) actions which will be taken within twelve (12) months after the date of such Acquisition, Investment, Disposition, restructuring or cost savings initiative, in each case (1) that are projected by the Borrower in good faith to be realized as a result of such actions taken or to be taken and (2) net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided, that, (x) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent certifying that such net cost savings, operating expense reductions or synergies are reasonably identifiable and/or reasonably anticipated to be realized within twelve (12) months of such Acquisition, Investment, Disposition, restructuring or cost savings initiative and are factually supportable, and (y) the aggregate amount added back pursuant to this item (c)(viii) for any period, when taken together with the aggregate amount added back pursuant to item (c)(vii) above, shall not exceed 25% of Consolidated EBITDA (calculated without giving effect to the add backs permitted pursuant to this item (c)(viii) and item (c)(vii) above)

$

For the following items (ix) through (x) to the extent included in calculating such Consolidated Net Income (without duplication):

	(ix)	all non-cash income or gains for such period	$

	(x)	federal, state, local and foreign income tax credits of the Borrower and its Restricted Subsidiaries during such period	$

	(xi)	Consolidated EBITDA

[(c)(i) + (c)(ii) + (c)(iii) + (c)(iv) + (c)(v) + (c)(vi) +
		(c)(vii) + (c)(viii) – (c)(ix) – (c)(x)]	$

(d)	Consolidated Total Net Adjusted Leverage Ratio
	[((a)(ii) – (b)) / (c)(xi)]		:1.0

Compliance with Section 7.11 of the Credit Agreement:    Y ☐    N ☐

[2.	Cumulative Available Amount

	(a)	$20,000,000	$20,000,000

(b)

50% of Consolidated Net Income for the period (taken as one accounting period) from December 1, 2018 to the end of the fiscal quarter most recently ended in respect of which a Compliance Certificate has been delivered pursuant to Section 6.02(b) of the Credit Agreement

$

(c)

100% of the net cash proceeds received by the Borrower prior to the date of determination from issuances after the Closing Date of Qualified Capital Stock of the Borrower (solely to the extent such net cash proceeds are Not Otherwise Applied) (other than 100% of any such net cash proceeds from issuances or incurrences of Indebtedness after the Closing Date to a Person other than a Loan Party or a Restricted Subsidiary which has subsequently been exchanged for or converted into Qualified Capital Stock of the Borrower)

$

(d)

the amount of any Investment made following the Closing Date in reliance on the Cumulative Available Amount to the extent that it is returned in cash prior to the date of determination from a partial or total sale of such Investment (other than any such sale to the Borrower or any Restricted Subsidiary)

$

(e)

the amount of returns, profits, dividends or interest received in cash prior to the date of determination with respect to any Investment made following the Closing Date in reliance on the Cumulative Available Amount (other than any such amounts received from the Borrower or any Restricted Subsidiary)

$

(f)

cash distributions from joint ventures (other than any Restricted Subsidiary) received by the Borrower or any of its Restricted Subsidiaries following the Closing Date but prior to the date of determination

$

	(g)	the cumulative aggregate amount of all Investments made in reliance on the Cumulative Available Amount pursuant to Section 7.03(q) of the Credit Agreement	$

	(h)	the cumulative aggregate amount of all Restricted Payments made in reliance on the Cumulative Available Amount pursuant to Section 7.06(d) of the Credit Agreement	$

	(i)	the cumulative aggregate amount of all Junior Debt Payments made in reliance on the Cumulative Available Amount pursuant to Section 7.14(d) of the Credit Agreement	$

	(j)	Cumulative Available Amount
		[(a) + (b) + (c) + (d) + (e) + (f) – (g) – (h) – (j)]	$ ]

Schedule B

Management’s Discussion and Analysis

Schedule C

Project Backlog

[Schedule D

Intellectual Property]

[Schedule E

Financial Statement Date: [                ,         ] (“Statement Date”)

Excess Cash Flow

Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement. In the event of conflict between the provisions and formula set forth in this Schedule E and the provisions and formula set forth in the Credit Agreement, the provisions and formula of the Credit Agreement shall prevail.

(a)	Consolidated EBITDA for such fiscal year	$

(b)	the Consolidated Working Capital Adjustment for such fiscal year the following, without duplication:	$

(c)	Consolidated Capital Expenditures for such fiscal year (to the extent made with Internally Generated Cash)	$

(d)

the aggregate amount of all payments made on the Term B Facility and any Incremental Term Facility during such fiscal year pursuant to Section 2.07(a) or Section 2.07(c) of the Credit Agreement, as applicable

$

(e)

the aggregate amount of mandatory prepayments of the Term B Facility and any Incremental Term Facility made during such fiscal year with proceeds of Dispositions and Involuntary Dispositions to the extent that the Disposition or Involuntary Disposition giving rise to such prepayment resulted in an increase to Consolidated EBITDA (but not in excess of the amount of such increase)

$

(f)

the aggregate amount of all other principal payments made during such fiscal year (to the extent made with Internally Generated Cash) that permanently reduce obligations in respect of Indebtedness (other than to the Obligations)

$

(g)

Consolidated Cash Taxes paid for such fiscal year to the extent added back to Consolidated Net Income in the calculation of Consolidated EBITDA for such period pursuant to clause (a)(ii) of the definition thereof in the Credit Agreement

$

(h)

the aggregate amount of cash consideration paid (including the aggregate amount of any Earn Out Obligations paid in cash) in connection with Permitted Acquisitions and other Investments permitted pursuant to Section 7.03 of the Credit Agreement (other than (A) Investments in cash or Cash Equivalents and (B) Investments among the Loan Parties and their Restricted Subsidiaries) during such fiscal year, in each case to the extent made with Internally Generated Cash

$

(i)

the aggregate amount of all Restricted Payments (other than Restricted Payments among the Loan Parties and their Restricted Subsidiaries) paid in cash during such fiscal year (in each case, to the extent made with Internally Generated Cash)

$

(j)

without duplication of amounts deducted from Excess Cash Flow in prior Excess Cash Flow Periods, the aggregate consideration required to be paid from Internally Generated Cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such Excess Cash Flow Period relating to Permitted Acquisitions, Investments permitted pursuant to Section 7.03 of the Credit Agreement (other than (A) Investments in cash or Cash Equivalents and (B) Investments among the Loan Parties and their Restricted Subsidiaries) or Capital Expenditures, in each case, to be consummated or made during the four consecutive fiscal quarters of the Borrower following the end of such Excess Cash Flow Period; provided, that, to the extent that the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions, Investments permitted pursuant to Section 7.03 of the Credit Agreement or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters

$

(k)

all other cash expenditures made during such period that were either excluded in determining Consolidated Net Income (to the extent such exclusion resulted in an increase of Consolidated Net Income) or added back in determining Consolidated EBITDA, in each case, to the extent made with Internally Generated Cash

$

(l)	Excess Cash Flow
[(a) +/– (b) – (c) – (d) – (e) – (f) – (g) – (h) – (i) – (j) – (k)]

$ ]

EXHIBIT C

[Form of] Discounted Prepayment Option Notice

TO:	Bank of America, N.A., as Administrative Agent

RE:

Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Ladies and Gentlemen:

The Borrower hereby notifies you that, effective as of [    ], pursuant to Section 2.16(b) of the Credit Agreement, the Borrower is seeking:

1.	to prepay Term B Loans and/or Incremental Term Loans under an Incremental Term Facility at a discount in an aggregate principal amount of $[ ][1] (the “Proposed Discounted Prepayment Amount”);

2.

a percentage discount to the par value of the principal amount of Term B Loans and/or Incremental Term Loans, as the case may be, greater than or equal to [    ]% of par value but less than or equal to [    ]% of par value (the “Discount Range”)[2]; and

3. a Lender Participation Notice on or before [    ]3 (the “Acceptance Date”).

The Borrower expressly agrees that this Discounted Prepayment Option Notice is subject to the provisions of Section 2.16 of the Credit Agreement.

The Borrower hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Lenders, that (i) no Default or Event of Default has occurred and is continuing, or would result from the Borrower making the Discounted Voluntary Prepayment, (ii) no proceeds from Revolving Loans or Swingline Loans will be used to make such Discounted Voluntary Prepayment and (iii) the sum of unrestricted cash and Cash Equivalents of the Loan Parties plus availability under the Revolving Facility, after giving effect to such Discounted Voluntary Prepayment on a Pro Forma Basis, will be at least $40,000,000.

The Borrower respectfully requests that the Administrative Agent promptly notify each of the Lenders party to the Credit Agreement of this Discounted Prepayment Option Notice.

[Signature page follows]

[1]	Insert an amount that is at minimum $15,000,000.
[2]	The percentages inserted in clause (2) may be the same.
[3]	Insert date (a Business Day) that is at least five Business Days after date of the Discounted Prepayment Option Notice.

IN WITNESS WHEREOF, the undersigned has executed this Discounted Prepayment Option Notice as of the date first above written.

DUCOMMUN INCORPORATED, a Delaware corporation

By:
Name:
Title:

EXHIBIT D

[Form of] Discounted Voluntary Prepayment Notice

TO:	Bank of America, N.A., as Administrative Agent

RE:

Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Ladies and Gentlemen:

The Borrower hereby irrevocably notifies you that, pursuant to Section 2.16(e) of the Credit Agreement, the Borrower will make a Discounted Voluntary Prepayment to each Term B Lender and/or applicable Incremental Term Lenders, as the case may be, with Qualifying Loans, which shall be made:

1.	on or before [ ][1], as determined pursuant to Section 2.16(e) of the Credit Agreement,

2.	in the aggregate principal amount of $[ ] of Term B Loans and/or Incremental Term Loans, as the case may be, and

3.	at a percentage discount to the par value of the principal amount of the Term B Loans and/or Incremental Term Loans, as the case may be, equal to [ ]% of par value (the “Applicable Discount”).

The Borrower expressly agrees that this Discounted Voluntary Prepayment Notice is irrevocable and is subject to the provisions of Section 2.16 of the Credit Agreement.

The Borrower hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Lenders as follows: (i) no Default or Event of Default has occurred and is continuing or would result from the Borrower making the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), (ii) no proceeds from Revolving Loans or Swingline Loans will be used to make the Discounted Voluntary Prepayment, (iii) the sum of unrestricted cash and Cash Equivalents of the Loan Parties plus availability under the Revolving Facility, after giving effect to such Discounted Voluntary Prepayment on a Pro Forma Basis, will be at least $40,000,000, and (iv) the Borrower and its Restricted Subsidiaries have no material non-public information at the time of the making of the Discounted Voluntary Prepayment that could

[1]

Insert date (a Business Day) that is no later than four Business Days after the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans).

reasonably be expected to affect a Lender’s decision as to whether to participate in the Discounted Voluntary Prepayment.

The Borrower respectfully requests that Administrative Agent promptly notify each of the Lenders party to the Agreement of this Discounted Voluntary Prepayment Notice.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Discounted Voluntary Prepayment Notice as of the date first above written.

DUCOMMUN INCORPORATED, a Delaware corporation

By:
Name:
Title:

EXHIBIT E

[Form of] Incremental Term Loan Lender Joinder Agreement

THIS INCREMENTAL TERM LOAN LENDER JOINDER AGREEMENT dated as of                 , 20     (this “Agreement”) is by and among each of the Persons identified as “Incremental Term Lenders” on the signature pages hereto (each, an “Incremental Term Lender”), Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party hereto, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of November 21, 2018 (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”) among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer, the Lenders have agreed to provide the Borrower with the credit facilities provided for therein;

WHEREAS, pursuant to Section 2.01(c) of the Credit Agreement, the Borrower has requested that each Incremental Term Lender provide an Incremental Term Facility under the Credit Agreement; and

WHEREAS, each Incremental Term Lender has agreed to provide an Incremental Term Facility on the terms and conditions set forth herein and to become an “Incremental Term Lender” under the Credit Agreement in connection therewith.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Each Incremental Term Lender severally agrees to make an Incremental Term Loan [in a single advance to the Borrower on the date hereof][in one or more advances to the Borrower as set forth herein]1 in the amount of its respective Incremental Term Commitment; provided, that, after giving effect to such advances, the Outstanding Amount of all Incremental Term Loans shall not exceed the aggregate amount of the Incremental Term Commitments of the Incremental Term Lenders. The Incremental Term Commitments of each of the Incremental Term Lenders and the Applicable Percentage of the Incremental Term Facility for each of the Incremental Term Lenders shall be as set forth on Schedule 1.01(b) attached hereto. The existing Schedule 1.01(b) to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 1.01(b) attached hereto.

2. The Applicable Rate with respect to the Incremental Term Facility shall be (a) [    ] percent ([    ]%), with respect to Eurodollar Rate Loans, and (b) [    ] percent ([    ]%), with respect to Base Rate Loans.

3. The Incremental Term Loan Maturity Date shall be [    ].

[1]	Add terms of delayed draw feature to the extent the Incremental Term Loan is to a delayed draw Incremental Term Loan.

4. [The Borrower shall repay to the Incremental Term Lenders the principal amount of the Incremental Term Loans in quarterly installments on the dates set forth below as follows:]2

Date	Principal Amortization Payment	Date	Principal Amortization Payment
Incremental Term
		Loan Maturity Date	Outstanding Amount
Total:

5. Each Incremental Term Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become an Incremental Term Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as an Incremental Term Lender and a Lender thereunder and shall have the obligations of an Incremental Term Lender and a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the terms thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Incremental Term Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as an Incremental Term Lender and a Lender.

6. Each of the Administrative Agent, the Borrower, and each Guarantor agrees that, as of the date hereof, each Incremental Term Lender shall (a) be a party to the Credit Agreement and the other Loan Documents, (b) be an “Incremental Term Lender” and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents and (c) have the rights and obligations of an Incremental Term Lender and a Lender under the Credit Agreement and the other Loan Documents.

7. The address of each Incremental Term Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such Incremental Term Lender to the Administrative Agent.

8. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by

[2]	Include to the extent the applicable Incremental Term Facility requires amortization payments.

fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

9. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

INCREMENTAL TERM LENDERS:	[INSERT INCREMENTAL TERM LENDER]

By:
Name:
Title:

BORROWER:	DUCOMMUN INCORPORATED,
a Delaware corporation

By:
Name:
Title:

GUARANTORS:	[INSERT GUARANTOR]

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT F

[Form of] Incremental Term Note

[                ,         ]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [                    ] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Incremental Term Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of November 21, 2018 (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Incremental Term Loan from the date of such Incremental Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Incremental Term Note is one of the Incremental Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Incremental Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Incremental Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Incremental Term Note and endorse thereon the date, amount and maturity of its Incremental Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Incremental Term Note.

THIS INCREMENTAL TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Incremental Term Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DUCOMMUN INCORPORATED, a Delaware corporation

By:
Name:
Title:

EXHIBIT G

[Form of] Joinder Agreement

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [                ,         ], is by and among [                    , a                 ] (the “Subsidiary Guarantor”), Ducommun Incorporated, a Delaware corporation (the “Borrower”), and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) under that certain Amended and Restated Credit Agreement, dated as of November 21, 2018 (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

The Loan Parties are required by Section 6.13 of the Credit Agreement to cause the Subsidiary Guarantor to become a “Guarantor” thereunder.

Accordingly, the Subsidiary Guarantor and the Borrower hereby agree as follows with the Administrative Agent, for the benefit of the Secured Parties:

1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the rights and obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents as a Guarantor. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all representations and warranties, covenants and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents, in each case that are made or applicable to the Subsidiary Guarantor. Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Secured Obligations in accordance with Article X of the Credit Agreement.

2. Each of the Subsidiary Guarantor (to the extent applicable thereto) and the Borrower hereby agree that all of the representations and warranties contained in Article II and Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date.

3. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Security Agreement, and shall have all the obligations of a “Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this Paragraph 3, the Subsidiary Guarantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary

Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary Guarantor.

4. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Pledge Agreement, and shall have all the rights and obligations of a “Pledgor” (as such term is defined in the Pledge Agreement) thereunder as if it had executed the Pledge Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this Paragraph 4, the Subsidiary Guarantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary Guarantor in and to the Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement) of the Subsidiary Guarantor.

5. The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each other Loan Document and the schedules and exhibits thereto. The Subsidiary Guarantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Set forth on Schedule 1 attached hereto is complete and accurate list as of the date hereof of (i) all Subsidiaries, joint ventures and partnerships and other equity investments of the Subsidiary Guarantor, (ii) the number of shares of each class of Equity Interests in each Subsidiary Guarantor outstanding, (iii) the number and percentage of outstanding shares of each class of Equity Interests owned by the Subsidiary Guarantor and its Subsidiaries, (iv) the class or nature of such Equity Interests (i.e. voting, non-voting, preferred, etc.), and (v) identification of each Subsidiary that is an Excluded Subsidiary, a CFC Holdco or an Immaterial Subsidiary. The outstanding Equity Interests in all Restricted Subsidiaries of the Subsidiary Guarantor are validly issued, fully paid and non-assessable and are owned free and clear of all Liens (other than Permitted Liens). There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of the Subsidiary Guarantor (other than as set forth on Schedule 1 attached hereto) or any Restricted Subsidiary thereof, except as contemplated in connection with the Loan Documents.

(b) Set forth on Schedule 2 attached hereto is a complete and accurate list as of the date hereof of the Subsidiary Guarantor’s (i) exact legal name, (ii) former legal names in the four (4) months prior to the date hereof, if any, (iii) jurisdiction of its incorporation or organization, as applicable, (iv) type of organization, (v) jurisdictions in which the Subsidiary Guarantor is qualified to do business, (vi) chief executive office address, (vii) principal place of business address, (viii) U.S. federal taxpayer identification number, and (ix) organization identification number.

(c) Set forth on Schedule 3 attached hereto is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by the Subsidiary Guarantor as of the date hereof. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of such Intellectual Property or the validity or effectiveness of such Intellectual Property, nor does the Subsidiary Guarantor know of any such claim, and, to the knowledge of the Subsidiary Guarantor, the use of such Intellectual Property by such Subsidiary Guarantor or the granting of a right or a license in respect of such Intellectual Property from the Subsidiary Guarantor does not infringe on the rights of any Person. As of the date hereof, none of the Intellectual Property owned by the Subsidiary Guarantor is subject to any licensing agreement or similar arrangement except as set forth on Schedule 3 attached hereto.

(d) Set forth on Schedule 4 attached hereto is a description of all deposit accounts and securities accounts of the Subsidiary Guarantor as of the date hereof, including (i) in the case of a deposit account, the depository institution and average daily balance (as of the close of business) held in such deposit account and whether such account is an Excluded Deposit and Securities Account, and (ii) in the case of a securities account, the securities intermediary or issuer and the average aggregate daily market value (as of the close of business) held in such securities account, as applicable, and whether such account is an Excluded Deposit and Securities Account.

(e) Set forth on Schedule 5 attached hereto is a list of all real property located in the United States that is owned or leased by the Subsidiary Guarantor as of the date hereof (in each case, including (i) the number of buildings located on such property, (ii) the property address, and (iii) the city, county, state and zip code which such property is located).

6. The address and contact information of the Subsidiary Guarantor for purposes of all notices and other communications is [    ].

7. The Subsidiary Guarantor hereby waives acceptance by the Administrative Agent and the Secured Parties of the guaranty by the Subsidiary Guarantor under Article X of the Credit Agreement upon the execution of this Agreement by the Subsidiary Guarantor.

8. The Borrower confirms that the Credit Agreement is, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the Subsidiary Guarantor under the Credit Agreement and under each other Loan Document.

9. Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents in order to effect the purposes of this Agreement.

10. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The terms of Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

SUBSIDIARY GUARANTOR:                                                                                [SUBSIDIARY GUARANTOR]

By:
Name:
Title:

BORROWER:	DUCOMMUN INCORPORATED,
a Delaware corporation

By:
Name:
Title:

Acknowledged, accepted and agreed:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Schedule 1

[Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments]

Schedule 2

[Subsidiary Information]

Schedule 3

[Intellectual Property]

Schedule 4

[Deposit Accounts and Securities Accounts]

Schedule 5

[Real Properties]

EXHIBIT H

[Form of] Lender Participation Notice

TO:	Bank of America, N.A., as Administrative Agent

RE:

Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Ladies and Gentlemen:

Reference is made to that certain Discounted Prepayment Option Notice, dated [    ], from the Borrower (the “Discounted Prepayment Option Notice”).

The undersigned Lender hereby gives you notice, pursuant to Section 2.16(c) of the Credit Agreement, that it is willing to accept a Discounted Voluntary Prepayment on Term B Loans and/or Incremental Term Loans, as the case may be, held by such Lender:

1. at a minimum price of [    ]% (the “Acceptable Price”)1; and

2. in a maximum aggregate principal amount of $[    ] of Term B Loans and/or Incremental Term Loans, as the case may be (the “Offered Loans”).

The undersigned Lender expressly agrees that this offer is subject to the provisions of Section 2.16 of the Credit Agreement.

[Signature page follows]

[1]	Insert value within the Discount Range. Lender may specify different Acceptable Prices for different amounts of Offered Loans.

IN WITNESS WHEREOF, the undersigned has executed this Lender Participation Notice as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT I

[Form of] Letter of Credit Report

TO:	Bank of America, N.A., as Administrative Agent

RE:

Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned, [insert name of L/C Issuer] (the “L/C Issuer”) hereby delivers this report to the Administrative Agent, pursuant to the terms of Section 2.03(k) of the Credit Agreement.

The L/C Issuer plans to issue, amend, renew, increase or extend the following Letter(s) of Credit on [insert date].

L/C No.	Maximum Face Amount	Current Face Amount	Financials or Performance SBLC	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

[The L/C Issuer made a payment, with respect to L/C No.         , on [insert date] in the amount of $[    ]].

[The Borrower failed to reimburse the L/C Issuer for a payment made in the amount of $[    ] pursuant to L/C No.              on [insert date of such failure], with respect to L/C No.             .]

Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

L/C No.	Maximum Face Amount	Current Face Amount	Financials or Performance SBLC	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The undersigned duly appointed officer of the L/C Issuer caused this Letter of Credit Report to be executed as of the date first above written.

[L/C ISSUER], as L/C Issuer

By:
Name:
Title:

EXHIBIT J

[Form of] Loan Notice

TO:	Bank of America, N.A., as Administrative Agent

RE:

Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned hereby requests (select one):

☐	A Borrowing of [Revolving][Term B][Incremental Term] Loans

☐	A [conversion][continuation] of [Revolving][Term B][Incremental Term] Loans

---

1.	On	(a Business Day)

2.	In the amount of $	.

3.	Comprised of:	☐Base Rate Loans

☐ Eurodollar Rate Loans

4.	For Eurodollar Rate Loans: with an Interest Period of months.

With respect to such Borrowing, the undersigned Borrower hereby represents and warrants that [(i) such request complies with the requirements of [Section 2.01(a)][Section 2.01(b)] of the Credit Agreement and (ii)] each of the conditions set forth in Section 4.02 of the Credit Agreement have been satisfied on and as of the date of such Borrowing.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The undersigned Responsible Officer of the Borrower has caused this Loan Notice to be executed as of the date first above written.

DUCOMMUN INCORPORATED, a Delaware corporation

By:
Name:
Title:

EXHIBIT K

[Form of] Notice of Additional L/C Issuer

TO:	Bank of America, N.A., as Administrative Agent

RE:

Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

[Insert Name of additional L/C Issuer] (“Lender”), a Lender under the Credit Agreement and the Borrower hereby provide notice to the Administrative Agent and the L/C Issuer(s) pursuant to the terms of Section 2.03(l) of the Credit Agreement that the Lender wishes to become an L/C Issuer under the Credit Agreement.

It is hereby agreed that upon receipt by the Administrative Agent of a fully executed copy of this Notice of Additional L/C Issuer, the Lender shall be deemed an L/C Issuer under the Credit Agreement.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The undersigned duly appointed officers have caused this Notice of Additional L/C Issuer to be executed as of the date first above written.

DUCOMMUN INCORPORATED, a Delaware corporation

By:
Name:
Title:

[LENDER’S NAME]

By:
Name:
Title:

Acknowledged and Agreed:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as L/C Issuer

By:
Name:
Title:

[[INSERT OTHER L/C ISSUERS], as L/C Issuer

By:
Name:
Title:]

EXHIBIT L

[Form of] Notice of Loan Prepayment

TO:	Bank of America, N.A., as Administrative Agent [and Swingline Lender]

RE:

Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The Borrower hereby notifies the Administrative Agent [and the Swingline Lender] that on                            1 pursuant to the terms of Section 2.05 of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

☐ Voluntary prepayment of [Revolving][Term B][Incremental Term] Loans in the following amount(s):

☐  Eurodollar Rate Loans: $                            2

Applicable Interest Period(s):

☐  Base Rate Loans: $                        3

☐ Voluntary prepayment of Swingline Loans in the following amount: $                4

[This notice of prepayment is conditioned upon [the effectiveness of other credit facilities or capital raising/the consummation of a particular Disposition/the occurrence of a Change of Control], and such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied.]

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	Specify date of such prepayment.
[2]	Any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[3]	Any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[4]	Any prepayment of Swingline Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

The undersigned Responsible Officer of the Borrower has caused this Notice of Loan Prepayment to be duly executed and delivered as of the date first above written.

DUCOMMUN INCORPORATED, a Delaware corporation

By:
Name:
Title:

EXHIBIT M

[Form of] Revolving Note

[                    ,             ]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [                    ] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of November 21, 2018 (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swingline Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DUCOMMUN INCORPORATED, a Delaware corporation

By:
Name:
Title:

EXHIBIT N

[Form of] Secured Party Designation Notice

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

THIS SECURED PARTY DESIGNATION NOTICE is made by                     , a                      (the “Designor”), to BANK OF AMERICA, N.A., as Administrative Agent under that certain Credit Agreement referenced below (in such capacity, the “Administrative Agent”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer have entered into that certain Amended and Restated Credit Agreement, dated as of November 21, 2018 (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”), pursuant to which certain loans and financial accommodations have been made to the Borrower;

WHEREAS, in connection with the Credit Agreement, a Lender or Affiliate of a Lender is permitted to designate its [Cash Management Agreement][Swap Contract] as a [“Secured Cash Management Agreement”][“Secured Hedge Agreement”] under the Credit Agreement and the Collateral Documents;

WHEREAS, the Credit Agreement requires that the Designor deliver this Secured Party Designation Notice to the Administrative Agent; and

WHEREAS, the Designor has agreed to execute and deliver this Secured Party Designation Notice.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DESIGNATION. [                    ] hereby designates the [Cash Management Agreement][Swap Contract] described on Schedule 1 hereto to be a [“Secured Cash Management Agreement”][“Secured Hedge Agreement”] and hereby represents and warrants to the Administrative Agent that such [Cash Management Agreement][Swap Contract] satisfies all the requirements under the Loan Documents to be so designated. By executing and delivering this Secured Party Designation Notice, the Designor, as provided in the Credit Agreement, hereby agrees to be bound by all of the provisions of the Loan Documents which are applicable to it as a provider of a [Secured Cash Management Agreement][Secured Hedge Agreement] and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Secured Party Designation Notice, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto (including, without limitation, the provisions of Section 9.01 of the Credit Agreement), and (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a provider of a [Cash Management Agreement][Swap Contract]. Without limiting the foregoing, the Designor agrees to indemnify the Administrative Agent as contemplated by Section 11.04(c) of the Credit Agreement.

2. GOVERNING LAW. THIS SECURED PARTY DESIGNATION NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Secured Party Designation Notice to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

DESIGNOR:

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Schedule 1

EXHIBIT O

[Form of] Solvency Certificate

November 21, 2018

This Solvency Certificate is being executed and delivered pursuant to Section 4.01(j) of that certain Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer.

I, [    ], the [    ] of the Borrower, hereby certify that I am the [    ] of the Borrower and that I am generally familiar with the businesses and assets of the Borrower and its Subsidiaries, and that I have made such other investigations and inquiries as I have deemed appropriate and I am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement.

I further certify, as of the date hereof and after giving effect to the initial Credit Extensions under the Credit Agreement on the date hereof and the other transactions contemplated by the Credit Agreement, that, (a) the fair value of the property of the Borrower and its Restricted Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Restricted Subsidiaries on a consolidated basis, (b) the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of the Borrower and its Restricted Subsidiaries on a consolidated basis on their debts as they become absolute and matured, (c) the Borrower and its Restricted Subsidiaries on a consolidated basis do not intend to, and do not believe that they will, incur debts or liabilities beyond the ability of the Borrower and its Restricted Subsidiaries on a consolidated basis to pay such debts and liabilities as they mature, (d) the Borrower and its Restricted Subsidiaries on a consolidated basis are not engaged in a business or a transaction, and are not about to engage in a business or a transaction, for which the property of the Borrower and its Restricted Subsidiaries on a consolidated basis would constitute unreasonably small capital, and (e) the Borrower and its Restricted Subsidiaries on a consolidated basis are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. For the purposes hereof, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. In reaching the conclusions set forth in this Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of and risks related to the particular business anticipated to be conducted by the Borrower and its Restricted Subsidiaries, on a consolidated basis, after consummation of the transactions contemplated by the Credit Agreement.

[signature page follows]

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first above written.

By:
Name:
Title:

EXHIBIT P

[Form of] Swingline Loan Notice

TO:	Bank of America, N.A., as Administrative Agent and Swingline Lender

RE:

Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned hereby requests a Swingline Loan:

1.	On (a Business Day)

2.	In the amount of $ .

With respect to such Borrowing of Swingline Loans, the undersigned Borrower hereby represents and warrants that (i) such request complies with the requirements of Section 2.04(a) of the Credit Agreement and (ii) each of the conditions set forth in Section 4.02 of the Credit Agreement have been satisfied on and as of the date of such Borrowing.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The undersigned Responsible Officer of the Borrower has caused this Swingline Loan Notice to be executed as of the date first above written.

DUCOMMUN INCORPORATED, a Delaware corporation

By:
Name:
Title:

EXHIBIT Q

[Form of] Term B Note

[                ,         ]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [                            ] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term B Loans from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of November 21, 2018 (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of the Term B Loans made by the Lender from the date of such Term B Loans until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term B Note is one of the Term B Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term B Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Term B Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term B Note and endorse thereon the date, amount and maturity of its Term B Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term B Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower has caused this Term B Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DUCOMMUN INCORPORATED, a Delaware corporation

By:
Name:
Title:

EXHIBIT R-1

[Form of] U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      ,

EXHIBIT R-2

[Form of] U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      ,

EXHIBIT R-3

[Form of] U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BENE (or W-8BEN, as applicable) or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      ,

EXHIBIT R-4

[Form of] U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of November 21, 2018, by and among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BENE (or W-8BEN, as applicable) or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      ,